UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Aflac Incorporated

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of

2021

Annual Meeting

of Shareholders and Proxy Statement

Monday, May 3, 2021 at 10 a.m. ET

Our Long-Term Growth Strategy

Notice of 2021

Annual Meeting of Shareholders

You are cordially invited to attend the Annual Meeting of Shareholders (“Annual Meeting”) of Aflac Incorporated (the “Company”). This year’s Annual Meeting will be a completely “virtual meeting” of shareholders:

Date and Time	Virtual (online only)(1)	Record Date
May 3, 2021 10:00 a.m. ET	www.virtualshareholdermeeting.com/AFL2021 Using your 16-digit control number included on your proxy card or notice	February 23, 2021

You will be able to attend the Annual Meeting, vote, and submit your questions during the webcast. The Annual Meeting will be held for the following purposes, all of which are described in the accompanying Proxy Statement:

	Description	Board’s Recommendation
Proposal 1 Page 1	To elect as Directors of the Company the eleven nominees named in the accompanying Proxy Statement to serve until the next Annual Meeting and until their successors are duly elected and qualified	FOR each of the eleven director nominees
Proposal 2 Page 29	To consider a non-binding advisory proposal on the Company’s executive compensation (“say-on-pay”)	FOR
Proposal 3 Page 62	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021	FOR

In addition, any other business properly presented may be acted upon at the meeting and at any adjournments or postponements of the meeting.

How to Vote

It is important that you vote your shares. We offer several easy and cost-effective voting methods for your convenience.

Internet	Telephone	Mail

Visit www.proxyvote.com. You will need the 16-digit control number that appears on your proxy card or notice.	If your shares are held in the name of a broker, bank, or other nominee, follow the telephone voting instructions, if any, provided on your proxy card. If your shares are registered in your name, call 1-800-690-6903 and follow the telephone voting instructions. You will need the 16-digit control number that appears on your proxy card.	If you received a full package by mail, complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

The accompanying proxy is solicited by the Company’s Board of Directors on behalf of the Company. The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, are enclosed.(2) The record date for determining which shareholders are entitled to vote at the Annual Meeting is February 23, 2021. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting and any adjournment thereof.

Your vote is important! Even if you expect to attend the virtual Annual Meeting, please vote in advance. If you attend the Annual Meeting online, you may revoke your proxy by submitting a vote during the Annual Meeting.

By order of the Board of Directors,

J. Matthew Loudermilk

Secretary

March 18, 2021

Columbus, Georgia

(1)	We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our shareholders, the Annual Meeting will be held solely by means of remote communication.
(2)	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 3, 2021: This Proxy Statement and the Annual Report are available at proxyvote.com.

2021 Proxy Statement	iii

Letter from the Chairman and Chief Executive Officer

March 18, 2021

Dear Fellow Shareholder:

When I wrote this letter last year, it would have been very difficult to foresee the gravity of what was soon to unfold for our society and for our company due to COVID-19. 2020 was certainly a year that tested the world, including all of us at Aflac Incorporated. While pandemic conditions are ongoing, I am proud to say that 2020 confirmed what I knew all along: the Company is strong, adaptable and resilient.

I want to thank you, our shareholders, as well as our employees and our sales distribution for supporting the people-first initiatives we spearheaded in both the U.S. and Japan in response to the COVID-19 pandemic. In Japan and the U.S., these actions included introducing work-from-home staffing models for our employees to ensure business continuity; expanding COVID-19 coverage and enhancing claims payment protocols to help get funds in the hands of policyholders when they needed us most; expanding premium payment grace periods; interest-free loans; virtual technology initiatives for our sales force; and charitable contributions to help frontline workers.

Consistent with our culture and identity as a socially responsible company, and given our remote working conditions, we stepped up our engagement with our employees through virtual town hall meetings and weekly touch-base letters in which we affirmed our commitment to being there for our policyholders, supporting our employees and sales teams personally and professionally, and creating an ongoing dialogue about social justice among other topics. We advanced our Environmental, Social, and Governance (ESG) disclosures with a dedicated report outlining our ESG policies and adoption of a formal reporting framework for going forward. We were pleased to appear on Fortune’s List of World’s Most Admired Companies for the 20th time, ranking in the Life and Health Category at No. 5 for “Long-Term Investment Value” and No. 3 for both “Use of Corporate Assets” and “Global Competitiveness.”

Even amid the challenges of the current backdrop, we remain focused on helping to provide protection to our policyholders, growing our business, being a good corporate citizen, and driving shareholder value. In doing so, we’ve gained the trust of more than 50 million people worldwide. Following are some additional highlights that stand out from 2020:

GROWTH

While sales were impacted considerably in both Japan and the U.S. due to constrained face-to-face opportunities associated with social distancing protocol and the COVID-19 pandemic, we did anything but sit still. We maintained forward motion, accelerating investment in our platforms and technology while continuing strong earnings performance. In 2020, Aflac Incorporated generated $4.8 billion in net earnings, or $6.67 per diluted share, up 44.6% and 50.6% from last year, respectively, and an increase in adjusted earnings per diluted share on a currency-neutral basis of 10.8% to $4.92, driven by a reduction in the tax rate and higher share accretion. Our results are especially meaningful given pandemic conditions, the low-interest-rate environment in Japan, and absorbing our extensive investments in the business to drive future earned premium growth, which will remain a critical strategic focus for 2021.

STRATEGIC CAPITAL DEPLOYMENT

We place significant importance on continuing to achieve strong capital ratios in the U.S. and Japan on behalf of our policyholders and shareholders. When it comes to capital deployment, we pursue value creation through a balance of actions including growth investments, stable dividend growth, and disciplined, tactical stock repurchase. Accordingly, our Board of Directors increased the cash dividend 3.7% in 2020, marking the 38th consecutive year of dividend increases. We are very proud of and seek to extend this track record, which is supported by the strength of our capital and cash flows and evidenced by the announcement of a 17.9% increase in the quarterly cash dividend effective with the first quarter of 2021. Fortunately, we entered this pandemic in a very strong capital and liquidity position, which allowed us to confidently repurchase $1.5 billion, or 37.9 million of our shares, in 2020, consistent with our tactical

iv	Aflac Incorporated

Letter from the Chairman and Chief Executive Officer

approach. We believe our capital position, by any measure, remains robust given our risk profile, and we continue to have among the highest return on capital and lowest cost of capital in the industry. We place significant importance on continuing to achieve a strong risk-based capital (RBC) and solvency margin ratio (SMR) on behalf of our policyholders and shareholders alike in the U.S. and Japan. Through a combination of dividends and share repurchase, we returned about $2.3 billion to our shareholders in 2020.

CORPORATE CULTURE OF DOING THE RIGHT THING – THE AFLAC WAY

While this was a year filled with unparalleled challenges, our belief in fostering and welcoming all forms of diversity and viewpoints in our operations remains unchanged throughout our workforce, management team, and in the composition of our Board. Not only is this the right approach to take, but it enhances our ability to respond to all of our constituents and live up to the commitments we make to our customers, to our fellow employees and to all the people who rely on us.

At Aflac Incorporated, we have worked to be a good corporate citizen for decades. It’s the right thing to do. We have captured our actions in our Corporate Social Responsibility Report for more than 10 years, and will do so in our integrated Business and Sustainability Report going forward. I don’t think it’s a coincidence that we have achieved success while focusing on doing the right things for our policyholders, shareholders, employees, sales distribution, business partners, and communities. I’m proud of what we have accomplished in terms of both our social purpose and financial results, which have ultimately translated into strong, long-term shareholder return.

Doing the right thing is embodied in The Aflac Way, which is woven into the actions of those who represent the Company everywhere. One of the seven commitments of the Aflac Way I referred to in my letter last year was “Treat Everyone with Respect and Care,” and I am proud to say that this commitment was honored time and time again in 2020. This commitment extends to our outreach into the communities in which we do business and operate. This takes shape in various ways within the Aflac family, but most prominently in our dedication to children facing cancer and their families. In addition to marking the 65th year since Aflac Incorporated’s founding and the Aflac Duck’s 20th birthday, 2020 marked the 25th anniversary of our partnership with the Aflac Cancer and Blood Disorders Center of Children’s Healthcare of Atlanta. It also marked the second year in the U.S. and the first full year in Japan of My Special Aflac Duck, our smart comforting companion that helps children feel less alone by using interactive technology during their cancer treatment.

In closing, I would like to express my gratitude to you, our shareholders, for putting your faith, confidence, trust, and resources in Aflac Incorporated. As we look ahead, delivering on our promise to be there for all of our constituents—you, our shareholders; our employees and sales force; and our policyholders and customers—will remain our priority because that is not only what sets us apart, it’s just who we are.

With these updates as a backdrop, it is my pleasure to invite you to virtually attend the 2021 Annual Meeting of Shareholders on Monday, May 3, 2021, where you can learn more about Aflac Incorporated’s recent business performance and strategy for the future. I encourage you to review the enclosed proxy materials and Annual Report on Form 10-K as well as Aflac Incorporated’s 2020 Business and Sustainability Report, which can be found at esg.aflac.com, to learn more about our company and our latest accomplishments. Then, please vote your shares, even if you plan to attend the virtual Annual Meeting. We want to be sure your shares and your viewpoints are represented.

Sincerely,

Daniel P. Amos

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

2021 Proxy Statement	v

Letter from the Lead Non-Management Director

March 18, 2021

To My Fellow Shareholders:

I am privileged to serve as Lead Non-Management Director, working with an esteemed team of Board members who demonstrate expertise and acumen in a broad range of disciplines. In the face of an unimaginable, challenging year, the resolve of this Board was stronger than ever as we leveraged our expertise to oversee Aflac Incorporated’s effective and comprehensive response to the global COVID-19 pandemic. Throughout it all, we worked together as one team, while maintaining corporate governance practices and focusing on our business continuity and strategy. I want to share some of the key areas on which my fellow directors and I have focused this past year.

GLOBAL COVID-19 PANDEMIC RESPONSE: ILLUSTRATES THE IMPORTANCE OF A WELL-ROUNDED BOARD

Just as we promote diversity within our Company operations, we cultivate diversity and well-rounded expertise within our Board to ensure we have a 360-degree view of our operations. Looking at 2020, the importance and benefit from this approach cannot be overstated. For example, the Aflac Incorporated Board drew upon the experience of all its members, and in particular Dr. Barbara Rimer, dean of the University of North Carolina Gillings School of Global Public Health, whose public health expertise was invaluable in helping guide us through the pandemic. Together, the team worked in lockstep to ensure proper oversight and that management was fully engaged in taking care of employees, policyholders, shareholders, and the community as we navigated the pandemic. Notable action-items include the broad expertise in the medical arena that prompted us to pivot early to remote staffing models; the expertise in IT and cybersecurity that helped accelerate virtual technology and protect sensitive information; and the risk oversight that helped ensure controls were in place. While the number of formally planned meetings remained unchanged, the scope of information and communications increased substantially as the Board moved swiftly to take action during this unprecedented time.

STRATEGIC CORPORATE DEVELOPMENT

Early in 2020, it became clear that despite the challenges we were facing, it was vital to advance the momentum of our investment in the long-term growth of our Company. This momentum included integrating and building upon our 2019 acquisition of Argus (now Aflac Dental & Vision) for our planned national launch in 2021 as well as the 2020 closing of our acquisition of Zurich North America’s group benefits business. These two acquisitions help secure a more prominent spot when enrolling policyholders, which better positions Aflac U.S. for future success. Also in 2020, we closed on a distribution alliance and ownership stake with Trupanion in the quickly growing market of pet insurance.

COMMITMENT TO SUSTAINABILITY

We began establishing, defining, and living Aflac Incorporated’s corporate purpose many years ago, even before this became a topic of interest among our investors. It was first thought of as the way we operate and later as the Aflac Way — guiding principles that exemplifies the compassion, ethics and spirit of the Company. The Aflac Way is an integral part of our corporate social responsibility and sustainability in creating long-term value for shareholders. We have seen more interest in Environmental, Social, and Governance (ESG) topics from investors and other stakeholders over the last several years. Consistent with our culture as a socially responsible company, we have advanced our ESG disclosures with a dedicated report outlining our ESG policies and capturing our efforts through key disclosure frameworks, namely the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-related Financial Disclosures (TCFD). To be a steward of the planet, we are committing this year to expanding our carbon emissions goal to be net zero, including our Scope 3 emissions, by 2050. This global net-zero climate commitment will demand a comprehensive and transparent approach, and thus we will provide appropriate reporting and hold ourselves accountable along the way. We have enhanced our disclosure in other meaningful ways this past year by posting online our approach to ESG Investing, Tax, Carbon Neutrality, Human Rights, Human Capital Management, Diversity and Inclusion, Supply Chain Approach and Philosophy, Cybersecurity, and Aflac Global Investments ESG Investing. Visit Aflac Incorporated’s ESG site, esg.aflac.com, for these and additional disclosures that are aligned with our spirit of transparency and clarity on where we stand as a Company.

vi	Aflac Incorporated

Letter from the Lead Non-Management Director

We are proud our efforts to increase our transparency and improve our sustainability have received external recognition. The Company was recognized by Ethisphere as one of the World’s Most Ethical Companies for the 15th consecutive year, remaining the only insurance company in the world to receive this honor every year since this award was first introduced in 2007. For the second time, Aflac Incorporated was recognized on Bloomberg’s Gender-Equality Index, which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation, and transparency.

RISK OVERSIGHT

It is important that our Board maintains its focus on identifying risks that are relevant to both the industry and to the Company. Along with carefully monitoring traditional risks associated with investments and our product risk profile, as well as maintaining strong capital ratios and managing operational risk, the Board has overseen significant advancements in information security. The Board has enhanced our information security policy with the goal of ensuring that the Company’s information assets and data, and the data of its customers, are appropriately protected.

As lead director, I will continue engaging our investors, gaining insight into their perspectives, and considering the viewpoints and positions of those who invest in our business.

The Board looks forward to continuing its ongoing dialogue with investors and acting upon that feedback, and we thank you for your support and the privilege of representing you and your shares in Aflac Incorporated. With these vital topics in mind, I encourage you to review the accompanying Proxy Statement and associated materials and to vote your shares before our virtual Annual Meeting on May 3, 2021. It is my pleasure, and my privilege, to serve on Aflac Incorporated’s Board, and I look forward, as a fellow shareholder, to the many ways the Company will continue upholding its promises.

Sincerely,

W. Paul Bowers

LEAD NON-MANAGEMENT DIRECTOR

2021 Proxy Statement	vii

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement, but it does not contain all of the information you should consider. For more information, please refer to the following:

AGENDA AND VOTING MATTERS

To elect as Directors of the Company the eleven nominees named in this Proxy Statement	FOR each nominee
PAGE 1
To consider a non-binding advisory proposal on the Company’s executive compensation (“say-on-pay”)	FOR
PAGE 29
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm	FOR
PAGE 62

Please read the entire Proxy Statement before voting. This Proxy Statement and the accompanying proxy are being delivered to shareholders on or about March 18, 2021.

For more complete information regarding the Company’s 2020 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. In this Proxy Statement, the terms “Company,” “we,” or “our” refer to Aflac Incorporated. The term “Aflac” refers to the Company’s subsidiary, American Family Life Assurance Company of Columbus. The term “Aflac U.S.” refers collectively to the Company’s United States insurance subsidiaries, Aflac; American Family Life Assurance Company of New York (Aflac New York), a wholly owned subsidiary of Aflac; Continental American Insurance Company (CAIC), branded as Aflac Group Insurance; and Tier One Insurance Company (TOIC); as well as Argus Dental & Vision, Inc. (Argus), a benefits management organization and national network dental and vision company. The term “Aflac Japan” refers to Aflac Life Insurance Japan Ltd. The term “Aflac Global Investments” refers to the Company’s asset management subsidiary, Aflac Asset Management LLC and its management subsidiary in Japan, Aflac Asset Management Japan Ltd.

viii	Aflac Incorporated

Proxy Summary

Proposal 1
Election of Directors

Each Director stands for election annually. The following provides summary information about the nominees. Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas.

The Board of Directors recommends a vote FOR each of the eleven nominees.	PAGE 1

Director Nominees Summary

			Director	Committee Memberships
Name	IND	Age	Since	AR	C	CD	CG	CSR	E	FI
DANIEL P. AMOS Chairman and Chief Executive Officer, Aflac Incorporated		69	1983						●	●
W. PAUL BOWERS Lead Director Chairman and Chief Executive Officer of Georgia Power Co.	●	64	2013	●		●		●	●
TOSHIHIKO FUKUZAWA President and CEO, Chuo Real Estate Co., Ltd.	●	64	2016							●
THOMAS J. KENNY Former Partner and Co-Head of Global Fixed Income, Goldman Sachs Asset Management	●	57	2015			●		●		●
GEORGETTE D. KISER Operating Executive, The Carlyle Group	●	53	2019	●	●
KAROLE F. LLOYD Certified Public Accountant and retired Ernst & Young LLP audit partner	●	62	2017	●					●	●
NOBUCHIKA MORI Representative Director, Japan Financial and Economic Research Co. Ltd.	●	64	2020
JOSEPH L. MOSKOWITZ Retired Executive Vice President, Primerica, Inc.	●	67	2015	●	●	●			●
BARBARA K. RIMER, DrPH Dean and Alumni Distinguished Professor, Gillings School of Global Public Health, University of North Carolina, Chapel Hill	●	72	1995				●	●
KATHERINE T. ROHRER Vice Provost Emeritus, Princeton University	●	67	2017		●		●
MELVIN T. STITH Dean Emeritus of the Martin J. Whitman School of Management at Syracuse University	●	74	2012				●	●	●

AR	Audit & Risk	CG	Corporate Governance	E	Executive	●	Independent

C	Compensation	CSR	Corporate Social Responsibility & Sustainability	FI	Finance & Investment	●	Chair

CD	Corporate Development					●	Member

2021 Proxy Statement	ix

Proxy Summary

BOARD TENURE

2021 Independent Director nominees (10)

7 of 10 Independent Director
nominees are minority and or women

DIVERSITY OF SKILLS, EXPERIENCE AND ATTRIBUTES

2021 all Director nominees (11)

Corporate Governance Highlights

Annual director elections
Majority vote standard for director elections
Independent Lead Director
Active and responsive shareholder engagement process
Annual Board evaluations, including individual director interviews
Shareholder ability to call special meetings
Shareholder right of proxy access
Robust CEO succession planning process
Director mandatory retirement age

Historical Board Support

2020 AVERAGE DIRECTOR SUPPORT	LAST FIVE- YEAR AVERAGE DIRECTOR SUPPORT

percentage of the votes cast in favor of election of the nominees

Corporate Social Responsibility and Sustainability Highlights

We carefully consider the impact our actions will have on our communities and our planet – not only today, but in the years to come.

We are invested in an inclusive and equitable work environment.

We are proud of the accolades we have received, a handful of which are listed below, and we invite you to read Aflac Incorporated’s 2020 Business and Sustainability Report, at esg.aflac.com, to learn more about our initiatives.

•	Fortune’s Most Admired Companies (20th time)
•	Ethisphere’s World’s Most Ethical Companies (15th consecutive year)
•	Bloomberg’s Gender-Equality Index, which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation, and transparency (2nd consecutive year)
•	Through its Women’s Empowerment Program, Aflac Japan surpassed its goal of reaching 30% of women in leadership positions (assistant manager or higher) one year ahead of schedule in 2019. Now, Aflac Japan has raised the bar and is on pace to a new target of filling 30% of manager or higher positions by women by the end of 2025.

x	Aflac Incorporated

Proxy Summary

Proposal 2
Executive Compensation (“Say-on-Pay”)

We are committed to achieving a high level of total return for our shareholders. From the end of August 1990, when Daniel P. Amos was appointed the CEO, through December 31, 2020, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 7,689%, compared with 2,326% for the Dow Jones Industrial Average, 2,088% for the S&P 500 Index, and 895% for the S&P 500 Life & Health Insurance Index over the same period.

The Board of Directors recommends a vote FOR our executive compensation.	PAGE 29

Executive Compensation Highlights

Our executive compensation philosophy is to provide pay that is aligned with the Company’s results. We believe this is the most effective method for creating shareholder value and it has played a significant role in making the Company an industry leader. Our compensation program is designed to align pay and performance and generally targets market median positioning and delivers the majority of direct compensation through performance-based elements. This ensures proper alignment with our shareholders and ties compensation for named executive officers to the Company’s performance.

The Company’s executive compensation program reflects our corporate governance best practices principles:

The Board’s independent Compensation Committee oversees the program.
The Compensation Committee retains an independent compensation consultant that reports only to that Committee.
The independent compensation consultant briefs the full Board annually on CEO pay and performance alignment.
We were the first public company in the U.S. to voluntarily provide shareholders with a say-on-pay vote – three years before such votes became mandatory.
Executive officers and Directors may not enter into 10b5-1 plans unless approved by the Compensation Committee or pledge the Company’s stock.
All employees are prohibited from hedging Company stock.
Executive officers and Directors have been subject to stock ownership guidelines for almost two decades.
We have had a clawback policy since 2007.
We do not provide for change-in-control excise tax gross-ups.
All employment agreements contain double trigger change-in-control requirements.

The effect of COVID-19 created un-planned volatility in our results for the Aflac U.S. and Aflac Japan segments.

2020 Business Highlights

In 2020, the Company delivered strong operating results.

NET EARNINGS

$4.8B   (44.6%)▲

EPS                     ADJUSTED EPS*

50.6%▲ 10.8%▲

RETURN ON EQUITY

15.3%▲

ADJUSTED RETURN ON EQUITY (“AROE”)*

15.0%▲

REPURCHASED SHARES

$1.5B

CASH DIVIDEND

3.7%▲

3 YEAR TSR

+8.6%

•	U.S. and Japan sales(1) were decreased by 30.8% and 36.2%, respectively.
•	Total revenues decreased 0.7% to $22.1 billion. Total adjusted revenues increased 0.3% to $22.3 billion reflective of continued growth of the in-force business at both Aflac U.S. and Aflac Japan. Total adjusted revenues, excluding current period foreign currency impact* decreased 1.0% to $22.0 billion.
•	Earnings per share (EPS) and Aflac U.S. earnings results were generally impacted positively with lower benefit ratios in the U.S. and overall lower expense run-rates. Aflac Japan’s strong performance was attributed almost entirely to net investment income as the positive impact on the benefit ratio from lower routine visits was offset by higher persistency.
•	We acquired Zurich Benefits which was a key step in the Company’s buy-to-build strategy to deliver best-in-class true group products to employers and unique solutions to distribution partners. Along with entering a growth market, we believe this portfolio expansion will increase producer productivity and assist with recruiting and retaining agents and expand broker markets.

*	Adjusted earnings per diluted share excluding foreign currency impact, total adjusted revenues, excluding current period foreign currency impact, and AROE excluding foreign currency impact, are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the Appendix to this Proxy Statement for definitions of these non-GAAP measures and reconciliation to the most comparable GAAP financial measure.

(1)	As defined in Item 1. Business in the Company’s 2020 Annual Report on Form 10-K.

2021 Proxy Statement	xi

Proxy Summary

2020 Executive Compensation

The total target direct compensation mix for 2020 for (1) our CEO and (2) our CEO together with our other NEOs is illustrated in the following charts, and reflects the performance-based nature of our compensation program:

CEO TARGET COMPENSATION MIX	CEO + NEOs AVERAGE TARGET MIX

Recent Say-on-Pay Votes

2020 SAY-ON-PAY SUPPORT	FIVE-YEAR AVERAGE SAY-ON-PAY SUPPORT

We are pleased that, for the past two consecutive years, our executive compensation received the voting support of 98% of our shareholders. We believe this continued support reflects favorably on changes we have made to our executive compensation program over the past few years to more tightly link compensation metrics to our business strategy while incorporating feedback received from our shareholders. We work hard to ensure we implement best practices in executive compensation while staying focused on performance-based program elements that align with shareholder interests. As noted in the Program Changes for 2021 section of the Compensation Discussion and Analysis, the Compensation Committee has made changes to the Management Incentive Plan formula to include an ESG modifier for 2021. We will continue to review our compensation program each year to determine if additional changes are warranted.

Learn more in the Compensation Discussion & Analysis under the heading “Outcome of 2020 Say-on-Pay Vote”

Proposal 3
Ratification of Auditors

In February 2021, the Audit and Risk Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for fiscal year 2021, subject to ratification by its shareholders.

The Board of Directors and the Audit and Risk Committee recommend a vote FOR the ratification of the selection of KPMG LLP.	PAGE 62

xii	Aflac Incorporated

Attending the Virtual Annual Meeting

We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our shareholders, the Board has made the decision that the Annual Meeting be held solely by means of remote communication.

How to Join the Virtual Annual Meeting

Shareholders as of the close of business on February 23, 2021 (Record Date) are invited to attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/AFL2021 by entering the 16-digit control number included on their proxy card or notice that they previously received. If you hold your shares in street name and did not receive a 16-digit unique control number with your proxy materials, please contact your bank, broker, or other holder of record as soon as possible to obtain a valid legal proxy and for instructions on how to obtain a control number to be admitted to and to vote at the Annual Meeting. Online access to the webcast will open 15 minutes prior to the designated start time. Shareholders may submit questions in writing through the virtual meeting platform. Those who do not have a control number may attend as guests, but will not be able to vote shares or submit questions during the webcast. While voting during the virtual meeting will be permitted, Aflac Incorporated encourages shareholders to vote in advance of the meeting.

Vote BEFORE the meeting:

Vote by one of the following methods by 11:59 p.m. Eastern Time on May 2, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2021 for shares held in a Plan:

Go to www.proxyvote.com, or

Call 1-800-690-6903, or

Mark, sign and date your proxy card and return it in the postage-paid envelope we previously provided.

Vote DURING the meeting:

Go to www.virtualshareholdermeeting.com/ AFL2021.

Shareholders may attend and vote during the virtual Annual Meeting by following the instructions on the website above.

The meeting webcast will begin promptly at 10 a.m., Eastern Standard Time, on Monday, May 3, 2021. We encourage you to access the meeting prior to the start time, as check-in will begin at 9:45 a.m. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual Annual Meeting log-in page for assistance.

2021 Proxy Statement	xiii

Notice of 2021 Annual Meeting of Shareholders
iii	How to Vote

Letter from the Chairman and Chief Executive Officer

Letter from the Lead Non-Management Director

Proxy Summary
ix	Director Nominees Summary
x	Corporate Governance Highlights
x	Historical Board Support
x	Corporate Social Responsibility and Sustainability Highlights
xi	Executive Compensation Highlights
xi	2020 Business Highlights
xii	2020 Executive Compensation
xii	Recent Say-on-Pay Votes

Attending the Virtual Annual Meeting
xiii	How to Join the Virtual Meeting

Corporate Governance Matters
1	PROPOSAL 1: Election of Directors
1	Board’s Active Role in Responding to COVID-19
2	Board Composition
2	Information about the Board of Directors
3	Director Nominees
8	Board Succession Planning and Refreshment Process
9	Director Nominating Process
10	Board Self-Evaluation
11	Director Independence
11	Independent Director Tenure Mix
12	Our Board and Committees
12	Board Leadership Structure
13	Lead Non-Management Director
13	Committee Structure
21	Meeting Attendance
21	Board Responsibilities
21	Enterprise-Wide Risk Oversight
22	Code of Business Conduct and Ethics
22	Chief Executive Officer and Executive Management Succession Planning
23	Commitment to Social Responsibility and Sustainability
23	Shareholder Outreach
23	Our Approach
24	Governance Documents
24	Director Compensation
24	Cash Compensation
25	Equity Compensation
25	Vesting
25	Retirement Plans
26	2020 Director Compensation
27	CD&A At-A-Glance
Executive Compensation
29	PROPOSAL 2:
Executive Compensation (“Say-on-Pay”)
29	Compensation Discussion and Analysis
30	Executive Summary
35	Compensation Design and Philosophy
37	Performance-Based Compensation: How Performance Goals Are Set
38	Importance of Measuring Management’s Performance Excluding the Impact of Currency
38	MIP Target-Setting Considerations
39	Equity Granting Policies
40	2020 Executive Compensation
48	Additional Executive Compensation Plan Practice and Procedures
49	Compensation Committee Report
50	Executive Compensation Tables
50	2020 Summary Compensation Table
51	2020 All Other Compensation
51	2020 Perquisites
52	2020 Grants of Plan-Based Awards
53	2020 Outstanding Equity Awards at Fiscal Year-End
54	2020 Option Exercises and Stock Vested
54	Pension Benefits
56	Nonqualified Deferred Compensation
57	Potential Payments Upon Termination or Change in Control
60	CEO Pay Ratio
61	Equity Compensation Plan Information

Audit Matters
62	PROPOSAL 3:
Ratification of Auditors
62	Audit Fees and Other Fees
62	Pre-Approval Policies and Procedures
63	Audit and Risk Committee Report
64	Related Person Transactions

Stock Ownership
67	Beneficial Ownership of the Company’s Securities
67	Security Ownership of Directors
68	Security Ownership of Management
68	Delinquent Section 16(a) Reports

Solicitation and Revocation of Proxy

Other Matters

Appendix – Definition of Non-U.S. GAAP Measures and Reconciliations to Corresponding U.S. GAAP Measures

xiv	Aflac Incorporated

Corporate Governance Matters

Proposal 1

Election of Directors

Each Director stands for election annually. The following provides summary information about the nominees. Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas.

The Board of Directors recommends a vote FOR each of the eleven nominees.

The Company proposes that the following eleven individuals be elected to the Board. These individuals have been nominated by the Board’s Corporate Governance Committee. If elected, they are willing to serve for a one-year term expiring at our 2022 Annual Meeting of Shareholders. Each Director will hold office until his or her successor has been elected and qualified or until the Director’s earlier death, resignation or removal. The people named in the accompanying proxy (or their substitutes) will vote to elect these nominees unless specifically instructed to the contrary. However, if any nominee becomes unable or unwilling to serve or is otherwise unavailable for election, the people named in the proxy (or their substitutes) will have discretionary authority to vote or to refrain from voting on any substitute nominee. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

All of the nominees are currently members of our Board.

We expect all of our Directors to have a demonstrated ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. As shown below and on the following pages, our nominees have a range of skills and experience in areas that are critical to our industry and our operations.

Board’s Active Role in Responding to COVID-19

Barbara K. Rimer, DrPH

As we navigated pandemic conditions, the Board drew upon the experience of all of its members to ensure that proper oversight was in place and that management was fully engaged in taking care of employees, policyholders, distribution, shareholders, and the community. Just some action-item examples include the broad expertise in the medical arena that prompted us to pivot early to remote staffing models; the expertise in IT and cybersecurity that helped accelerate virtual technology and protect sensitive information; and the risk oversight that helped ensure that controls were in place. The Company had the unique benefit of significant COVID-19-relevant expertise on the Board, specifically Dr. Barbara Rimer, who is Dean and Alumni Distinguished Professor of the Gillings School of Global Public Health at The University of North Carolina at Chapel Hill. Early on at the outbreak of the coronavirus, Dr. Rimer advised the Company about the emerging threat of the virus, which prompted us to immediately implement travel restrictions, shift to working remotely, and instate several social distancing measures both in Japan and the U.S. We took immediate action to ramp up work-from-home staffing models with more than 75% of onsite employees in Japan and more than 90% of onsite employees in the U.S. working from home by the end of April 2020, which ensured business continuity with little disruption in operations. In addition, the Company adjusted its approach to employee benefits to accommodate the need for extended paid leave and to account for school closings.

While the number of formally planned meetings remained unchanged, the scope of information exchanged between the Board and management expanded and communications with management increased exponentially during this unprecedented time, including receiving weekly COVID-19 reports from management’s global crisis management team.

2021 Proxy Statement	1

Corporate Governance Matters

Board Composition

Information about the Board of Directors

Skills and Experience
Independent
Marketing and Public Relations
Current or former CEO
Operations Experience
Japanese Market Experience
Investment and Financial Expertise
Regulatory and Risk Mgmt. Experience
Industry Experience
Public Health Experience
Digital/Cybersecurity Experience
Race/Ethnicity:
White
Black or African American
Asian
Gender:
Male
Female

2	Aflac Incorporated

Corporate Governance Matters

Director Nominees

Daniel P. Amos

CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF AFLAC INCORPORATED

Mr. Amos has been Chief Executive Officer of the Company and Aflac since 1990, Chairman since 2001, was President of Aflac from July 2017 to May 2018, and was President of Aflac Incorporated from February 2018 through December 2019. He has spent 40 years in various positions at Aflac.

SKILLS AND RECOGNITION

Institutional Investor magazine has named Mr. Amos one of America’s Best CEOs in the life insurance category five times. Harvard Business Review has named Mr. Amos among the World’s Best Performing CEOs in each of the past four years. CR Magazine recently honored him with a Lifetime Achievement Award for his dedication to corporate responsibility.

Mr. Amos’ experience and approach deliver insightful expertise and guidance to the Board of Directors on topics relating to corporate governance, people management, and risk management.

OTHER BOARD OR LEADERSHIP POSITIONS, PROFESSIONAL MEMBERSHIPS OR AWARDS

•  Synovus Financial Corp. (2001-2011)

•  Southern Company (2000-2006)

AGE 69 DIRECTOR SINCE 1983 COMMITTEES Executive (Chair) Finance and Investment

W. Paul Bowers

CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF GEORGIA POWER CO.

Mr. Bowers has been chairman and chief executive officer of Georgia Power, the largest subsidiary of Southern Company, a gas and electricity utility holding company, since 2011. He also served as president of Georgia Power from 2011 until November 2020. Before that, Mr. Bowers served as chief financial officer of Southern Company from 2008 to 2010. Previously, he served in various senior executive positions across Southern Company in Southern Company Generation, Southern Power, and the company’s former U.K. subsidiary, where he was president and chief executive officer of South Western Electricity LLC/Western Power Distribution. Mr. Bowers has announced his anticipated retirement from Georgia Power in April this year.

SKILLS AND RECOGNITION

Mr. Bowers brings to the Board a valuable and unique perspective from his considerable financial knowledge, national and international business experience operating in a highly regulated industry, and expertise in corporate development and managing the evolving risks associated with cybersecurity.

OTHER BOARD OR LEADERSHIP POSITIONS, PROFESSIONAL MEMBERSHIPS OR AWARDS

•  Chair, Atlanta Committee for Progress (2016)

•  Nuclear Electric Insurance Ltd. (since 2009); Chairman (2017-2019)

•  Board of Regents of the University System of Georgia (2014-2018)

•  Federal Reserve Bank of Atlanta’s Energy Policy Council (2008-2018)

•  Board of Brand Industrial Holding, Inc, (since 2019) and Audit Committee Chair (since 2019)

INDEPENDENT

LEAD NON-MANAGEMENT DIRECTOR

AGE

64

DIRECTOR SINCE

2013

COMMITTEES

Corporate Development (Chair)

Audit and Risk*

Corporate Social Responsibility and Sustainability

Executive

*    Financial Expert

2021 Proxy Statement	3

Corporate Governance Matters

Toshihiko Fukuzawa

PRESIDENT AND CEO OF CHUO REAL ESTATE CO., LTD

Mr. Fukuzawa has been the president and chief executive officer of Chuo Real Estate Co., Ltd., a real estate development and leasing company in Japan, since July 2018. Previously, he was the president and chief executive officer of Yushu Tatemono Co., Ltd., also a real estate development and leasing company in Japan, from June 2015 to June 2018. He served as deputy president at Mizuho Trust & Banking Co., Ltd. from April 2013 to March 2015, managing executive officer and head of the IT System Group at Mizuho Bank Ltd. from June 2011 to March 2013, and deputy president at Mizuho Information & Research Institute from June 2009 to June 2011. From 2002 to 2009, he held executive officer and general manager positions at Mizuho Bank, Ltd., part of Mizuho Financial Group, Inc. Mr. Fukuzawa held various positions of increasing responsibility at Dai-Ichi Kangyo Bank, Ltd., which he joined in 1979.

SKILLS AND RECOGNITION

Over a 36-year career as a professional banker in Japan, Mr. Fukuzawa gained extensive business and IT knowledge and experience with a wide range of Japanese financial services institutions, including insurance companies. He provides the Board with valuable insight and expertise relevant to the Company’s Japanese business.

INDEPENDENT AGE 64 DIRECTOR SINCE 2016 COMMITTEES Finance and Investment

Thomas J. Kenny

FORMER PARTNER AND CO-HEAD OF GLOBAL FIXED INCOME, GOLDMAN SACHS ASSET MANAGEMENT

Mr. Kenny has served as a trustee of TIAA-CREF, a financial services organization, since 2011. He currently serves as the Chair of the TIAA-CREF Funds Board of Trustees, previously served as Chair of the Investment Committee, and also currently sits on the TIAA-CREF Funds Audit and Compliance, Investment and Nominating and Governance Committees. Prior to his role at TIAA-CREF, Mr. Kenny held a variety of leadership positions at Goldman Sachs for twelve years, most recently serving as partner and advisory director. He also served as co-head of the Global Cash and Fixed Income Portfolio team at Goldman Sachs Asset Management, where he was responsible for overseeing the management of more than $600 billion in assets across multiple strategies with teams in London, Tokyo, and New York. Before joining Goldman Sachs, Mr. Kenny spent thirteen years at Franklin Templeton. He is a CFA charter holder.

SKILLS AND RECOGNITION

Mr. Kenny’s extensive experience in investment management and financial markets provides the Board with valuable insight and expertise.

OTHER BOARD OR LEADERSHIP POSITIONS, PROFESSIONAL MEMBERSHIPS OR AWARDS

•  CREF Board of Trustees, Chairman (since 2017)

•  TIAA-CREF Fund Complex:

•  Executive Committee, Chair (since 2017)

•  Investment Committee (since 2011)

•  Audit and Compliance Committee (since 2018)

•  Nominating and Governance Committee (since 2017)

•  Ad Hoc CREF Special Projects Committee (since 2020)

INDEPENDENT AGE 57 DIRECTOR SINCE 2015 COMMITTEES Finance and Investment (Chair) Corporate Development Corporate Social Responsibility and Sustainability

4	Aflac Incorporated

Corporate Governance Matters

Georgette D. Kiser

OPERATING EXECUTIVE, THE CARLYLE GROUP

Ms. Kiser is an Operating Executive at The Carlyle Group, a global alternative asset management firm, where she advises Carlyle professionals through the investment process, from sourcing deals, conducting diligence, managing companies and exiting transactions. She also helps set IT strategy for Carlyle Portfolio companies and drives IT / digital diligence and advisory efforts. Ms. Kiser was a managing director and chief information officer at The Carlyle Group, where she was responsible for leading the firm’s global technology and solutions organization from February 2015 until May 2019. In this role, Ms. Kiser developed and drove information technology strategies across the global enterprise, which includes the firm’s application development, data, digital, infrastructure, cybersecurity, and program management and outsourcing activities. Prior to joining The Carlyle Group, Ms. Kiser held positions of increasing responsibility at T. Rowe Price Associates, Inc., also a global alternative asset management firm, from 1996 to 2015, including the role of vice president, Enterprise Solutions and Capabilities within the services and technology organization.

SKILLS AND RECOGNITION

Throughout Ms. Kiser’s three-plus decade career, she has established extensive experience and success developing and leading talented teams to deliver decision support systems and technical solutions, including cybersecurity, for financial services firms. She has consistently been recognized for bringing credibility to solutions and technical organizations in addition to building strong business partnerships, leveraging human and technical resources, implementing investment and customer management systems, and producing advanced data management solutions.

OTHER BOARD OR LEADERSHIP POSITIONS, PROFESSIONAL MEMBERSHIPS OR AWARDS

•  Jacobs Engineering (since 2019)

•  Adtalem Global Education (since 2018)

•  NCR Corporation (since 2020)

•  YearUp.org (National Capital Region) Board of Trustees (since 2016)

•  The Boys’ Latin School of Maryland Board of Trustees (since 2009)

•  Previously served on the Boards of Trustees for the University of Baltimore Foundation, T. Rowe Price Foundation, the University of Baltimore Merrick School of Business Advisory Board, The Maryland Business Roundtable STEMnet board, and the Greater Baltimore Committee Leadership

INDEPENDENT AGE 53 DIRECTOR SINCE 2019 COMMITTEES Audit and Risk* Compensation * Financial Expert

Karole F. Lloyd

CERTIFIED PUBLIC ACCOUNTANT AND RETIRED ERNST & YOUNG LLP AUDIT PARTNER

Ms. Lloyd is a certified public accountant and retired as vice chair and regional managing partner for Ernst & Young, LLP (“EY”), a global accounting firm, in December 2016. She brings more than 37 years of work experience and leadership, most recently as part of the US Executive Board, Americas Operating Executive and the Global Practice Group for EY, and has extensive experience in the audits of large financial services, insurance, and health care companies. Ms. Lloyd served many of EY’s highest profile clients through mergers, IPOs, acquisitions, divestitures, and across numerous industries including banking, insurance, consumer products, transportation, real estate, manufacturing, and retail. She has served as an audit partner for publicly held companies in both the United States and Canada. Ms. Lloyd’s other experience includes leadership and consulting with respect to financial reporting, board governance and legal matters, regulatory compliance, internal audit, and risk management.

SKILLS AND RECOGNITION

Ms. Lloyd’s extensive accounting and advisory experience across the financial service industry, combined with her leadership skills and strategic thinking, provide valuable perspective for our Audit and Risk Committee.

OTHER BOARD OR LEADERSHIP POSITIONS, PROFESSIONAL MEMBERSHIPS OR AWARDS

•  Churchill Downs Incorporated and Audit Committee (since 2018)

•  The University of Alabama President’s Advisory Council (since 2003)

•  The University of Alabama Board of Visitors for the Commerce and Business School (since 2001)

•  Atlanta Symphony Orchestra Board of Directors (since 2010)

•  Metro Atlanta Chamber of Commerce, Board of Trustees and Executive Committee (2009-2016)

INDEPENDENT AGE 62 DIRECTOR SINCE 2017 COMMITTEES Audit and Risk* (Chair) Executive Finance and Investment * Financial Expert

2021 Proxy Statement	5

Corporate Governance Matters

Nobuchika Mori

REPRESENTATIVE DIRECTOR, JAPAN FINANCIAL AND ECONOMIC RESEARCH CO. LTD.

Mr. Nobuchika Mori is representative director of the Japan Financial and Economic Research Co. Ltd., a research and consulting firm. In this role, he has been responsible for providing research and consulting services to companies in Japan and abroad since July 2018. He is currently also an adjunct professor and senior research scholar at Columbia University School of International and Public Affairs (since October 2018). From July 2015 until his retirement in July 2018, Mr. Mori served as commissioner of the Financial Services Agency of Japan (the “JFSA”), Japan’s integrated financial regulator. In this role, he led supervision of financial institutions including banks, securities firms and insurance companies, and directed legislative and regulatory planning to ensure financial stability and enhance economic growth in Japan. Before becoming the head of JFSA, he spent more than 30 years in senior positions at JFSA and Japan’s Ministry of Finance (the “MOF”), including JFSA Vice Commissioner for Policy Coordination, Director General for Inspection, and Director General for Supervision (July 2014 to July 2015). He also served in a range of diplomatic posts reflecting his expertise in international financial markets and regulatory standards, including as the Chief Representative in New York for the MOF, Minister of the Embassy of Japan in the United States of America, and as Deputy Treasurer at the Inter-American Development Bank.

SKILLS AND RECOGNITION

Over a three-plus decade career immersed in Japan’s finance industry as a financial regulator, policymaker, and standard setter in Japan and internationally, Mr. Mori gained extensive specialized economic, policy, and financial regulatory expertise, knowledge and experience. He brings to the Board indispensable, significant insight with respect to the Company’s Japanese business operations from his considerable financial and economic knowledge, international business experience, and regulatory acumen spanning highly regulated industries in Japan and internationally.

OTHER BOARD OR LEADERSHIP POSITIONS, PROFESSIONAL MEMBERSHIPS OR AWARDS

•  Center on Japanese Economy and Business (CJEB) Professional Fellow (since 2018)

INDEPENDENT AGE 64 DIRECTOR SINCE 2020

Joseph L. Moskowitz

RETIRED EXECUTIVE VICE PRESIDENT, PRIMERICA, INC.

Mr. Moskowitz retired from Primerica, Inc., an insurance and investments company, where he served as executive vice president from 2009 until 2014, leading the Product Economics and Financial Analysis Group. He joined Primerica in 1988, and served in various capacities, including managing the group responsible for financial budgeting, capital management support, earnings analysis, and analyst and stockholder communications support. He served as chief actuary from 1999 to 2004. Before joining Primerica, Mr. Moskowitz was vice president of Sun Life Insurance Company from 1985 to 1988 and was a senior manager at KPMG from 1979 to 1985.

SKILLS AND RECOGNITION

With forty years of actuarial experience and leadership roles in the financial services industry, Mr. Moskowitz provides insight into the analysis and evaluation of actuarial and financial models, which form the basis of various aspects of corporate planning, financial reporting, and risk assessment, to the Board.

OTHER BOARD OR LEADERSHIP POSITIONS, PROFESSIONAL MEMBERSHIPS OR AWARDS

•  Fellow, Society of Actuaries

•  Member, American Academy of Actuaries

INDEPENDENT AGE 67 DIRECTOR SINCE 2015 COMMITTEES Audit and Risk* Compensation (Chair) Corporate Development Executive * Financial Expert

6	Aflac Incorporated

Corporate Governance Matters

Barbara K. Rimer, DrPH

DEAN AND ALUMNI DISTINGUISHED PROFESSOR, GILLINGS SCHOOL OF GLOBAL PUBLIC HEALTH, UNIVERSITY OF NORTH CAROLINA, CHAPEL HILL

Dr. Rimer has been dean of the University of North Carolina Gillings School of Global Public Health since 2005, and alumni distinguished professor since 2003. Previously, she was director of the Division of Cancer Control and Population Sciences at the National Cancer Institute. She is a former director of Cancer Control Research and professor of community and family medicine at the Duke University School of Medicine. She was elected to the Institute of Medicine in 2008.

SKILLS AND RECOGNITION

At the Gillings School of Public Health, Dr. Rimer works to improve public health, promote individual well-being, and eliminate health inequities across North Carolina and around the world. In 2012, Dr. Rimer was appointed Chairman of the President’s Cancer Panel and was reappointed twice since then. Her insight and leadership with respect to the public health sector are extremely relevant to the Company’s business and operations.

OTHER BOARD OR LEADERSHIP POSITIONS, PROFESSIONAL MEMBERSHIPS OR AWARDS

•  Chair, President’s Cancer Panel (2012-2019)

•  Elected to Institute of Medicine (2008)

•  Awarded the American Cancer Society Medal of Honor (2013)

•  University of North Carolina at Chapel Hill General Alumni Association’s Faculty Service Award (2020)

INDEPENDENT AGE 72 DIRECTOR SINCE 1995 COMMITTEES Corporate Social Responsibility and Sustainability (Chair) Corporate Governance

Katherine T. Rohrer

VICE PROVOST EMERITUS, PRINCETON UNIVERSITY

Dr. Rohrer is vice provost emeritus, Princeton University, having served as vice provost for Academic Programs from 2001 until 2015. Prior to assuming this role, starting in 1988, Dr. Rohrer held several senior leadership positions at Princeton University, including associate dean of the faculty and assistant dean of the college. Following her retirement, she served as interim associate dean of the graduate school in 2016-17. At Columbia University, she was an assistant professor from 1982 to 1988. Dr. Rohrer is also a trustee of Emory University, where she serves on the executive committee as well as the academic affairs committee, which she chaired from 2013 to 2020.

SKILLS AND RECOGNITION

With more than 30 years as a university leader, Dr. Rohrer brings a wealth of experience highlighted by a commitment to academic rigor and financial management. Her operational expertise includes: executing on institutional budgetary decisions; leading academic governance and priority-setting; spearheading the recruitment of deans and other senior academic administrators; developing university-level messaging and communications; and managing endowments. Dr. Rohrer’s management career has included a focus on social responsibility, inclusion, and diversity.

OTHER BOARD OR LEADERSHIP POSITIONS, PROFESSIONAL MEMBERSHIPS OR AWARDS

•  Emory University Board of Trustees (since 2008)

•  Academic Affairs Committee (Chair 2013-2020)

•  Executive Committee (since 2012)

•  Finance Committee (2014-2020)

•  Previously served on the boards of Morristown-Beard School, Morristown, NJ; Trinity Church, Princeton, NJ; Crisis Ministry of Trenton and Princeton (now “Arm in Arm”); and Dryden Ensemble.

INDEPENDENT AGE 67 DIRECTOR SINCE 2017 COMMITTEES Compensation Corporate Governance

2021 Proxy Statement	7

Corporate Governance Matters

Melvin T. Stith

DEAN EMERITUS OF THE MARTIN J. WHITMAN SCHOOL OF MANAGEMENT AT SYRACUSE UNIVERSITY

Dr. Stith is dean emeritus of the Martin J. Whitman School of Management at Syracuse University, having served as dean from 2005 until 2013. Recently, Dr. Stith served as interim president of Norfolk State University from January 2018 to June 2019. Prior to assuming this role, Dr. Stith was the dean emeritus and the Jim Moran Professor of Business Administration at Florida State University for thirteen years. He has been a professor of marketing and business since 1977 following his service as a captain in the U.S. Army Military Intelligence Command.

SKILLS AND RECOGNITION

Dr. Stith’s financial acumen and his leadership skills in consensus-building, risk management, and executive management add an important dimension to the composition of our Board.

OTHER BOARD OR LEADERSHIP POSITIONS, PROFESSIONAL MEMBERSHIPS OR AWARDS

•  Synovus Financial Corp. (1998-2019)

•  Flowers Foods, Inc. (since 2004)

•  Jim Moran Foundation (since 2000)

•  Previously served on the boards of Correctional Services Corporation, JM Family Enterprises Youth Automotive Training Center, the Keebler Company, United Telephone of Florida, and Rexall Sundown.

INDEPENDENT AGE 74 DIRECTOR SINCE 2012 COMMITTEES Corporate Governance (Chair) Corporate Social Responsibility and Sustainability Executive

Board Succession Planning and Refreshment Process

Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas. Our regular self-evaluation process ensures we maintain a cohesive, diverse, and well-constituted board of high integrity that exemplifies the right balance of perspectives, experience, independence, skill sets, and subject matter experts required for prudent oversight. Over the last five years, we have added five new directors as we make it a priority to identify candidates with the skills needed to ensure effective oversight.

8	Aflac Incorporated

Corporate Governance Matters

Director Nominating Process

Our Corporate Governance Committee is responsible for establishing criteria, screening candidates and evaluating the qualifications of persons who may be considered for service as a Director.

SUCCESSION PLANNING	Our Corporate Governance Committee considers the current and long-term needs of our business and seeks potential candidates in light of evolving needs, current Board structure, tenure, skills, experience, and diversity.

IDENTIFICATION OF CANDIDATES

The Committee may identify potential candidates from three sources:

•   suggestions from current Directors and executive officers;

•   firms that specialize in identifying director candidates; and/or

•   as discussed below, candidates recommended by shareholders.

THRESHOLD QUALIFICATIONS

The Committee believes that, at a minimum, nominees for Director must have:

•   a demonstrated ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company; and

•   an impeccable record and reputation for honest and ethical conduct in both professional and personal activities.

ADDITIONAL QUALIFICATIONS	The Committee strives to build a diverse Board that is strong in its collective knowledge. In particular, the Committee looks for nominees with experience in the following areas:

	•	accounting and finance	•	business operations	•	corporate governance

	•	management and leadership	•	business judgment	•	global markets

	•	vision and strategy	•	industry knowledge	•	communication

In addition, the Committee considers diversity in nominating Directors. Nominees must be between the ages of 21 and 74.

MEETING WITH CANDIDATES

Once the Committee identifies one or more potential nominees, its members:

•   review publicly available information and contact candidates who warrant further consideration;

•   request further information for those potential nominees willing to be considered for a Board seat;

•   conduct one or more interviews with each prospective nominee; and

•   may contact references provided by candidates and speak with members of the business community or other people who have firsthand knowledge of a candidate’s record.

This process enables the Corporate Governance Committee to compare the accomplishments and qualifications of all potential nominees.

DECISION AND NOMINATION	The Committee nominates the candidates best qualified to serve the interests of the Company and all shareholders for nomination and approval by the Board.

ELECTION	Shareholders consider the nominees and elect Directors at the Annual Meeting of Shareholders to serve one-year terms. The Board may also appoint Directors during the year when determined to be in the best interests of the Company and its shareholders.

2021 Proxy Statement	9

Corporate Governance Matters

Consideration of Director Candidate from Shareholders

The Corporate Governance Committee will consider Director candidates recommended by shareholders. As with any prospective nominee, the Corporate Governance Committee will evaluate shareholder-nominated candidates in light of the needs of the Board and the qualifications of the particular individuals. In addition, the Corporate Governance Committee may consider the number of shares held by the recommending shareholder and the length of time such shares have been held.

To recommend a candidate for the Board, a shareholder must submit the recommendation in writing, including: (i) the name of the shareholder and evidence of the person’s ownership of common stock of the Company (“Common Stock”), including the number of shares owned and the length of time of ownership; and (ii) the name of the candidate, the candidate’s resume or qualifications to be a Director, and the candidate’s consent to be named as a Director if nominated by the Board.

The shareholder recommendation and information described above generally must be received by the Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder, to be timely, must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of that date was made, whichever occurs first.

Shareholder recommendations and accompanying information should be sent to the Corporate Secretary at Aflac Incorporated as described at the end of this Proxy Statement under the heading “Other Proposals or Director Nominations to be Brought Before our 2022 Annual Meeting.”

Our proxy access bylaw permits a shareholder (or group of up to twenty shareholders) owning shares of our outstanding Common Stock representing at least 3% of the votes entitled to be cast on the election of Directors to nominate and include in our proxy materials Director candidates constituting up to 20% of the Board. The nominating shareholder or group of shareholders must have owned their shares continuously for at least three years, and the nominating shareholder(s) and nominee(s) must satisfy other requirements specified in our Bylaws.

Board Self-Evaluation

The effectiveness of our Board is of the utmost importance. The Board recognizes that we live in a dynamic world that requires regular self-evaluation to ensure that we have the best skill set and experience to serve the Company and that the Board is fulfilling its responsibilities.

ANNUAL ASSESSMENT OVERSIGHT	The Corporate Governance Committee is charged with overseeing an annual process of self-evaluation for the Board as a whole and for its individual members.

COMMITTEE SELF-EVALUATIONS	The charters of each Board committee also require annual evaluations of the performance of the committee, which are typically overseen by each committee’s chair.

ONE-ON-ONE DISCUSSIONS	The process, which includes completion of written questionnaires for the Board and for each committee on which the Director serves, involves an interview of each Director.

EXECUTIVE SESSIONS	The Chairman discusses the results of the surveys and interviews with the full Board in executive sessions. In addition, the Lead Non-Management Director leads executive sessions with the Board, without the Chairman, to discuss the self-evaluation results.

FEEDBACK INCORPORATED	Based on the self-evaluation results, any follow-ups including changes in practices or procedures are considered and implemented, as appropriate.

10	Aflac Incorporated

Corporate Governance Matters

AGENDA TOPICS DISCUSSED • Board structure and composition • Effectiveness of oversight and other responsibilities • Access to information, management, and other resources	• Meetings and materials • Quality of director participation • Fulfillment of charter responsibilities

In addition to the formal self-evaluation process, the Non-employee Directors regularly meet in executive session, during which the Board’s performance and oversight responsibilities are frequently discussed.

Director Independence

The Board annually assesses the independence of each Director and Director nominee. Daniel P. Amos is an employee of the Company. The Board has determined that all of the other Director and Director nominees are “independent” under New York Stock Exchange (“NYSE”) listing standards. None of the independent nominees has a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Board made its determination based on information furnished by all Directors regarding their relationships with the Company and research conducted by management.

Independent Director Tenure Mix

2021 Proxy Statement	11

Corporate Governance Matters

Our Board and Committees

Board Leadership Structure

If the Chairman and Chief Executive Officer roles are filled by the same person, or if the Chairman is not independent, the Board believes that an independent Director should be appointed to serve as the Lead Non-Management Director. The Lead Non-Management Director is elected annually by the Board (effective at the first Board of Director’s meeting following the Annual Meeting of Shareholders) based upon a recommendation by the Corporate Governance Committee. Although subject to an annual election, the Lead Non-Management Director is generally expected to serve for more than one year, but no more than four years.

Daniel P. Amos Chairman and CEO

Mr. Amos has served as Chairman of the Board since 2001 and as CEO since 1990. The Board believes the most effective Board leadership structure for the Company is for the CEO to continue to serve as Chairman, working with a Lead Non-Management Director. This structure has served the Company well for many years. The CEO is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and the Company’s performance is an integral part of Board deliberations. Accordingly, the Board believes that Mr. Amos is the Director most qualified to act as Chairman. The Board believes that Mr. Amos’ in-depth, long-term knowledge of the Company’s operations and his vision for the Company’s development provides decisive and effective leadership for the Board. However, the Board retains the authority to modify this structure to best advance the interests of all shareholders if circumstances warrant such a change.

W. Paul Bowers Lead Non-Management Director

The Corporate Governance Committee has nominated Mr. Bowers to serve as Lead Non-Management Director, a position he has held since May 2019. Mr. Bowers’ experience at Southern Company, particularly his strong leadership and operational background, make him well-suited to serve as our Lead Non-Management Director. He has also served as Chair of the Corporate Development Committee and is a member of the Audit and Risk, Corporate Social Responsibility and Sustainability and Executive Committees.

The Board believes its existing corporate governance practices achieve independent oversight and management accountability. These governance practices are reflected in the Company’s Guidelines on Significant Corporate Governance Issues and the Committee charters. In particular:

•	a substantial majority of our Board members are independent;
•	the Audit and Risk, Compensation, and Corporate Governance Committees all comprise independent Directors;
•	the Company has a Lead Non-Management Director with significant responsibilities, as described below; and
•	the Non-employee Directors meet at each regularly scheduled Board meeting in executive session without management present.

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Lead Non-Management Director

The responsibilities of the Lead Non-Management Director include:

•	consulting with the Chairman and Secretary to establish the agenda for each Board meeting;
•	setting the agenda for, and leading, all executive sessions of the Non-employee Directors;
•	when appropriate, discussing with the Chairman matters addressed at such executive sessions;
•	presiding over meetings of the Board at which the Chairman is not present;
•	presiding over discussions of the Board when the topic presents a potential conflict of interest for the Chairman;
•	facilitating discussions among the Non-employee Directors between Board meetings;
•	serving as a liaison between the Non-employee Directors and the Chairman;
•	when appropriate, serving as a liaison between management and the Board;
•	representing the Board in shareholder outreach; and
•	facilitating the annual Board self-evaluation in coordination with the Chairman.

The Lead Non-Management Director has the authority to call meetings of the independent Directors.

Committee Structure

The Board has seven standing committees: Audit and Risk; Compensation; Corporate Development; Corporate Governance; Corporate Social Responsibility and Sustainability Executive; and Finance and Investment. Each committee (other than the Executive Committee) operates under a written charter adopted by the Board. Charters for the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance Committee all can be found on the Company’s website, aflac.com, under “Investors,” then “Governance,” and then “Governance Documents.”

All members of the Audit and Risk, Compensation and Corporate Governance Committees qualify as “outside” Directors as defined by Section 162(m) of the Internal Revenue Code, “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under NYSE listing standards, as appropriate.

Board Committee Refreshment

The Corporate Governance Committee considers the periodic rotation of committee members and committee chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on Board committees. The Corporate Governance Committee has nominated Mr. Nobuchika Mori to serve on the Corporate Governance Committee beginning May 3, 2021.

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The Audit and Risk Committee

MEMBERS*

Karole F. Lloyd
(Chair)

W. Paul Bowers

Georgette D. Kiser

Joseph L. Moskowitz

NUMBER OF MEETINGS IN 2020

12

*	All members of the committee are Financial Experts

RESPONSIBILITIES

•   ensuring that management maintains the reliability and integrity of the reporting process and systems of internal controls of the Company and its subsidiaries regarding finance, accounting, and legal matters;

•   issuing annually the Audit and Risk Committee Report set forth below;

•   selecting, overseeing, evaluating, determining funding for, and, where appropriate, replacing or terminating the independent registered public accounting firm;

•   monitoring the independence of the independent registered public accounting firm;

•   pre-approving audit and non-audit services provided by the independent registered public accounting firm;

•   pre-approving or ratifying all related person transactions that are required to be disclosed in this Proxy Statement;

•   overseeing the performance of the Company’s internal auditing department;

•   assisting with Board oversight of the Company’s compliance with legal and regulatory requirements;

•   overseeing the Company’s policies, process, and structure related to enterprise risk engagement and management, including information security; and

•   providing an open avenue of communication among the independent registered public accounting firm, management, the internal auditing department, and the Board.

Relationship with Independent Registered Public Accounting Firm. The independent registered public accounting firm has direct access to the Audit and Risk Committee and may discuss any matters that arise in connection with its audits, the maintenance of internal controls, and any other matters relating to the Company’s financial affairs. The Audit and Risk Committee may authorize the independent registered public accounting firm to investigate any such matters, and may present its recommendations and conclusions to the Board. At least annually, the Audit and Risk Committee reviews the services performed and the fees charged by the independent registered public accounting firm. For additional information, see “Proposal 3: Ratification of Auditors” and the “Audit and Risk Committee Report” sections beginning on page 62.

All Audit and Risk Committee members have been determined by the Board to be “audit committee financial experts,” as such term is defined in Item 401(h) of SEC Regulation S-K.

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The Compensation Committee

MEMBERS

Joseph L. Moskowitz
(Chair)

Georgette D. Kiser

Katherine T. Rohrer

NUMBER OF MEETINGS IN 2020

4

RESPONSIBILITIES

•   reviewing and approving compensation levels, equity-linked incentive compensation, and annual incentive awards under the Company’s Management Incentive Plan;

•   reviewing, at least annually, the goals and objectives of the Company’s executive compensation plans;

•   evaluating annually the performance of the CEO with respect to such goals and objectives and determining the appropriate compensation level;

•   evaluating annually the performance of the Company’s other executive officers in light of such goals and objectives and setting their compensation levels based on this evaluation and the recommendation of the CEO;

•   viewing the Company’s incentive compensation programs to determine whether they encourage excessive risk taking, and evaluating compensation policies and practices that could mitigate any such risk; and

•   reviewing the Company’s general compensation and benefit plans to ensure they promote our goals and objectives.

The Compensation Committee may delegate power and authority as the Compensation Committee seems appropriate to any subcommittees.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its subsidiaries. During 2020, no Director was an executive officer of another entity on whose compensation committee any executive officer of the Company served. In addition, no member of the Compensation Committee had any relationship requiring disclosure under the section titled “Related Person Transactions” in this Proxy Statement.

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The Corporate Development Committee

MEMBERS

W. Paul Bowers
(Chair)

Thomas J. Kenny

Joseph L. Moskowitz

NUMBER OF MEETINGS IN 2020

5

RESPONSIBILITIES

•   reviewing the Company’s corporate and strategic organizational development to identify, evaluate, and execute on appropriate opportunities that could enhance long-term growth and build shareholder value;

•   assisting the Board in reviewing, evaluating, and approving specific strategic plans for corporate development activities, including mergers, acquisitions, dispositions, joint venture marketing and distribution arrangements, and strategic equity investments;

•   assisting the Board in reviewing proposals to enter new geographic markets;

•   reviewing corporate development proposals prepared by the Company’s officers and managers and other strategic projects as determined by the Board to ensure consistency with the Company’s long-term strategic objectives; and

•   assisting the Board in monitoring the nature of investments made as part of Aflac Ventures in both the U.S. and Japan, including the Company’s overall corporate venture capital strategy.

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The Corporate Governance Committee

MEMBERS

Melvin T. Stith
(Chair)

Barbara K. Rimer, DrPH

Katherine T. Rohrer

NUMBER OF MEETINGS IN 2020

3

RESPONSIBILITIES

•   selecting individuals qualified to serve as Directors to be nominated to stand for election to the Board;

•   recommending assignments to the Board’s standing committees;

•   advising the Board with respect to matters of Board structure, composition, and procedures;

•   developing and recommending to the Board a set of corporate governance principles applicable to the Company;

• monitoring compliance with the Company’s political participation program; • overseeing the evaluation of the Board; and • ensuring that the Company’s management and succession plans are appropriate.

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The Corporate Social Responsibility and Sustainability Committee

MEMBERS

Barbara K. Rimer, DrPH
(Chair)

W. Paul Bowers

Thomas J. Kenny

Melvin T. Stith

NUMBER OF MEETINGS IN 2020

3

RESPONSIBILITIES

CORPORATE SOCIAL RESPONSIBILITY

•   overseeing the Company’s policies, procedures, and practices with respect to corporate social responsibility and sustainability, recognizing that these goals and initiatives vary widely among industries, organizations and geographies, in the context of what is appropriate and relevant to the Company, our people and the communities we serve;

•   monitoring the impact of the Company’s activities on customers, employees, communities, and other stakeholders in light of the Board’s fundamental duty to preserve and promote long-term value creation for the Company’s shareholders;

•   monitoring and reviewing the Company’s strategies, procedures, and practices related to social responsibility on a global basis, including significant philanthropic and community engagement activities;

•   monitoring and reviewing the development of metrics, information systems, and procedures to track progress toward achievement of the Company’s social responsibility objectives;

•   monitoring preparation of the Company’s annual Corporate Social Responsibility report, and reviewing such report before it is published; and

•   monitoring and reviewing the Company’s support of charitable, educational, and business organizations.

SUSTAINABILITY

•   monitoring and reviewing the Company’s policies, procedures, and practices related to corporate social responsibility and sustainability in light of the Company’s intent to foster the sustainable growth of the Company on a global basis;

•   monitoring and reviewing the Company’s strategies, policies, procedures, and practices related to environmental and related health and safety matters;

•   monitoring and reviewing the Company’s policies, procedures, and practices that enable us to proactively respond to evolving public sentiment and government regulations with regard to sustainability, especially in the areas of environmental stewardship, energy use, recycling, and carbon emissions (i.e., our carbon footprint);

•   reviewing the goals and objectives of the Company’s environmental stewardship policy, and amending or, to the extent an amendment requires Board approval, recommending that the Board amend, these goals and objectives if the Committee deems appropriate; and

•   reviewing the Company’s communication and marketing strategies related to sustainability.

“We believe “sustainable growth” means being able to meet the needs of our shareholders and customers while taking into account the needs of future generations, and also ensuring the long-term preservation and enhancement of the Company’s financial, environmental, and social capital.

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The Executive Committee

MEMBERS

Daniel P. Amos
(Chair)

W. Paul Bowers

Karole F. Lloyd

Joseph L. Moskowitz

Melvin T. Stith

NUMBER OF MEETINGS IN 2020

4

PURPOSE

During the intervals between meetings of the Board, the Executive Committee may exercise all of the powers of the Board that may be delegated under Georgia law.

COMPOSITION

Under the Company’s Bylaws, the Executive Committee must consist of at least five Directors, including the Chief Executive Officer, the Chairman of the Board, and such additional Directors as the Board may from time to time determine. Currently, the membership of the Executive Committee also includes the chairpersons of the Audit and Risk, Compensation, and Corporate Governance Committees, and includes the Company’s Lead Non-Management Director. The Chief Executive Officer (or another member of the Executive Committee chosen by him) is the Chairman of the Executive Committee.

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The Finance and Investment Committee

MEMBERS

Thomas J. Kenny
(Chair)

Daniel P. Amos

Toshihiko Fukuzawa

Karole F. Lloyd

NUMBER OF MEETINGS IN 2020

5

RESPONSIBILITIES

FINANCE RESPONSIBILITIES

•   reviewing and reassessing significant financial policies and matters of Treasury and corporate finance, including the Company’s overall capital structure, dividend policy, share repurchase program and liquidity, and the issuance or retirement of debt and other capital securities;

•   reviewing and providing guidance to the Board on significant reinsurance transactions and strategies;

•   reviewing and providing guidance on the Company’s credit ratings, ratings strategy, and overall rating agency dialogue;

•   reviewing and providing guidance to the Board on the financing strategy and capital impact of corporate development activities and multiyear strategic capital project expenditures;

•   reviewing and reassessing the Company’s overall hedging strategy, including foreign exchange and cash flow hedging, and ensuring proper governance over policies and procedures associated with trading in derivative instruments;

•   in partnership with the Compensation Committee, overseeing the Company’s processes for managing the finances of the employee pension and defined contribution benefit plans, including the related investment policies, actuarial assumptions, and funding policies; and

•   in partnership with the Audit and Risk Committee, reviewing and providing guidance on the Company’s corporate insurance coverages.

INVESTMENT RESPONSIBILITIES

•   overseeing the investment process and the policies, strategies, and programs of the Company and its subsidiaries relating to investment risk management;

•   periodically reviewing and assessing the adequacy of the Global Investment Policy of the Company and its subsidiaries, and approving any changes to that policy;

•   reviewing investment transactions made on behalf of the Company and its subsidiaries; and

•   reviewing the performance of the investment portfolios of the Company and its subsidiaries.

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Meeting Attendance

The Board met 4 times in 2020, and all Directors attended at least 75% of the meetings of the Board and the committees on which they served. It is Company policy that each Director should attend the Annual Meeting. All Directors serving at the time attended the 2020 Annual Meeting, which was held virtually due to the COVID-19 pandemic.

Board Responsibilities

Enterprise-Wide Risk Oversight

Our Board oversees our enterprise-wide risk management system, which is designed to achieve organizational and strategic objectives, improve long-term performance, and enhance shareholder value. Risk management requires more than just understanding the risks we face and the steps management takes to manage those risks. The Board also must understand what level of risk is appropriate for the Company. Our Directors are equipped to make all of these determinations because they are integral to the process of setting the Company’s business strategy.

While the Board oversees the risk-management process generally, several Board and management committees have specific roles that correspond with their areas of responsibility.

Role of Management

The Company’s management is responsible for day-to-day risk management. Our enterprise risk-management framework, which is aligned with and overseen by the Board and its committees, includes several executive management committees whose roles incorporate risk management across the enterprise. For example, executive management’s Global Risk Committee oversees the processes for identifying, assessing, measuring, monitoring, controlling, and mitigating the key risks associated with the Company. Other management committees are responsible for implementing policies and risk-management processes relating to strategic, operational, investment, competitive, regulatory and legislative, product, reputational, and compliance risks.

Audit and Risk Committee

Under its charter, the Audit and Risk Committee’s responsibilities include risk management and compliance oversight. Specifically, the Audit and Risk Committee:

•	discusses guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage exposure to risk;
•	reviews the Company’s risk assessment and enterprise risk-management framework, including risk-management guidelines, risk appetite, risk tolerances, key risk policies, and control procedures;
•	reviews critical regulatory risk-management filings and enterprise risk-management material shared with regulators and rating agencies;
•	reviews the general structure, staffing models, and engagement of the Company’s risk governance departments and practices;
•	reviews the Company’s major financial risk exposures and evaluates processes and controls that management has adopted to monitor and manage those risks;
•	meets in executive session with key senior leaders involved in risk management;
•	reviews with the internal auditors, the independent auditor, and the Company’s financial management team the adequacy and effectiveness of our internal controls, including information security policies and internal controls regarding information security, and any special steps adopted in light of material control deficiencies; and
•	reports to the Board, at least annually, with respect to matters related to key enterprise risks and risk management areas of concentration.

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Spotlight on Information Security Risk Oversight

The Board has adopted an information security policy directing management to establish and operate an information security program with the goal of ensuring that the Company’s information assets and data, and the data of its customers, are appropriately protected. The Board has delegated oversight of the Company’s information security program to the Audit and Risk Committee. The Company’s senior officers, including its Global Security and Chief Information Security Officer, are responsible for the operation of the information security program and communicate quarterly with the Audit and Risk Committee on the program, including with respect to the state of the program, compliance with applicable regulations, current and evolving threats, and recommendations for changes in the information security program. The information security program also includes a cybersecurity incident response plan that is designed to provide a management framework across Company functions for a coordinated assessment and response to potential security incidents. This framework establishes a protocol to report certain incidents to the Global Security and Chief Information Security Officer and other senior officers, with the goal of timely assessing such incidents, determining applicable disclosure requirements and communicating with the Audit and Risk Committee. The incident response plan directs the executive officers to report certain incidents immediately and directly to the Lead Non-Management Director.

For more information, see the Aflac Incorporated Cybersecurity Disclosure on the Company’s ESG site at esg.aflac.com.

Finance and Investment Committee

The Finance and Investment Committee oversees the investment process and investment risk management of the Company and its subsidiaries by monitoring investment policies, strategies, and transactions and reviewing the performance of the investment portfolio and overall capital and liquidity position of the Company.

Investment process	The manner in which we invest cash flows of the Company and its subsidiaries and manage investments to emphasize safety, liquidity, returns, tax considerations, applicable laws and regulations, and conformity with the needs of the Company and its subsidiaries.
Investment risk	Includes liquidity risk, market risk, and credit risk.
Liquidity risk	When an investment is not marketable and cannot be bought or sold quickly enough to prevent or minimize a loss.
Market risk	The risk that market movements will cause fluctuations in the value of our assets, the amount of our liabilities, or the income from our assets.
Credit risk	The risk of loss arising from the failure of a counterparty to perform its contractual obligations.
Enterprise: Capital & Liquidity risk	Review of enterprise capital adequacy, access to capital, and maintenance of liquidity position to protect credit ratings and the Company’s ability to meet short and long-term obligations.

Compensation Committee

The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. As more fully discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee establishes incentive compensation performance objectives for management that are realistically attainable so as not to encourage excessive risk taking.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all Directors, executives, and employees of the Company and its subsidiaries. In addition, there are provisions specifically applicable to the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer. The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers of, any provision of the Code of Business Conduct and Ethics by posting such information on our website, aflac.com, under “Investors,” then “Governance,” then “Governance Documents.”

Chief Executive Officer and Executive Management Succession Planning

The Board, in coordination with the Corporate Governance Committee, is responsible for succession planning for key executives to ensure continuity in senior management. As part of that effort, the Board and the Corporate Governance Committee ensure that the Company has an appropriate process for addressing Chief Executive Officer succession as a matter of regular planning and in the event of extraordinary circumstances.

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The Chief Executive Officer plays an active role in the succession-planning process for other executive management positions. In coordination with the Company’s executive management team, including the General Counsel and the Director of Human Resources, the Chief Executive Officer periodically evaluates potential successors, reviews development plans recommended for such individuals, and makes recommendations to the Corporate Governance Committee. Together these parties also identify potential successors for other critical executive management positions. In addition, the Chief Executive Officer reviews executive succession planning and management development at an annual executive session of independent Directors.

Commitment to Social Responsibility and Sustainability

As noted above, the Company has a dedicated, Board-level committee, which oversees the Company’s policies, procedures, and practices with respect to corporate social responsibility (CSR) and sustainability. Specifically, the Board, through this committee, receives updates on the business’ focus on certain U.N. Sustainable Development Goals, environmental initiatives, workplace diversity and inclusion efforts, and philanthropic activities. The Corporate Social Responsibility and Sustainability Committee also monitors the preparation of and reviews the Company’s annual report that provides more detail around CSR and sustainability initiatives. To see Aflac Incorporated’s 2020 Business and Sustainability Report and the policy statements around ESG Investing, Tax, Carbon Neutrality, Human Rights, Human Capital Management, Diversity and Inclusion, and Supply Chain Approach and Philosophy, please visit esg.aflac.com.

Shareholder Outreach

The Company has a long history of engaging shareholders to learn about the issues and concerns that are important to them. We believe that open communications can have a positive influence on our performance as we address key concerns around corporate governance, environmental, and social topics. For example, we are proud to have been the first publicly traded company in the United States to voluntarily allow shareholders a say-on-pay vote. In keeping with this governance philosophy, we communicate with our shareholders on a regular basis and incorporate their feedback into our decision-making process.

Our Approach

YEAR-ROUND ENGAGEMENT

Aflac Incorporated’s Investor and Rating Agency Relations team proactively engages year-round with shareholders and fixed income investors, including:

•   current and prospective

•   retail and institutional

•   portfolio management and stewardship teams

These efforts often include executive management and occasionally the Lead Non-Management Director and extend to:

•   proxy advisory firms,

•   ESG rating firms and

•   credit rating agencies

Both outside of and leading up to the annual meeting, the Vice President of Investor Relations and Corporate Secretary conduct meetings (in person when possible and by telepresence) and calls to update investors and regularly relay feedback to the Chairman, Lead Non-Management Director and the Board. During 2020 engagements, we discussed our policy statements on the recently launched esg.aflac.com as well as the following topics:

•   Business Update & COVID-19 Response: Provided an update on our business and focus areas in light of the ongoing COVID-19 pandemic, including actions we have taken to support our employees and customers through this challenging time;

•   Environmental & Social Initiatives: Discussed our sustainability goals and diversity and inclusion initiatives, our focus on human capital management and fostering a supportive corporate culture for employees, and recent enhancements to our sustainability reporting;

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•	Board Composition: Discussed the alignment of board composition and skills with company strategy; and
•	Executive Compensation: Reviewed key features of our compensation program and its continued alignment with company strategy and performance.

Over the course of these meetings, two topics were consistently discussed: climate change and diversity and inclusion. The feedback received as part of these conversations were informative and valuable in forming corporate strategy in 2021 as it relates to these issues. For example, as a result of discussion of our environmental and social goals, the Corporate Social Responsibility and Sustainability Committee has recommended to the Compensation Committee an ESG compensation modifier for 2021. Also, following investor dialogue regarding best practices and expectations around reducing our carbon footprint, the Company has made a commitment to include Scope 3 emissions to its existing 2040 carbon neutrality goal.

Communications with Directors

Shareholders and other interested parties may contact members of the Board by mail. If you wish to communicate with the Board, any individual Director, or any group or committee of Directors, address your correspondence to the Board or to such individual Director, group, or committee, c/o the Corporate Secretary of Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999. The Corporate Secretary will forward any message that is not in the nature of advertising, promotions of a product or service, or patently offensive material.

Governance Documents

Charters for the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance Committee, as well as the Company’s Guidelines on Significant Corporate Governance Issues, the Code of Business Conduct and Ethics and other governance-related documents, all can be found on the Company’s website, aflac.com, under “Investors,” then “Governance,” then “Governance Documents.” Shareholders can request printed copies of these documents by submitting a request to the Corporate Secretary at the address shown above.

Director Compensation

Directors who also serve as employees of the Company or its subsidiaries do not receive compensation as Board members. The Compensation Committee reviews the policy regarding total compensation for Non-employee Directors at least every other year and recommends compensation to the Board consistent with that policy. When making its recommendation, the Compensation Committee considers a variety of factors, including the Non-employee Director pay packages at our peer group companies, the skills and backgrounds required of Non-employee Directors to serve on the Company’s Board, and the balance between the cash and equity components of the package. The Board makes final determinations regarding Non-employee Director compensation.

The Compensation Committee assesses Director compensation and uses its independent compensation consultant to benchmark against peers every other year.

Cash Compensation

Cash compensation for the Non-employee Directors was as follows:

All Non-employee Directors	$135,000 annually
Audit and Risk Committee members	Additional $10,000 annually
Chairs—Corporate Governance, Corporate Social Responsibility and Sustainability, Corporate Development, Finance and Investment	Additional $20,000 annually
Chair—Audit and Risk	Additional $30,000 annually
Chair—Compensation	Additional $25,000 annually
Lead Non-Management Director	Additional $50,000 annually

Non-employee Directors may elect to have all or a portion of their Board annual retainer paid in the form of immediately vested nonqualified stock options, restricted stock that vests after one year of continued service, or a combination thereof as determined by the Board. In 2020, one Non-employee Director elected to receive restricted stock in lieu of a cash annual retainer.

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Equity Compensation

As shown below, Non-employee Directors also receive equity on a regular basis to ensure that their interests are aligned with those of our shareholders.

Timing of equity grant	Form of equity grant(1)	Value of equity grant(2)
Upon joining the Board	nonqualified stock options, stock appreciation rights, restricted stock, or a combination thereof	aggregate value as determined by the Board not in excess of the value of a nonqualified stock option covering 20,000 shares of Common Stock
Annually, at the discretion of the Board	restricted stock, nonqualified stock options, stock appreciation rights, or a combination thereof	aggregate dollar value of approximately $155,000

(1)	If the Board grants restricted stock, it may permit Non-employee Directors to elect to receive nonqualified stock options instead. In 2020, three Non-employee Directors made this election. Two Non-employee Directors elected to receive all stock options and one Non-employee Director elected to receive half of the grant value in the form of nonqualified stock options.
(2)	The values of any stock options or stock appreciation rights are determined based upon the most current Black-Scholes-Merton three-year period valuation price of option shares as determined by the Compensation Committee’s independent compensation consultant. For grants made in the three-year period of 2019 to 2021, our deemed fair value of a stock option is $6.54.

Non-employee Directors are required to hold shares worth at least four times the amount of the annual cash retainer.

For additional information, please see “Stock Ownership Guidelines; Hedging and Pledging Restrictions” on page 48.

Vesting

Grants of stock options or, if elected, restricted stock, made to Non-employee Directors upon joining the Board become vested one year from the grant date, generally subject to continued service. Grants of restricted stock or, if elected, stock options, made to Non-employee Directors at the time of an annual meeting become vested at the next annual meeting, generally subject to continued service. Upon death or disability or a change in control of the Company, Non-employee Directors will become 100% vested in all outstanding options and stock awards.

Retirement Plans

The Company maintains a retirement plan for Non-employee Directors who have attained age 55 and completed at least five years of service on the Board, but that plan was closed to new participants effective 2002 and Dr. Rimer is the only Non-employee Director who participates in the retirement plan. The dollar value and length of payment of the annual retirement benefits were frozen effective May 3, 2010. For qualifying participants, payments under the plan begin upon termination of service as a Non-employee Director and continue for the shorter of the number of years the participant served as Non-employee Director prior to May 3, 2010, or the life of the participant (or, if applicable, his or her surviving spouse). On an annual basis, such payments are equal to the annual compensation paid to a participant during his or her service as a Non-employee Director during the 12-month period immediately preceding May 3, 2010, excluding committee fees, and subject to a cap of $30,000 for the annual retainer fee and $2,000 per meeting. The Non-employee Directors do not participate in any nonqualified deferred compensation plans.

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2020 Director Compensation

The following table identifies each item of compensation paid to Non-employee Directors for 2020.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation ($)	Total ($)
W. Paul Bowers	266,667	-	150,027	-	-	416,694
Toshihiko Fukuzawa	138,333	155,012	-	-	-	293,345
Robert B. Johnson*	48,333	-	-	-	-	48,333
Thomas J. Kenny	110,000	-	150,027	-	-	260,027
Georgette D. Kiser	145,000	155,012	-	-	-	300,012
Karole F. Lloyd	178,333	155,012	-	-	-	333,345
Nobuchika Mori**	90,000	130,809	-		-	220,809
Joseph L. Moskowitz	173,333	77,506	75,017	-	-	325,856
Barbara K. Rimer, DrPH	158,333	155,012	-	33,411	-	346,756
Katherine T. Rohrer	139,167	155,012	-	-	-	294,179
Melvin T. Stith	138,333	155,012	-	-	-	293,345

*	Robert B. Johnson’s term on the Board of Directors ended May 4, 2020.
**	Nobuchika Mori was elected to the Board of Directors on May 4, 2020.
(1)	Daniel P. Amos is not included in the table because he is an employee and thus did not receive compensation for his services as a Director. The compensation received by Mr. Amos as an employee is shown in the Summary Compensation Table.
(2)	W. Paul Bowers elected to receive his annual retainer in restricted stock. The value of these shares on the grant date was $215,000.
(3)	This column represents the dollar amount recognized in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for financial statement purposes with respect to the 2020 fiscal year for the fair value of restricted stock granted in 2020. The fair values of the awards granted in 2020 were calculated using the closing per-share stock price on the date of grant of $35.75 for the awards granted on May 4, 2020. As of December 31, 2020, the following Non-employee Directors held the following number of restricted stock awards: W. Paul Bowers, 6,145; Toshihiko Fukuzawa, 4,430; Georgette D. Kiser, 4,430; Karole F. Lloyd, 4,430; Nobuchika Mori, 3,738; Joseph L. Moskowitz, 2,215; Barbara K. Rimer, 4,430; Katherine T. Rohrer, 4,430; and Melvin T. Stith, 4,430.
(4)	In accordance with the SEC’s reporting requirements, this column represents the dollar amount recognized in accordance with ASC 718 for financial statement purposes with respect to the 2020 stock option grants. The Company’s valuation assumptions are described in Note 12 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Form 10-K filed with the SEC for the year ended December 31, 2020. Stock options granted to Non-employee Directors vest after one year generally subject to continued service. As of December 31, 2020, each Non-employee Director held stock options covering the following number of shares of Common Stock: William P. Bowers, 23,701; Thomas J. Kenny, 23,701; Joseph L. Moskowitz, 53,580; and Barbara K. Rimer, 97,322.
(5)	Represents change in pension value. Barbara K. Rimer participates in the Directors’ retirement plan. The other directors do not participate in the Directors’ retirement plan since they first became Directors after the plan was closed to new participants in 2002.

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Corporate Governance Matters

CD&A At-A-Glance

This summary highlights information contained in the Compensation Discussion and Analysis, but it does not contain all of the information you should consider.

2020 Business Overview

CASH	3 YEAR TSR
DIVIDEND
+3.7%	+8.6%

RETURN ON	NET EARNINGS	ADJUSTED EPS
EQUITY
15.3%	$4.8B	+10.8%*

SHARE	AFLAC JAPAN SOLVENCY	AFLAC RISK
REPURCHASE	MARGIN RATIO	BASED CAPITAL
$1.5B	960%	508%

*	Adjusted earnings per diluted share excluding foreign currency impact is not calculated in accordance with generally accepted accounting principles in the U.S. (GAAP). See the Appendix to this Proxy Statement for the definition of this non-GAAP measure and reconciliation to the most comparable GAAP financial measure.

PAY-FOR-PERFORMANCE COMPENSATION PHILOSOPHY

Our executive compensation program is designed to drive shareholder value via three critical features:

1.	A pay-for-performance philosophy and compensation program structure that directly motivates our executives to achieve our annual and long-term strategic and operational goals
2.	Compensation elements that help us attract and retain high-caliber talent to lead the Company
3.	“Best practice” compensation governance policies, such as stock ownership guidelines, clawback provisions, and no change-in-control excise tax gross-ups

Elements of Our Executive Compensation Program

We consider annual and long-term incentive compensation to be the most important compensation awarded; these pay elements represent the largest part of total rewards for executives and provide the strongest link to Company results and shareholder value creation.

CEO TARGET COMPENSATION MIX	CEO + NEOs AVERAGE TARGET MIX

2021 Proxy Statement	27

Corporate Governance Matters

2020 Management Incentive Plan Performance

	Performance	Result
Corporate Metric:
Adjusted earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect)	$4.89	Exceeded Maximum Goal
U.S. Segment Metrics:
Increase (decrease) in New Annualized Premium	(31.14%)	Below Minimum Goal
Increase (decrease) in Earned Premium	(1.17%)	Below Minimum Goal
Japan Segment Metrics:
New Annualized Premium (in billions of Yen) (excluding Japan Post sales)	¥50.2	Below Minimum Goal
Decrease in Earned Premium (third sector and first sector protection sales)	(0.98%)	Above Minimum Goal
Global Investments Metrics:
Net Investment Income (U.S. and Japan GAAP segments only)	Budget plus 4.76%	Exceeded Maximum Goal
Credit Losses/Impairments	($125 million)	Above Target Goal

2018-2020 Long-Term Incentive Performance Results

	Performance	Result
Metrics:
Currency Neutral AROE Result (70% weighted)	15.1%	Above Target Goal
SMR (15% weighted)	953%	Exceeded Maximum Goal
RBC (15% weighted)	543%	Above Target Goal

28	Aflac Incorporated

Executive Compensation

Proposal 2

Executive Compensation (“Say-on-Pay”)

We are committed to achieving a high level of total return for our shareholders. From the end of August 1990, when Daniel P. Amos was appointed the CEO, through December 31, 2020, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 7,689%, compared with 2,326% for the Dow Jones Industrial Average, 2,088% for the S&P 500 Index, and 895% for the S&P 500 Life & Health Insurance Index over the same period.

The Board of Directors recommends a vote FOR our executive compensation.

We believe our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. Beginning in 2008, we voluntarily provided our shareholders an annual advisory vote (commonly known as “Say-on-Pay”), which is now required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. In accordance with Section 14A of the Securities Exchange Act of 1934, this vote gives you as a shareholder the opportunity to endorse or not endorse the compensation of our named executive officers through the following resolution:

“Resolved, on an advisory basis, the shareholders of Aflac Incorporated approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative in the Notice of 2021 Annual Meeting of Shareholders and Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the decisions made by the Compensation Committee related to those programs, and the factors considered when making those decisions.

SIGNIFICANT INFORMATION IN THIS SECTION

30	Pay-For-Performance Compensation Philosophy
31	2020 Business Overview
34	Summary of Our Executive Compensation Program
35	Outcome of 2020 Say-on-Pay Vote
35	Compensation Design and Philosophy
40	Management Incentive Plan
44	Long-Term Incentives
48	Stock Ownership Guidelines; Hedging and Pledging Restrictions

2021 Proxy Statement	29

Executive Compensation

This CD&A focuses on our named executive officers (“NEOs”) for 2020, who were:

Daniel P. Amos Chairman and Chief Executive Officer (CEO)
Max K. Brodén Executive Vice President, Chief Financial Officer (CFO) and Treasurer
Frederick J. Crawford President, Chief Operating Officer (COO)
Eric M. Kirsch Executive Vice President, Global Chief Investment Officer; President, Aflac Global Investments
Audrey Boone Tillman Executive Vice President, General Counsel

Executive Summary

Pay-For-Performance Compensation Philosophy

Our compensation programs are designed to ensure that a substantial amount of executive pay is directly linked to the Company’s results. We believe this is the most effective method for creating alignment with shareholder interests and that it has played a significant role in making the Company an industry leader. Importantly, performance-based elements of our compensation programs apply to all levels of Company management—not just the executive officers. In fact, pay-for-performance components permeate compensation at every employee level. As a result, we are able to attract, retain, motivate, and reward talented individuals who have the necessary skills to manage our growing global business on a day-to-day basis and to position the Company for success in the future.

The Board’s independent compensation consultant, Mercer LLC, works with the Compensation Committee to review executive compensation practices, including the competitiveness of pay levels, design issues, market trends, and other technical considerations.

Our executive compensation program is designed to drive shareholder value via three critical features:

A pay-for-performance philosophy and compensation program structure that directly motivates our executives to achieve our annual and long-term strategic and operational goals	Compensation elements that help us attract and retain high-caliber talent to lead the Company	“Best practice” compensation governance policies, such as stock ownership guidelines, clawback provisions, and no change-in-control excise tax gross-ups

30	Aflac Incorporated

Executive Compensation

2020 Business Overview

TSR	CASH DIVIDEND +3.7% We increased our cash dividend, marking the 38th consecutive year of increasing the dividend.

3 YEAR TSR

+8.6%

Our three-year total shareholder return* was 8.6%, versus -11.7% for the S&P 500 Life and Health Insurance subindex. Our annual total shareholder return* was -13.6%, versus -9.5% for the S&P 500 Life and Health Insurance index.

3 YEAR TSR COMPARED TO PEERS Percentile Rank 63%
Financial Highlights	RETURN ON EQUITY 15.3% We generated a strong return on equity, and our AROE(1) for the full year was 15.0%.	NET EARNINGS(2) $4.8B Net earnings increased 44.6% over 2019.	ADJUSTED EPS(1) +10.8% Adjusted earnings per diluted share, excluding the impact of foreign currency.

	Aflac U.S.: Sales were down 30.8%.	Aflac Japan: Sales were down 36.2%.

	Earned Premium was down 1.17%.	Earned Premium was down 0.98%.
Capital	SHARE REPURCHASE $1.5B We repurchased approximately 37.9 million of the Company’s shares as part of a balanced capital allocation program.		REGULATORY CAPITAL RATIOS* 960% Aflac Japan Solvency Margin Ratio 508% Aflac Risk Based Capital

*	As of December 31, 2020
(1)	The adjusted return on equity, excluding the impact of foreign currency, (AROE) and adjusted earnings per share, excluding the impact of foreign currency, (adjusted EPS) metrics are principal financial measures used to evaluate management’s performance, and we believe they continue to be a key driver of shareholder value. See the Appendix to this Proxy Statement for definitions of these non-GAAP measures and reconciliation to the most comparable GAAP financial measures.
(2)	The Company recognized a one-time income tax benefit of $1.4 billion due to the release of valuation allowances which were predominantly established on the Company’s deferred foreign tax credit benefits.

2021 Proxy Statement	31

Executive Compensation

2020 Operating Results

In 2020, the Company advanced the vision of offering high-quality supplemental products and service through diverse distribution outlets, building upon our market-leading position to drive long-term shareholder value.

Pandemic Impact

At the onset of the COVID-19 global pandemic, the majority of the Company’s employees in Japan and the U.S. shifted to remote working environments with limited returns to office mainly in Japan undertaken as warranted by local conditions. Both Aflac Japan and Aflac U.S. took measures to address employee health and safety and increase employees’ ability to develop and maintain more flexible working conditions. The Company also provided financial support to agents and agencies with interest-free loans to help manage through this difficult period and granted grace periods for premium payments giving policyholders relief without fear of their coverage being cancelled. To support front-line efforts to combat the virus in both countries, the Company contributed more than a combined $10 million to organizations oriented around first-responders. In addition, the Company accelerated investments in digital tools to accommodate both our customers and distribution in a virtual environment. In line with business continuity planning, the Company established command centers to monitor and communicate developments, and operations remained stable throughout the year. Enterprise crisis management meetings were chaired by the President and COO with the Chair of the Audit and Risk Committee of the Board attending.

Aflac Japan and Aflac U.S. both experienced a significant decrease in sales due to the effects of the pandemic and related government responses like emergency orders, resulting in a steep decline in face-to-face meetings between sales people and customers. In response, both Aflac Japan and Aflac U.S. accelerated investments in digital initiatives to improve productivity, efficiency, and customer service over the long term. The pandemic weighed on revenue performance, however, profit margins and earnings-per-share remained strong as benefit ratios were positively impacted by lower routine medical claims and absorbed an increase in claims related to COVID-19. The Company also defended investment income despite economic conditions driving down interest rates. Finally, the Company also took prompt action to strengthen its capital and liquidity position should pandemic conditions trend negative, and continued to undertake de-risking activity in its investment portfolios adjusting to market conditions throughout the year.

Aflac Incorporated

On December 2, 2019, the Company gave guidance for 2020 consolidated adjusted earnings per diluted share of $4.30 to $4.50 using an exchange rate of 110 yen to the dollar, which on a currency-neutral basis and normalized for 2019 equated to approximately a 1% increase. On April 29, 2020, recognizing the challenges to production and potential volatility in core earnings drivers associated with the evolving nature of the global pandemic, the Company withdrew earnings guidance for 2020 with the release of its first quarter results. Ultimately, the Company reported adjusted earnings per diluted share of $4.96, or $4.92 excluding the effect of foreign currency, which were positively impacted by the release of valuation allowances on deferred foreign tax credits, which were allowed due to U.S. tax regulations released in the third quarter of 2020. Aside from the favorable tax outcome, earnings per share benefited from stable pre-tax profit margins, benefited by lower routine medical claims and cost control measures, and favorable investment income.

For the year, the Company generated a strong return on equity of 15.3% and our AROE, excluding the impact of foreign currency, for the full year was 15.0%. The combination of strength in pre-tax profit margins supported by generally favorable benefit ratios and investment income with strength in capital and cash flow supported the proactive return of capital in the form of share repurchase and common dividend increases.

Management and the Board are committed to ensuring comprehensive risk management and to safeguarding the Company’s financial strength. In 2020, core capital strength measures remained very strong including core metrics of holding company leverage within a conservative range of 20% to 25%, Aflac Japan’s SMR ratio above 900%, and Aflac U.S. RBC ratio above 500%. The Company’s strong capital and cash flow positions continue to support our financial strength ratings, which are among the highest in the industry, and our 38-year track record of increased Common Stock dividends.

Aflac U.S.

The Aflac U.S. sales team has worked to adjust its sales approach given the reduction in face-to-face sales since the onset of the pandemic. Key elements to this approach include realizing sales at the worksite through an enrollment call center, video enrollment through co-browsing and self-enrollment. The traditional agent sales team is also using virtual recruiting and training through video conferencing to maintain the recruiting pipeline. The Aflac U.S. broker sales team is focused on product enhancements due to COVID-19 as well as leveraging technology-based solutions to drive enrollment. Aflac U.S. has also accelerated investments in digital initiatives designed to improve long-term productivity, efficiency, and customer service.

32	Aflac Incorporated

Executive Compensation

Aflac U.S. management continued to focus on serving the benefit needs of small businesses with its extensive agent distribution channel, as well as the needs of larger employers by continuing to build relationships with brokers. The pandemic’s impact on sales also pressured premium growth rates in the U.S., which has been partially offset by lower lapse rates. While 2020 sales were depressed, the Company’s distribution platform has pivoted to utilizing digital means to drive sales and enrollment, thus gradually reducing the remaining gap between pre- and post-pandemic declines in sales.

While the Company has been known for its organic growth, 2020 was also marked by prudent investments to promote growth and to drive efficiencies. Aflac U.S. has set the direction for its strategy for the next five years and plans to increase its attractiveness in the large case market by accelerating an integrated platform and go-to-market strategy for a full suite of group benefits. Most notably, Aflac and Aflac New York, took an opportunity to accelerate growth through a measured buy-to-build transaction with the acquisition of Zurich North America’s U.S. group life disability and absence management business (“2020 Zurich business acquisition”) in November 2020 for total consideration of approximately $140 million. This strategy is also supported by the 2019 acquisition of Argus Dental and Vision. In 2020, we piloted Aflac’s new network dental and vision product in 10 states under limited distribution in preparation for a national launch in early 2021. Aflac U.S. is also in its second year of the build-out of its consumer markets for the digital direct-to-consumer sale of insurance, and sales made through that platform have continued to grow. While these investments were largely responsible for the elevated expense ratio, Aflac U.S.’s pretax profit margin ended the year in the middle of the forecasted range. Finally, in the fourth quarter of 2020, Aflac Incorporated made a $200 million strategic investment in Trupanion, a leading U.S. and Canadian pet insurer. The alliance is a multi-year build with planning in 2021 and then building-out Aflac and Trupanion co-branded product distribution in the worksite.

Aflac Japan

Similarly, to counter the challenging face-to-face sales environment brought on by the pandemic, Aflac Japan focused on generating new business through direct mail to existing and prospective customers, digital and web-based sales to groups, and a new smartphone-enabled insurance application that allows the customer and an Aflac Japan operator to see the same screen. In Japan, management continued to strengthen relationships with customers and agencies by focusing on a new cancer rider strategy. This rider strategy allowed Aflac Japan cancer policyholders a simple way of updating their existing coverage by adding a mid-term rider to their existing policy without having to lapse. Aflac Japan expects this simplified approach to appeal to younger customers and new sales agents, while also lowering new product refreshment costs and benefiting persistency. Cancer insurance sales results also reflected a sharp decline in the sale of cancer products as Japan Post Holdings Co., Ltd. (“Japan Post”) continued to focus on restoring customer trust after the internal investigation of the sale of Japan Post Insurance products through Japan Post Co., Ltd. and Japan Post Insurance Co., Ltd. While the investigation and eventual suspension of sale of Japan Post Insurance products did not involve the sale of Aflac Japan cancer policies, the events had a negative impact on cancer sales in the postal network.

During 2020, Aflac Japan also accelerated investments in digital and paperless initiatives designed to increase long-term productivity, efficiency, customer service and business continuity. The paperless initiative represents a ¥10 billion multi-year investment, that when completed, will result in ¥3 billion of annual savings, create a more nimble operating platform for disaster recovery purposes, and helps to reduce our carbon footprint in Japan. Aflac Japan is investing to increase operational efficiency while carrying out activities to expand sales of our existing products and also paying close attention to profitability and investment risk, which is especially important given the uncertainty ushered in by COVID-19.

Despite the competitive market for cancer and medical insurance products, the persistent low interest rate environment in Japan and higher expenses related to technology investments and marketing, Aflac Japan still delivered a strong pretax profit margin to the high end of the forecasted range.

Global Investments

Given the volatile market environment, our net investment income performed very well. Net investment income benefited from continued expansion of floating rate loan and alternative investments, which served to combat persistently lower interest rates in both the U.S. and Japan. Net investment income also benefited from our decision to hedge against falling interest rates, net of locking in hedge costs; tactical asset allocation decisions; and a significant increase in call income as issuers redeemed bonds due to lower refinancing rates.

Net investment losses were primarily comprised of allowances for credit losses, currency effect revaluation losses on our Aflac Japan U.S. dollar loans, and mark-downs on equity securities. Partially offsetting this was a net gain on security sales and our derivative hedging program.

Strategically, the Aflac Global Investments strategic alliance and investment in Varagon Capital Partners continued to perform well and contributed to corporate investment income during 2020.

2021 Proxy Statement	33

Executive Compensation

Summary of Our Executive Compensation Program

As a leader in our industry segment, we recognize that a sound executive management compensation program is one element of why we are an employer of choice. Our executive compensation program directly links compensation incentives with our business goals and shareholder interests.

We consider annual and long-term incentive compensation to be the most important compensation awarded because these pay elements represent the largest part of total rewards for executives and provide the strongest link to Company results and shareholder value creation. Moreover, incentive compensation enables us to attract, retain, motivate, and reward talented individuals who have the necessary skills to manage our growing global enterprise now and for the future. Due to our focus on incentive compensation, base salary is the smallest component of compensation for the NEOs.

KEY ELEMENTS OF OUR 2020 EXECUTIVE COMPENSATION PROGRAM

CEO pay mix and Element	Terms	Performance Measure(s)	Objective(s)
Base Salary	The fixed amount of annual cash compensation for performing day-to-day responsibilities. Generally reviewed biennially for potential increase based on a number of factors, including market levels, performance, and internal equity.	Levels set based on market data, job scope, responsibilities, experience, and individual performance.	• Attract and retain talent
Management Incentive Plan (“MIP”)	Annual variable cash compensation based on the achievement of predetermined annual performance goals.

Performance metrics align with our business strategy, geographic segment goals, and key value drivers:

•  Corporate goal: adjusted earnings per diluted share, excluding the impact of foreign currency

•  U.S. goals: increase in new annualized premium, increase in earned premium

•  Japan goals: new annualized premium (excluding Japan Post sales), decrease in earned premium (third sector and first sector protection sales)

•  Global Investments goals: net investment income; credit losses/impairments

Performance goals are rigorous and set to align the Company’s business plan with the expectation of achieving target performance.

•  Motivate executives and reward annual operational and strategic performance

•  Drive enterprise growth

•  Focus on key near-term drivers of long-term value for our business

•  Retain key talent

•  Exercise sound risk-management practices

Long-term Incentives (“LTI”)	Long-term variable equity awards granted annually in performance-based restricted stock (“PBRS”) (100% of LTI for the CEO and other NEOs) under the Company’s Long-Term Incentive Plan. PBRS vests based on three-year financial performance.	AROE, Risk-Based Capital (“RBC”), and Solvency Margin Ratio (“SMR”) are metrics that affect our long-term business strategy and operating environment. Payout is also contingent on a relative TSR modifier.

•  Motivate executives and reward long-term operational and strategic performance

•  Focus on key long-term value drivers for our business

•  Align executives’ interests with shareholders’ interests

•  Retain key talent

•  Exercise sound risk-management practices

34	Aflac Incorporated

Executive Compensation

Outcome of 2020 Say-on-Pay Vote

The Company has a history and a well-earned reputation with its shareholders as a transparent organization. That commitment to transparency on all levels was a driving force behind our decision in 2008 to allow shareholders a “say-on-pay” advisory vote, years before such votes became mandatory for most public companies. In 2020, 98% of our shareholders voted in favor of our executive compensation program.

Consistent with our approach in prior years, the Company engaged in shareholder outreach efforts throughout 2020. The feedback from these conversations, together with a thorough analysis of best practices and guidance from our independent compensation consultant, was incorporated into the Compensation Committee’s regular review of our compensation programs.

Compensation program changes, if any, are made with a focus on ensuring that pay is aligned with Company performance and corporate strategy. We continually analyze our compensation program to ensure that we remain current in our approaches, a leader in executive compensation best practices, and cognizant of shareholder concerns. Moreover, we pride ourselves on incorporating ethics and transparency into everything we do, including compensation disclosure. Accordingly, we will continue our review and dialogue with investors to determine if additional changes are warranted.

After careful consideration, the Compensation Committee did not make any changes to our executive compensation program and policies, neither due to the impacts of COVID-19 nor as a result of the most recent say-on-pay vote in 2020. As noted in the Program Changes for 2021 section below, the Compensation Committee has made changes to the MIP formula to include an ESG modifier for 2021.

Compensation Design and Philosophy

Strong Compensation Governance Policies and Leader in Best Practices

The Company has long been a leader in corporate governance best practices. Our executive compensation programs reflect the strong, long-standing governance policies outlined below.

What We Do	What We Don’t Do

 First public company in the U.S. to provide shareholders with a say-on-pay vote (voluntary action starting in 2008, three years before such votes were required)

 Prioritize active engagement with our shareholders regarding our compensation program

 History of responding to our shareholders’ feedback

 Adherence to a rigorous pay-for-performance philosophy in establishing program design and targeted pay levels for NEOs

 Independent Compensation Committee oversees the program

 Independent compensation consultant is hired by and reports to the Compensation Committee

 Annual report by the independent compensation consultant to the full Board on CEO pay and performance alignment

 Long-standing stock ownership guidelines for executive officers and Directors

 Long-standing clawback policy

 Double trigger requirements in all employment agreements with change-in-control provisions

  No golden parachute payments for CEO following a change in control

  Officers and Directors may not implement 10b5-1 plans unless approved by the Compensation Committee

  All employees are prohibited from hedging or engaging in short sales of Company stock

  Executive officers and Directors may not pledge Company stock

  No repricing underwater stock options

  No change-in-control excise tax gross-ups

2021 Proxy Statement	35

Executive Compensation

Process of Setting Executive Compensation

Independent Compensation Consultant

The Compensation Committee has retained a nationally recognized compensation consultant, Mercer LLC (“Mercer”), to assist and advise the Compensation Committee in designing and refining the Company’s executive compensation program. Mercer typically assists in the following areas:

•	providing comparative company performance to determine NEO compensation;
•	evaluating the competitiveness of the Company’s executive compensation and benefit programs;
•	reviewing plan design issues and recommending improvements;
•	apprising the Compensation Committee of trends and developments in the marketplace;
•	assessing the relationship between executive pay and performance;
•	assessing proposed performance goals and ranges for incentive plans;
•	conducting training sessions for the Compensation Committee; and
•	proposing the compensation for Non-employee Directors.

Fees paid to Mercer for these services totaled $169,074 in 2020. Management retained certain Mercer affiliates to provide additional services not pertaining to executive compensation during 2020, and approved payments for those services totaling $24,705. In addition, as the Company grows the sales of its insurance products through brokers in the U.S., this has resulted in commission payments totaling $36,749,804 during 2020 to the broker subsidiaries of Mercer. These subsidiaries are separate from the subsidiary that provides compensation consulting to the Company. As reported by Mercer to the Compensation Committee, the total payments from the Company represented less than 0.22% of Mercer’s parent company’s annual revenue. The Compensation Committee assessed Mercer’s independence pursuant to SEC rules and concluded that no conflict of interest exists with respect to the work Mercer performs for the Committee.

Importance of the Peer Group

The Compensation Committee sets target compensation for the NEOs at market competitive levels with the assistance of its independent compensation consultant. Factors considered include target pay levels in the market for comparable roles, the primary duties and responsibilities of the role at the Company, and the individual’s relevant experience and performance.

As discussed in this CD&A, the Compensation Committee considers our peer group when setting compensation amounts and targets. Each year, the Compensation Committee, with the assistance of its independent compensation consultant, reviews the composition of the peer group to ensure it remains appropriate. Key factors the Compensation Committee considers during this annual review include operating characteristics, revenue size, asset size, profitability, market value, and total number of employees. Based on the annual review, the Compensation Committee selects a peer group of companies that are engaged in businesses similar to that of the Company, are of a similar size as the Company, and compete against the Company for talent. In terms of the size factors considered, the Company is positioned near the middle of this group.

2020 Peer Group

•  The Allstate Corporation

•  Assurant, Inc.

•  Brighthouse Financial

•  The Chubb Corporation

•  CNO Financial Group, Inc.

•  The Hartford Financial Services Group, Inc.

•  Humana Inc.

•  Lincoln National Corporation

• Manulife Financial Corporation • MetLife, Inc. • Principal Financial Group, Inc. • The Progressive Corporation • Prudential Financial, Inc. • The Travelers Companies, Inc. • Unum Group

36	Aflac Incorporated

Executive Compensation

There were no changes to the 2020 peer group from the peer group used in 2019. The data below shows how the Company’s revenues, total assets, and market value compare to the peer group medians:

($ millions)	Revenue(1)	Total Assets(2)	Market Value(2)
Aflac Incorporated	$22,147	$165,086	$31,238
Peer Median	$31,981	$125,987	$30,869
Percentile Rank for Aflac Incorporated vs. Peers	44th	54th	51st

(1)	For the year ending December 31, 2020
(2)	As of December 31, 2020

Performance-Based Compensation: How Performance Goals Are Set

The Board and the Compensation Committee believe it is important for the Company to manage the business to provide long-term value to our shareholders. Therefore, performance goals under the MIP and LTI programs involve metrics that drive shareholder returns, and payouts depend entirely upon the level of achievement of those goals. The following sections provide detail on how we select metrics under the MIP and LTI program, determine performance target amounts and other important considerations in setting these targets.

We have used the same methodology for setting MIP goals for many years. MIP segment metrics for Aflac U.S., Aflac Japan, and Global Investments are consistent with assumptions used in developing segment financial projections (described below) based on the Company’s best estimates for the coming year. The segment projections are consolidated into the corporate financial projection used to develop earnings per share guidance.

The goal-setting process generally proceeds in two stages.

1.	The Company’s CEO, President and COO, and CFO recommend to the Compensation Committee the specific Company performance objectives that are aligned with corporate strategy, and thus will drive shareholder value and ensure financial soundness. Recommended ranges are based, in part, on past performance results and scenario tests of the Company’s financial outlook as projected by a complex financial model. The model projects the impact on various financial measures using different levels of total new annualized premium, investment returns, budgeted expenses, morbidity, and persistency.
2.	The Compensation Committee refers to these modeled results to establish a target performance level, as well as a minimum and maximum level, for each performance measure. The target goal is not equidistant between the minimum and maximum goals. Instead, for certain key metrics the MIP payout curve is “sloped” to require significant above-target performance to achieve a maximum payout. Correspondingly, the payout for a minimum result is one-half of the target payout, while the payout for the maximum goal (or better) is twice the target payout. No payouts are made for performance below the minimum goal. Interpolation is used to calculate incentive payouts for results between minimum and target goals or target and maximum goals. The 2020 MIP goals were approved by the Compensation Committee in March 2020.

For 2020, the Compensation Committee established the following metrics under the MIP:

•	Corporate Metric: Adjusted earnings per diluted share excluding foreign currency effect
•	U.S. Segment: New Annualized Premium and Earned Premium
•	Japan Segment: New Annualized Premium and Earned Premium
•	Global Investment Metrics: Net Investment Income (U.S. and Japan GAAP Segments only) and Credit Losses/Impairments

Considerations in setting the target goal amount for each of these MIP metrics are described in more detail below.

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Executive Compensation

Importance of Measuring Management’s Performance Excluding the Impact of Currency

Since 1991, the Company has communicated external earnings results that exclude foreign currency effects. Similarly, MIP objectives are set on a currency-neutral basis.

Aflac Japan’s performance is important to our results, as the Japan segment reflects approximately 68% of total revenues for the year ending December 31, 2020. The Company’s reported U.S. generally accepted accounting principles (“GAAP”) revenue, earnings, assets, book value, and cash flow are affected by changes in the relative values of the yen and the dollar, which is outside management’s control. Recognizing that strengthening and weakening of the yen can affect the value of the Company’s shares, the Compensation Committee believes it is important to ensure that executives bear the same exposure to the yen/ dollar exchange rate as our shareholders and that equity awards under the LTI program and stock ownership requirements serve to align management with shareholders. When setting the MIP objectives, the Compensation Committee strongly believes that management should not be unduly rewarded because of short-term movement in the yen/dollar exchange rate when the yen is strong or penalized in periods of yen weakening when those currency shifts influence key incentive compensation metrics.

MIP Target-Setting Considerations

In addition to currency neutrality, the Compensation Committee considers the prior year’s results, current business operating environment and the forecasts emerging from the Company’s strategic planning process when setting MIP objectives for each metric. For example, new product launches and distribution expansion can materially affect the Company’s sales results in Japan from one year to the next. In addition, low interest rates were expected to continue in 2020, especially in Japan. A low-rate environment would continue to pressure Aflac Japan’s net investment income, as private placement investments were called or matured, and lead the Company to continue actively managing down sales of first sector savings-type products, which have returns that are more interest-rate sensitive. The goals for these metrics, having been established before the onset of the global pandemic, are generally consistent with the Company’s public guidance as provided during the 2019 December Outlook Call.

Corporate Metric

In 2019, the Company generated $3.3 billion in net earnings or $4.43 per diluted share, which was up 17.5% for the year. The Company also reported a 2.7% increase in adjusted earnings for the year, which were $3.3 billion, and adjusted earnings per diluted share on a currency-neutral basis of $4.42, which was up 6.3%. These results were at the upper end of our upwardly revised guidance range of $4.35 to $4.45 a share, assuming the 2018 weighted-average exchange rate of 110.39 yen to the dollar. When looking at the Company’s currency-neutral adjusted EPS estimates for 2020 and normalizing for roughly $0.05 per share of items identified and called out in 2019, the range equated to relatively flat adjusted EPS growth for 2020. The Company’s forecast for enterprise-wide variable investment income was approximately $60 million or $0.05 per share for 2020. This outlook incorporated headwinds related to low interest rates, continued strength in benefit ratios, elevated expense ratios tied to the build-out of Aflac Dental & Vision and consumer markets, proactive de-risking activity and investments to address the challenges we face to grow the top line in both Japan and the U.S. and return of capital to shareholders. Of note, the U.S. investments to build Aflac Network Dental and Vision as well as the consumer markets business represented a 1% headwind to adjusted EPS alone.

U.S. and Japan Segment Metrics

In 2019, Aflac U.S. sales decreased 1.3% to $1.6 billion The 2019 sales results partially reflect a decline in recruiting and retention of commission-only agents in a strong economic environment. In addition, net earned premium increased 1.8% and benefited from persistency, which was 77.7% at the end of 2019.

Moving into 2020, Aflac U.S. expected sales growth to recover in the low- to mid-single digits. As a result, the Company expected Aflac U.S. to deliver stable sales growth in 2020 within a range of 3.5% to 6.0% as we continued to invest in the existing platforms, including product development and efforts to facilitate producer growth and productivity. The Company expected increased productivity and strong persistency would lead to 0.00% to 1.25% growth of net earned premium in 2020.

38	Aflac Incorporated

Executive Compensation

Japan Post sales were expected to further decline in 2020 from the 2019 level, given that Japan Post was focused on restoring customer trust before restarting sales in earnest. As a result, the Compensation Committee determined to exclude Japan Post from sales in 2020 and that a lower range for sales was appropriate for 2020. Additionally, earned premium for third and first sector protection products were expected to decline largely due to both third and first sector policies becoming paid-up. The Compensation Committee set a range of ¥59.0 billion to ¥66.6 billion for sales excluding Japan Post and set a range of -1.1% to -0.2% for third sector and first sector protection earned premium.

Global Investments Metrics

For 2020, Aflac Japan net investment income including hedge costs was expected to modestly decline, driven by higher yielding calls and maturities with lower projected reinvestment yields, reducing stable net investment income. Partially offsetting this headwind, the Company planned increased net investment income from the build-out of the U.S. dollar floating rate portfolio and growth in the alternatives portfolio, which increased variable net investment income.

The Company also expected net investment income for Aflac U.S. to decline, partially reflecting lower yields as well as a reduction of assets as part of the RBC drawdown strategy, which modestly shifted net investment income from our Aflac U.S. segment to Aflac Incorporated.

In order to properly balance income and risk, targets for 2020 were expressed as a range around budget based on a bottom-up review of asset allocation and cash flows. As in 2019, we continued to slope the ranges to require above budget performance for maximum payout, while not encouraging excessive risk-taking.

Equity Granting Policies

Each year, typically in February, the Compensation Committee meets shortly after the Company’s fiscal year results are released to the public. At that time, the Compensation Committee reviews recommendations developed by the CEO, President and COO, and CFO (with input from Mercer) for LTI awards of PBRS, stock options, and time-based restricted stock. Option grants are awarded on the date of the meeting, and have a per share exercise price set at the closing price on the date of grant. The Company has never engaged in “backdating” of options. For PBRS, the specific Company performance objectives are aligned with long-term corporate strategy, and thus are intended to drive shareholder value and ensure financial soundness.

For 2020, the Compensation Committee established the following metrics for the 2020 PBRS grant:

•	Adjusted Return on Shareholders’ Equity
•	Risk Based Capital
•	Solvency Margin Ratio

Total Shareholder Return Relative to Peer Group (RTSR) acts as a modifier. The Company may periodically make additional equity grants during the course of the year, but as a matter of policy does not make equity grants in advance of material news releases.

2021 Proxy Statement	39

Executive Compensation

2020 Executive Compensation

Elements of Our Executive Compensation Program

Base Salary

The base salaries of our executive officers are competitively positioned relative to comparable executives at our peers and in the broader insurance sector, generally targeting market median, but also reflect each individual’s scope of responsibilities and performance. The Compensation Committee uses comparative market data for salaries in reviewing and determining the CEO’s salary, and the CEO uses the market data to inform his recommendations to the Compensation Committee regarding the salaries of the other executive officers.

Mr. Amos has not received a salary increase in the last nine years. Mr. Brodén and Mr. Crawford received base salary increases for their respective promotions effective January 1, 2020 of approximately 12% and 13.8%, respectively, in light of the related increased responsibilities and leadership. Mr. Brodén and Mr. Crawford were promoted to Executive Vice President, CFO and President, COO, respectively, effective January 1, 2020. Mr. Kirsch did not receive a salary increase in 2020. Mrs. Tillman received a base salary increase of approximately 3% to align her base salary competitively relative to similar roles in the market and to help secure her continued service and leadership for the Company.

Management Incentive Plan

All NEOs are eligible to participate in the MIP, an annual non-equity incentive plan, which was originally submitted to and approved by shareholders in 2012. The current MIP, which became effective January 1, 2018, was approved by shareholders in 2017.

Target MIP

The Compensation Committee, with assistance from its independent compensation consultant, established target MIP levels for 2020 for the NEOs. These targets, shown below, were determined to be competitive generally relative to market median targets for executives with comparable positions within our peer group. The target MIP payout for Mr. Brodén and Mr. Crawford was increased from 75% to 100% and 125% to 200%, respectively, based on their promotions effective January 1, 2020.

The MIP payouts for the NEOs cannot exceed two times their target.

Target MIP
Named Executive Officer	(as percent of base salary)
Daniel P. Amos	220%
Max K. Brodén	100%
Frederick J. Crawford	200%
Eric M. Kirsch	200%
Audrey Boone Tillman	120%

40	Aflac Incorporated

Executive Compensation

MIP Performance Metrics

The performance measures are weighted differently for each NEO and for all other officer levels in the Company. We vary the weightings to reflect how each position can and should influence the outcome of particular metrics.

Metric	Compensation Rationale	Daniel P. Amos	Max K. Brodén	Frederick J. Crawford	Eric M. Kirsch	Audrey Boone Tillman
Corporate Objective
Adjusted earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect) This is calculated as: Adjusted earnings, excluding the impact of foreign currency* ÷ Weighted-average diluted shares outstanding	Growth in adjusted earnings per diluted share, excluding the impact of foreign currency, is computed using the average yen/dollar exchange rate for the prior year, which eliminates fluctuations from currency rates that can magnify or suppress reported results in dollar terms.	45.45%	42.00%	42.50%	22.50%	37.50%
Subtotal		45.45%	42.00%	42.50%	22.50%	37.50%
U.S. Segment
New Annualized Premium (increase over 2019)	New annualized premium is policies sold and converted during the reporting period.	9.09%	8.00%	10.00%	2.50%	15.625%
Earned Premium (increase over 2019)		9.09%	8.00%	10.00%	2.50%	15.625%
Subtotal		18.18%	16.00%	20.00%	5.00%	31.25%
Japan Segment
New Annualized Premium (excluding Japan Post sales)	Focuses on maintaining our leadership position in cancer and medical (third sector) insurance while also offering first sector protection products. Both third sector and first sector protection products are less interest-rate sensitive than savings-type products and have strong and stable margins.	13.64%	17.00%	15.00%	3.75%	15.625%
Earned Premium (decrease in third sector and first sector protection sales)		13.64%	17.00%	15.00%	3.75%	15.625%
Subtotal		27.28%	34.00%	30.00%	7.50%	31.25%
Global Investments
Net Investment Income (U.S. and Japan GAAP Segments only)	Recognizes the need to responsibly invest the premium and other cash flows to maximize the risk-adjusted performance of our portfolio, subject to our liability profile and capital requirements.	9.09%	8.00%	7.50%	45.00%	—
Credit Losses/Impairments		—	—	—	20.00%	—
Subtotal		9.09%	8.00%	7.50%	65.00%	—
Total		100%	100%	100%	100%	100%

*	Adjusted earnings, excluding the impact of foreign currency, is not calculated in accordance with GAAP. See the Appendix to this Proxy Statement for a definition for this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure.

2021 Proxy Statement	41

Executive Compensation

2020 MIP Targets and Actual Performance

Corporate Metric

Adjusted earnings per share on a currency-neutral basis for the full year came in at $4.92 per share, and the MIP definition of the metric reduced the achieved result to $4.89. Adjusted earnings were impacted by a lower effective tax rate as a result of a favorable tax ruling allowing the Company to take credit for excess tax payments in Japan at a 28% corporate rate.

U.S. Segment Metrics

Aflac U.S. sales and earned premium decreased 31.1% and 1.2%, respectively, in 2020, which resulted in zero MIP payout for these metrics. The pandemic dramatically impacted the sales and earned premium zero payouts.

Japan Segment Metrics

The pandemic’s impact on sales resulted in a zero payout for 2020. For earned premium, sales were the major driver for the near-minimum payout for the Aflac Japan metrics. Earned premium achievement was aided by persistency remaining strong during the period (Japan 2020 persistency improved 70 basis points). We attribute the improvement in Japan to lower “lapse and reissue” activity with no new products introduced.

Global Investments Metrics

Net investment income performed very well during a volatile market environment, with central bank and fiscal stimulus dramatically improving the performance of all market sectors including much lower interest rates globally and higher stock market valuations throughout the year. The main drivers of our performance were as follows:

•	our decision to hedge against falling interest rates paid off more than anticipated in the year, net of locking in hedge costs;
•	tactical asset allocation decisions balancing lower deployment in floating rate loans; and
•	significant increase in call income as issuers redeemed bonds due to lower refinancing rates.

Please refer to the 2020 Business Overview section beginning on page 31 for additional information.

Actual performance relative to 2020 MIP targets was determined after the end of the year and presented to the Compensation Committee for discussion and approval at its February 2021 meeting. After careful consideration, the Compensation Committee did not make any changes to our executive compensation program and policies due to the impacts of COVID-19. All metrics exclude the impact of the 2020 Zurich business acquisition, which did not materially impact revenue and earnings in 2020. For performance, linear interpolation was used to determine payouts for performance between the corresponding goals (i.e., minimum to target, or target to maximum). The following table shows the corporate and business segment metrics, objectives, and results for the 2020 MIP awards.

42	Aflac Incorporated

Executive Compensation

	Minimum Goal	Target Goal	Maximum Goal	2020 Payout Percentages vs Target
Corporate Metric: Adjusted earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect)(1)(3)				200%
U.S. Segment Metrics: Increase in New Annualized Premium				0%
Increase in Earned Premium				0%
Japan Segment Metrics: New Annualized Premium in billions of Yen (excluding Japan Post sales)				0%
Decrease in Earned Premium (third sector and first sector protection sales)				63.73%
Global Investments Metrics: Net Investment Income (U.S. and Japan GAAP segments only)(2)(3)				200%
Credit Losses/Impairments (in millions)(4)				166.67%

(1)	The target corresponds to the same 2019 base of $4.42 per diluted share (net of foreign currency effect).
(2)	In February 2021, the Compensation Committee excluded the net investment income from the unplanned cash flow boosted by delaying dividends to the Company from subsidiaries during 2020 ($12 million) for all MIP participants. This change has no impact on the Global Net Investment Income payout.
(3)	Excludes corporate and other portfolio income and includes only the U.S. and Japan Segments. Net call and make-whole income are included in the net investment income, but capped at $15 million on a consolidated level (call premium income less lost net investment income on reinvestment). Variable net investment income (externally managed private equity and real estate equity) is included within a range of -10% to +10% of variable net investment income. Adjusted for any corporate shift in U.S. dollar hedging strategy. Includes asset management equity income for investments within Aflac Incorporated. These exclusions and limits had no impact on the payout percentage.
(4)	This measure excludes realized losses on securities sold for pre-approved tax purposes, Japan principal reserve matching and segregated portfolio asset liability management, corporate shift in RBC drawdown plan, switch trades in excess of $100 million in assets, and compliance with internal risk limits. Excludes accounting policy driven mark-to-market losses on equities, alternatives, and perpetual securities.

2021 Proxy Statement	43

Executive Compensation

2020 MIP PAYOUTS

The table below reflects target and earned percentages of salary for each NEO for the MIP based on 2020 performance results.

The Compensation Committee has the discretion in certain limited circumstances to adjust the MIP results related to particular performance measures if the Committee determines that a class of MIP participants would be unduly penalized or rewarded because a payout is incompatible with the performance measure. There were no adjustments to the NEOs’ MIP payouts for 2020, and these awards were paid in February 2021.

	As a % of base salary
NEO	Target	Earned
Daniel P. Amos	220%	259%
Max K. Brodén	100%	111%
Frederick J. Crawford	200%	219%
Eric M. Kirsch	200%	341%
Audrey Boone Tillman	120%	102%

For additional information about the MIP, please refer to the 2020 Grants of Plan-Based Awards table below, which shows the threshold, target, and maximum award amounts payable under the MIP for 2020, and the 2020 Summary Compensation Table, which shows the actual amount of non-equity incentive plan compensation paid to the NEOs for 2020.

Long-Term Incentives

OVERVIEW OF LTI PROGRAM

The Compensation Committee administers the Long-Term Incentive Plan. In February 2020, the Compensation Committee authorized grants of LTI variable equity awards to executive officers, including NEOs, in the form of PBRS. All eligible non-executive officers received time-based restricted stock units.

In determining the number of shares of PBRS to be granted to NEOs, the Compensation Committee is advised by its independent compensation consultant. The Compensation Committee’s decision is informed by market data regarding comparable executive positions within the Company’s peer group and the broader insurance sector, and each NEO’s tenure and performance. Based on these considerations, the Committee determines award levels that it believes are competitive within the Company’s peer group and the broader insurance sector, generally targeting the market median, and will be effective at aligning the NEO’s compensation with performance and the interests of our shareholders. Future payouts (if any) on the February 2020 PBRS awards will be based on the Company’s performance from 2020 through 2022 and will vary between 0% and 200% of the target number of shares of PBRS granted, which is consistent with typical market practices.

LTI awards will vest three years from the issuance date, subject to satisfaction of performance conditions and final Compensation Committee authorization.

TARGET LTI AWARDS

The pay program for the CEO follows a market-based approach. The Company granted the CEO his target annual LTI award in February 2020 at a market-competitive level, based primarily on peer market data. Specifically, the CEO’s target LTI was set at an amount that approximates the 50th percentile LTI of his fellow CEOs at the Company’s peers for 2020. This resulted in the CEO’s target LTI being 589% of his base salary.

44	Aflac Incorporated

Executive Compensation

2020 annual LTI award targets as a percent of base salary for the other NEOs were as shown below:

NEO	Target LTI (as percent of base salary)
Max K. Brodén	175%
Frederick J. Crawford	250%
Eric M. Kirsch	200%
Audrey Boone Tillman	250%

LTI PERFORMANCE METRICS

The PBRS will vest based on the Company’s achievement on three measures—AROE, RBC, and SMR—for the cumulative three-year performance period beginning January 1, 2020 and ending December 31, 2022. As described below, each metric has been assigned a weight that determines its effect on the LTI payout. Once a payout is calculated based on the weighted average achievement on these three metrics, that amount will be modified (up to +/-20%) based on our total shareholder return relative to the members of our peer group. We refer to this fourth metric as relative total shareholder return, or RTSR.

As noted in the descriptions below, in designing the LTI program, the Compensation Committee recognizes the importance of maximizing profitability and return on equity to shareholders, but also believes it is appropriate to pursue those objectives within the context of a solid risk framework.

Metric	Compensation Committee Rationale	Weighting
Adjusted Return on Shareholders’ Equity (AROE) We define AROE (or currency neutral AROE) as: Adjusted Earnings, excluding the impact of foreign currency ÷ Adjusted Book Value*	• Enables shareholders to evaluate our financial achievements relative to other organizations in terms of how effectively we use capital to generate earnings • We believe this metric has a significant influence on the value our shareholders place on the Company.	70%
Risk-Based Capital (RBC)	• Capital adequacy is a significant concern for the financial markets and shareholder confidence. • Current regulatory solvency measure in the U.S.	15%
Solvency Margin Ratio (SMR)	• Capital Adequacy is a significant concern for the financial markets and shareholder confidence. • Principal capital adequacy measure in Japan	15%
Total Shareholder Return Relative to Peer Group (RTSR)	• Align LTI payouts with relative performance to peer group	Modifier (up to ± 20%)

*	AROE, adjusted earnings, excluding the impact of foreign currency, and adjusted book value are not calculated in accordance with GAAP. See the Appendix to this Proxy Statement for definitions for these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

2020 LTI PERFORMANCE TARGETS

The following illustrates the terms of the 2020 PBRS grant.

(1)	Excludes the 2022 adoption of new GAAP accounting for long-duration contracts.

(2)	Excludes impact of unrealized gains on available for sale securities.

(3)	RBC measured on an Aflac-only basis and excludes the impact of the 2020 Zurich business acquisition of approximately 25 percentage points.

2021 Proxy Statement	45

Executive Compensation

•	For financial performance (AROE, SMR, and RBC), linear interpolation will be used to determine payouts for performance between the corresponding goals (i.e., threshold to target, or target to maximum).

•	For RTSR, adjustments of 1.20x or 0.80x will be made only if the Company’s RTSR is in the upper or lower quartile, respectively, versus our peers. There will not be any adjustments to the payout if RTSR falls between the 25th and 75th percentiles of the peers.

•	Maximum potential payouts will be capped at 200% of target.

The goals for these metrics are generally consistent with the Company’s public guidance previously provided during annual December Outlook Calls.

2018-2020 Performance Period

In February 2021, the NEOs received payouts with respect to the performance shares that were granted in February 2018 for the three year-performance period ended December 31, 2020. These awards were paid at 155.9% times the target number of shares initially awarded based on the three-year average results for each of the currency neutral AROE, SMR, and RBC metrics. The Company’s TSR performance relative to peers was in the 63rd percentile rank, therefore, the earned amounts were not modified.

(1)	The performance metric operating return on equity (“OROE”), excluding the impact of foreign currency, was renamed in 2018 to AROE (calculation has not changed).

(2)	RBC measured on an Aflac-only basis and results exclude the impact of the 2020 Zurich business acquisition.

The final shares awarded, excluding dividends, to the NEOs in February 2021 for the 2018 to 2020 performance period were:

46	Aflac Incorporated

Executive Compensation

Program Changes for 2021

The Company continually analyzes our compensation program to ensure that we remain current in our approaches, a leader in executive compensation best practices, and cognizant of shareholder feedback. The feedback from these conversations, together with a thorough analysis of best practices and guidance from our independent compensation consultant, was incorporated into the Compensation Committee’s regular review of our compensation practices.

After this review, the Compensation Committee decided to incorporate an ESG modifier into the MIP compensation formula for 2021. The ESG modifier allows for a -5%, flat, or +5% adjustment to total MIP compensation for all MIP participants based on achieving specific critical path ESG objectives for 2021. In addition, recognizing volatility associated with the ongoing pandemic in the U.S. and Japan, MIP thresholds will be widened around target levels while maintaining sloping on certain metrics.

Other Compensation

The retirement, deferral, and savings plans described in the tables below were established in order to provide competitive post-termination benefits for officers and employees, including the NEOs, in recognition of their service and contributions to the Company.

Defined Benefit Pension Plans

As described further in “Pension Benefits” below, the Company maintains tax-qualified, noncontributory defined benefit pension plans covering substantially all U.S. employees, including the NEOs, who satisfy the eligibility requirements. The Company also maintains nonqualified supplemental retirement plans covering some of the NEOs. No change has been made to the pension plans and the benefit level remains the same as last year.

Executive Deferred Compensation Plan

The NEOs, together with other U.S.-based eligible executives, are entitled to participate in the Executive Deferred Compensation Plan (“EDCP”). Messrs. Amos, Brodén, Crawford and Mrs. Tillman are the only NEOs currently participating in this plan. The EDCP is discussed in more detail below under “Nonqualified Deferred Compensation.”

401(k) Savings and Profit Sharing Plan

The Company maintains a tax-qualified 401(k) Savings and Profit Sharing Plan (the “401(k) Plan”) in which all U.S.-based employees, including the U.S.-based NEOs, are eligible to participate on the same terms. The Company provides matching contributions to 100% of each employee’s contributions up to 4% of the employee’s annual cash compensation. Employee contributions made to the 401(k) Plan are 100% vested.

The Company provides a nonelective contribution to the 401(k) Plan of 2% of annual cash compensation for employees who elected to opt out of the future benefits of the U.S. defined benefit plan and for U.S. employees who started working for the Company after September 30, 2013, the date on which the U.S. defined benefit plan was frozen with respect to new participants. Messrs. Brodén and Crawford are the only NEOs who are eligible to receive a nonelective contribution. Effective January 1, 2021, the Company increased this nonelective contribution to 4% of annual compensation.

Employees vest in Company contributions at the rate of 20% for each complete year of service. After five years of service, employees are fully vested in all Company contributions.

Other Benefits

The Company provides NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. For details, see the “All Other Compensation” column in the 2020 Summary Compensation Table on page 50. The Company maintains medical and dental insurance, group life insurance, accidental death insurance, cancer insurance, and disability insurance programs for all employees, as well as paid time off, leave of absence, and other similar policies. The U.S.-based NEOs and other officers are eligible to participate in these programs along with, and on the same basis as, the Company’s other salaried employees. In addition, the NEOs are eligible to receive reimbursement for medical examination expenses.

For security and time-management reasons, certain officers of the Company occasionally travel on corporate aircraft for business and personal purposes. Personal travel on corporate aircraft and security services are provided where considered by the Board to be in the best interest of the Company and its business objectives.

2021 Proxy Statement	47

Executive Compensation

Additional Executive Compensation Plan Practice and Procedures

Stock Ownership Guidelines; Hedging and Pledging Restrictions

The Company believes its executive officers and Directors should have a significant equity interest in the Company and has enforced stock ownership guidelines for executive officers and Non-employee Directors for almost two decades. The stock ownership guidelines, as amended on February 14, 2019, are as follows:

Position	Ownership guideline
Chairman of the Board/CEO	8x base salary
President of Aflac Incorporated	5x base salary
Chairman/Vice Chairman/President of Aflac U.S.	4x base salary
Chairman/Vice Chairman/President of Aflac Japan	4x base salary
All other executive officers	3x base salary
Non-employee Directors	4x cash annual retainer

Officers have four years from their hire or promotion date to satisfy their respective stock ownership requirements. Non-employee Directors have five years from the date first elected to the Board to satisfy these requirements. Upon any increase in these stock ownership guidelines or an increase in base salary or annual retainer, impacted individuals will have an additional two years from the effective date of the change to comply with the increased requirements.

Ownership includes all shares held by the officer or Director and the individual’s spouse, as well as time-based, unvested restricted shares. PBRS and stock options (vested or unvested) do not count toward these stock ownership guidelines.

Each current NEO and Director has stock ownership that exceeds the ownership guidelines or is working toward meeting the requisite guideline within the allowed time frame. Progress toward meeting the guidelines is reviewed regularly and reported to the Board.

The Company’s insider trading policy prohibits our Directors, officers and other covered individuals from purchasing financial instruments (including derivatives and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our Common Stock (collectively, “hedges”), or entering into a 10b5-1 plan unless that plan is approved by the Compensation Committee. In addition, executive officers and Directors are prohibited from pledging the Company’s stock. All other covered individuals under the Company’s insider trading policy must obtain preapproval from the policy’s compliance officer before pledging Company stock as collateral for a margin account or other loan. The Company’s anti-hedging policy prohibits all other employees from engaging in hedges after February 13, 2020.

Employment Agreements

The Company has employment agreements with the NEOs (other than Mr. Brodén) and certain other executives in key roles. The agreements generally address role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability, or retirement; termination for cause or without cause; and resignation by the employee. Some agreements also contain termination and related pay provisions in the event of a change in control. These change-in-control provisions do not apply unless there is both a change in control and either a termination by the Company without cause or a resignation by the executive for good reason. This is commonly referred to as a “double trigger” requirement. No agreement provides for excise tax gross-ups. Further, each agreement stipulates that the subject executive may not compete with the Company for a prescribed period following termination of employment, or disclose confidential information. Mr. Amos has voluntarily waived all “golden parachute” and other severance components in his employment agreement. The payments that may be made under each NEO’s employment agreement upon termination of employment under specified circumstances are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Change-in-Control Policy and Severance Agreements

The Company has no formal change-in-control or severance policy. However, as noted above, individual employment agreements incorporate provisions related to these matters.

48	Aflac Incorporated

Executive Compensation

Compensation Recovery (“Clawback”) Policy

The Company has a “clawback” policy that allows the Compensation Committee to review any adjustment or restatement of performance measures and determine whether that adjustment or restatement warrants modifying or recovering non-equity incentive awards. If it is deemed that such a modification or recovery is appropriate, the Compensation Committee is charged with determining the amount of recovery and the officer group to be affected.

Certain Tax Implications of Executive Compensation

In evaluating the Company’s executive compensation structure, the Compensation Committee considers the tax and accounting treatment, balancing the effects on the individual and the Company. The Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor, in establishing the cash and equity compensation programs for the executive officers. Section 162(m) of the Code generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. Prior to 2018, the Company structured annual incentive awards and long-term incentive awards with the intention of meeting the exception to this limitation for “performance-based” compensation, as defined in Section 162(m) of the Code, so that these amounts could be fully deductible for income tax purposes. The performance-based exception was eliminated effective as of January 1, 2018, and compensation paid to the NEOs in excess of $1.0 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. While the Compensation Committee continues to consider the effect of the Section 162(m) deduction limit when designing the Company’s compensation programs, the Compensation Committee’s primary focus in its compensation decisions will remain on most productively furthering the Company’s business objectives and not on whether the compensation is deductible. Accordingly, the Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

The Compensation Committee did not make significant changes to the Company’s executive compensation program for 2020 in response to the tax code changes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the preceding CD&A with management and, based on that review and discussion, has recommended to the Board to include the CD&A in this Proxy Statement.

Compensation Committee

Joseph L. Moskowitz, Chair
Georgette D. Kiser
Katherine T. Rohrer

2021 Proxy Statement	49

Executive Compensation

Executive Compensation Tables

2020 Summary Compensation Table

The following table provides information concerning total compensation earned or paid for 2020 and, to the extent required by the SEC disclosure rules, 2019 and 2018 to our CEO, CFO, and the three other most highly compensated executive officers who were serving as executive officers during 2020. These five officers are referred to as our NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)	Total without Change in Pension Value* ($)
Daniel P. Amos	2020	1,441,100	—	8,471,063	—	3,734,173	8,514,587	452,804	22,613,727	14,099,140
Chairman and CEO	2019	1,441,100	—	8,272,062	—	4,002,594	—	393,096	14,108,852	14,108,852
	2018	1,441,100		8,922,142	—	4,638,345	2,166,871	366,940	17,535,398	15,368,527
Max K. Brodén**	2020	560,000	—	978,137	—	620,672	—	195,451	2,354,260	2,354,260
Executive Vice President, CFO and Treasurer
Frederick J. Crawford	2020	825,000	—	2,058,586	—	1,807,738	—	439,337	5,130,661	5,130,661
President, COO	2019	725,000	—	3,066,265	—	1,104,981	—	322,446	5,218,692	5,218,692
	2018	725,000	—	4,905,453	—	1,391,688	—	366,214	7,388,355	7,388,355
Eric M. Kirsch	2020	650,000	—	1,297,533	—	2,219,400	64,131	30,615	4,261,679	4,197,548
Executive Vice	2019	650,000	—	1,338,520	—	2,291,995	80,568	29,729	4,390,812	4,310,244
President, Global Chief Investment Officer; President, Aflac Global Investments	2018	593,800		2,248,570		2,150,087	22,820	28,620	5,043,897	5,021,077
Audrey Boone Tillman	2020	700,000	—	1,746,677	—	713,650	1,910,129	11,560	5,082,016	3,171,887
Executive Vice	2019	680,000	—	1,400,319	—	850,830	2,636,646	38,695	5,606,490	2,969,844
President, General Counsel	2018	670,333	—	1,429,765	—	1,121,759	1,135,561	13,739	4,371,157	3,235,596

*	Total without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. This additional column has been included to show the effect that the year-over-year change in pension value had on total compensation as determined under applicable SEC rules. The amounts reported in the Total without Change in Pension Value column differ from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. The change in pension value, as discussed in footnote 3 below, is subject to many external variables that are not related to the Company’s performance.
**	Mr. Brodén was promoted to CFO on January 1, 2020, and became an NEO on that date.
(1)	In each of the three years above, includes $441,100 deferred for Mr. Amos. This amount is included in the 2020 Nonqualified Deferred Compensation table below. See “Elements of Our Executive Compensation Program — Base Salary” in the Compensation Discussion and Analysis section of this Proxy Statement for information about adjustments to base salaries in 2020.
(2)	In accordance with the SEC’s reporting requirements, we report all equity awards at their full grant date fair value under ASC 718 at target-level performance for PBRS, which is the probable achievement level of the performance conditions. The Company’s valuation assumptions are described in Note 12, “Share-Based Compensation,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020. See “Elements of Our Executive Compensation Program — Long-Term Incentives” in the Compensation Discussion and Analysis section of this Proxy Statement for additional information about these long-term incentives and their terms. Assuming achievement of performance goals at the maximum level, the aggregate grant date fair value of the PBRS would be: Daniel P. Amos, $16,942,126; Max K. Brodén, $1,956,274; Frederick J. Crawford, $4,117,172; Eric M. Kirsch, $2,595,066; Audrey Boone Tillman, $3,493,354. See page 53 for a more detailed discussion of our outstanding equity grants compared to fair market value as of December 31, 2020.
(3)	No amount in this column is attributable to above-market earnings on deferred compensation. The change in pension value was driven largely by the decrease in discount rate from 3.25% in 2019 to 2.68% in 2020. Messrs. Brodén and Crawford are not eligible to participate in the Company’s defined benefit plans because the plans were frozen to new participants before they joined the Company. See the “Pension Benefits” section and the accompanying table beginning on page 54 for a more detailed discussion of the retirement plans.
(4)	Additional information regarding all other compensation is provided in detail in the “All Other Compensation” and “Perquisites” table below.

50	Aflac Incorporated

Executive Compensation

2020 All Other Compensation

The following table identifies the amount of each item included for 2020 in the All Other Compensation column in the 2020 Summary Compensation Table.

Name	Perquisites and Other Personal Benefits(1) ($)	Company Contributions to 401(k) Plan ($)	Company Contribution to Nonqualified Deferred Compensation(2) ($)	Total ($)
Daniel P. Amos	441,404	11,400	—	452,804
Max K. Brodén	1,250	17,100	177,101	195,451
Frederick J. Crawford	27,326	17,100	394,911	439,337
Eric M. Kirsch	19,215	11,400	—	30,615
Audrey Boone Tillman	160	11,400	—	11,560

(1)	Perquisites are more fully described in the Perquisites table.
(2)	Includes $177,101 and $394,911 of a Company deferred compensation contribution for Messrs. Brodén and Crawford, respectively. This amount is included in the 2020 Nonqualified Deferred Compensation table.

2020 Perquisites

The following table identifies the incremental cost to the Company of each perquisite included for 2020 in the All Other Compensation table.

Name	Personal Use of Company Aircraft(1) ($)	Security Services(2) ($)	Other(3) ($)	Total Perquisites and Other Personal Benefits(4) ($)
Daniel P. Amos	259,490	181,914	—	441,404
Max K. Brodén	—	—	1,250	1,250
Frederick J. Crawford	26,878	420	28	27,326
Eric M. Kirsch	—	—	19,215	19,215
Audrey Boone Tillman	—	—	160	160

(1)	Incremental cost for the personal use of corporate aircraft is the calculated standard hourly cost rate based upon actual operating expenses for corporate aircraft, including fuel costs, airport fees, catering, in-flight phone, crew travel expenses, and maintenance cost. This rate is recalculated annually. The personal use of corporate aircraft has been authorized by the Board for security reasons and to maximize the effectiveness of the executives’ time.
(2)	Incremental costs for security services include the salaries and benefits of security officers and the actual costs of any security equipment, monitoring, and maintenance fees.
(3)	Amounts included in the Other column are charges incurred by Mr. Kirsch totaling $19,215 for personal tax return preparation and financial planning.
(4)	The Company did not gross up for tax purposes any of the other perquisites described in this table.

2021 Proxy Statement	51

Executive Compensation

2020 Grants of Plan-Based Awards

The following table provides information with respect to the 2020 grants of plan-based awards to the NEOs.

								All Other
		Estimated Possible Payouts			Estimated Future Payouts			Stock Awards:	Grant Date
		Under Non-Equity			Under Equity			Number of	Fair Value
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			Shares of	of Stock and
Name and	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Option Awards
Principal Position	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Daniel P. Amos	2/13/2020	—	—	—	80,893	161,785	323,570	—	8,471,063
	N/A	1,585,210	3,170,420	6,340,840	—	—	—	—	—
Max K. Brodén	2/13/2020	—	—	—	9,341	18,681	37,362	—	978,137
	N/A	280,000	560,000	1,120,000	—	—	—	—
Frederick J. Crawford	2/13/2020	—	—	—	19,658	39,316	78,632	—	2,058,586
	N/A	825,000	1,650,000	3,300,000	—	—	—	—	—
Eric M. Kirsch	2/13/2020	—	—	—	12,391	24,781	49,562	—	1,297,533
	N/A	650,000	1,300,000	2,600,000	—	—	—	—	—
Audrey Boone Tillman	2/13/2020	—	—	—	16,680	33,359	66,718	—	1,746,677
	N/A	420,000	840,000	1,680,000	—	—	—	—	—

(1)	The amounts shown in Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect the payout levels for the NEOs under the Company’s MIP, based on the potential achievement of certain performance goals approved by the Compensation Committee on March 2, 2020. For additional information, please see “Elements of Our Executive Compensation Program—Management Incentive Plan” beginning on page 40. For each Company performance goal, a minimum, target, and maximum performance level is specified. The amount paid for each performance goal depends on the results attained.
(2)	The amounts shown under Estimated Future Payouts Under Equity Incentive Plan Awards for February 13, 2020 reflect the number of shares of PBRS. Those shares incorporate restrictions that will lapse upon the attainment of performance goals set by the Compensation Committee. Awards vest on the third anniversary of the grant date, based on the attainment of the cumulative three-year average target performance goals for Company AROE and the RBC and SMR ratios. For the cumulative three-year average performance period from 2020 to 2022, shares of PBRS will vest at 50% of target if the Company attains the minimum goals and at 200% if the Company reaches or exceeds the maximum goals. Earned amounts may then be modified based on the Company’s TSR performance versus peers. All NEOs possess the same rights as all other holders of Common Stock in respect of the shares underlying the PBRS, including all incidents of ownership (except the right to transfer the shares while they remain subject to forfeiture) and the right to vote such shares. The dividends accrued on the PBRS will be reinvested in Common Stock at the same dividend rate received by other holders of Common Stock. Those additional restricted shares will be held in book entry form in the custody of the Company subject to the same terms and conditions attributable to the original grant until such time as all restrictions have lapsed on the shares of Common Stock with respect to which the dividend was accrued.

52	Aflac Incorporated

Executive Compensation

2020 Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the equity awards outstanding at the 2020 fiscal year-end for the NEOs.

	Option Awards					Stock Awards
									Equity Incentive
									Plan Awards:
							Number of	Market	Number of		Market or
							Shares or	Value of	Unearned		Payout Value
							Units	Shares or	Shares, Units		of Unearned
		Number of Securities					of Stock	Units of	or Other		Shares, Units
		Underlying		Option		Stock	That Have	Stock That	Rights That		or Other Rights
	Option	Unexercised Options		Exercise	Option	Award	Not	Have Not	Have Not		That Have Not
	Grant	Exercisable	Unexercisable	Price	Expiration	Grant	Vested(1)	Vested(2)	Vested		Vested(2)
Name	Date	(#)	(#)	($)	Date	Date	(#)	($)	(#)		($)
Daniel P.						2/13/18			423,748	(3)	18,844,074
Amos						2/14/19			347,169	(4)	15,438,605
						2/13/20			332,690	(5)	14,794,724
Max K. Brodén	6/26/17	4,668		38.755	6/26/27
						2/13/18			26,213	(3)	1,165,692
						2/14/19			27,224	(4)	1,210,651
						2/14/19	1,081	48,072
						2/13/20			38,415	(5)	1,708,315
Frederick J.	7/01/15	42,696		31.215	7/01/25
Crawford	2/09/16	45,068		28.965	2/09/26
						2/13/18			90,496	(3)	4,024,357
						8/14/18	68,499	3,046,151
						2/14/19			78,324	(4)	3,483,068
						11/12/19	22,977	1,021,787
						2/13/20			80,848	(5)	3,595,311
Eric M. Kirsch	2/09/16	38,230		28.965	2/09/26
						2/13/18			59,298	(3)	2,636,982
						12/11/18	24,627	1,095,163
						2/14/19			56,176	(4)	2,498,147
						2/13/20			50,959	(5)	2,266,147
Audrey Boone	2/14/12	13,900		24.280	2/14/22
Tillman	2/12/13	13,900		24.750	2/12/23
	2/11/14	13,194		31.205	2/11/24
	8/12/14	3,086		29.665	8/12/24
	2/10/15	24,744		30.725	2/10/25
	2/09/16	19,314		28.965	2/09/26
						2/13/18			67,905	(3)	3,019,735
						2/14/19			58,770	(4)	2,613,502
						2/13/20			68,598	(5)	3,050,553

(1)	The RSU awards include accrued but unpaid dividend equivalents payable in additional RSUs calculated at the normal dividend rate and settled in shares of our Common Stock only upon distribution of the vested award.
(2)	Based on the per share closing price of our Common Stock of $44.47 as of December 31, 2020.
(3)	Represents PBRS granted in connection with the 2018-2020 performance cycle and vested on February 12, 2021, plus accrued dividends. Since our performance as of the end of the performance period exceeded the target performance measures, these awards are shown at maximum (200% of target), plus accrued dividends. These awards vested at 155.9% of target, plus accrued dividends, based on the actual performance certified by the Compensation Committee on February 11, 2021.
(4)	Represents PBRS granted in connection with the 2019-2021 performance cycle. Since our performance as of the end of the last fiscal for this performance cycle exceeded the target performance measures, these awards are shown at maximum (200% of target), plus accrued dividends. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2022.
(5)	Represents PBRS granted in connection with the 2020-2022 performance cycle. Since our performance as of the end of the last fiscal for this performance cycle exceeded the target performance measures, these awards are shown at maximum (200% of target), plus accrued dividends. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2023.

2021 Proxy Statement	53

 Executive Compensation

Stock Award Grant Date	Stock Award Vesting Schedule
02/13/18, 02/14/19 and 02/13/20	Cliff vesting on the third anniversary of the grant date based on the attainment of the cumulative three-year average target performance goals for AROE, SMR, and RBC for three consecutive calendar years beginning with the year of grant. For the three-year period, stock will vest at 50% if the threshold of the three ratios is achieved, and 200% if the maximum is attained. Earned amounts can then be modified based on the Company’s TSR performance versus peers (maximum payout up to 200%).
08/14/18, 12/11/18 and 11/12/19	Cliff vesting on the third anniversary of the grant date.
02/14/19	For the restricted stock unit grant, cliff vesting on the third anniversary of the grant date; an additional vesting condition requiring regulatory approval for the Japan Post Holdings alliance was achieved.

2020 Option Exercises and Stock Vested

The following table provides information with respect to options exercised and stock awards vested during 2020 for each of the NEOs.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Daniel P. Amos			505,046	26,671,464
Max K. Brodén			1,430	49,600
Frederick J. Crawford			131,596	6,520,220
Eric M. Kirsch			71,418	3,771,599
Audrey Boone Tillman	3,454	56,215	59,659	3,007,503

Pension Benefits

The Company maintains a tax-qualified, noncontributory defined benefit pension plan that cover the NEOs other than Messrs. Brodén and Crawford, and nonqualified supplemental retirement plans covering the NEOs other than Messrs. Brodén, Crawford and Kirsch. All of these plans were frozen before Messrs. Brodén and Crawford joined the Company.

The Company does not credit extra years of service under any of its retirement plans, unless required by employment agreements upon certain termination events. Mr. Amos is eligible to receive immediate retirement benefits, which fall under the provisions of the U.S. tax-qualified plan and the Retirement Plan for Senior Officers. For Mr. Kirsch, retirement benefits fall under the U.S. tax-qualified plan. Mrs. Tillman is eligible to receive immediate retirement benefits, which fall under the provisions of the U.S. tax-qualified plan and the U.S. Supplemental Executive Retirement Plan.

Qualified Defined Benefit Pension Plan

The Aflac Incorporated Defined Benefit Pension Plan (“Plan”) is a funded tax-qualified retirement program that covers all eligible U.S.-based employees. Benefits under the Plan are calculated in accordance with the following formula:

1% of average final monthly compensation	x	years of credited service up to 25 years	+	0.5% of average final monthly compensation	x	years of credited service in excess of 25 years

54	Aflac Incorporated

Executive Compensation

For purposes of the Plan, final average monthly compensation is the participant’s highest average compensation (salary and non-equity incentive plan compensation) during any five consecutive years of service within the ten consecutive plan years of service immediately preceding retirement. Participants are eligible to receive full retirement benefits upon attaining a retirement age of 65 or, if earlier, when their years of credited service plus age equals or exceeds 80. Participants with at least fifteen years of credited service are eligible to receive reduced retirement benefits upon reaching an early retirement age of 55. The Plan was frozen to new employees hired, or former employees rehired, on or after October 1, 2013.

Benefits payable under the Plan are not subject to adjustment for Social Security benefits or other offsets. The benefits are paid monthly over the life of the participant, with joint and survivor options available at actuarially reduced rates. The maximum annual retirement benefit was limited, in accordance with Section 415 of the Internal Revenue Code, to $230,000 for 2020. The maximum annual compensation that may be taken into account when calculating retirement benefits was limited, in accordance with Section 401(a)(17) of the Internal Revenue Code, to $285,000 for 2020. The limitation amounts for future years will be indexed for cost-of-living adjustments.

Executive Retirement Plan

The Company’s U.S. Supplemental Executive Retirement Plan (“SERP”) is an unfunded and unsecured obligation of the Company and is not a tax-qualified plan. The SERP provides retirement benefits to certain officers of the Company in addition to those provided by the qualified Plan. Participation in the SERP is limited to certain key employees as periodically designated by the Compensation Committee. Currently, Mrs. Tillman is the only NEO who participates in the SERP. To be eligible for benefits under the SERP, participants generally must be employed with the Company or a subsidiary at age 55. The SERP was frozen to new participants effective January 1, 2015.

The SERP includes a four-tiered benefit formula that provides for a benefit based on final three-year average compensation (base salary and non-equity incentive plan compensation) earned for a calendar year as described below. The annual benefit varies based on the participant’s age at retirement: 40% is paid to someone who retires between the ages of 55 and 59, 50% is paid to someone who retires between the ages of 60 and 64, and 60% is paid to someone who retires at or after the age of 65. Mrs. Tillman has met the SERP retirement benefit level of 40%. A reduced 30% benefit is available to participants with at least fifteen years of service who terminate employment prior to age 55.

Benefits generally are payable in the form of an annuity for the life of the participant. The participant may elect to receive reduced lifetime benefits, in which case any surviving spouse will receive a benefit equal to 50% of the amount paid to the participant. Benefits are calculated based upon the average annual compensation for the three consecutive calendar years out of the final ten consecutive calendar years of employment that yield the highest average. Benefits under the SERP are subject to offset for amounts paid under the qualified Plan.

Retirement Plan for Senior Officers

The CEO is the only active employee who participates in the Retirement Plan for Senior Officers (“RPSO”). Participants in the RPSO receive full compensation (base salary and MIP) for the first twelve months after retirement. Thereafter, a participant may elect to receive annual lifetime retirement benefits equal to 60% of final compensation (base salary plus non-equity incentive), or 54% of final compensation with 50% of final compensation to be paid to a surviving spouse for a specified period after death of the participant. Final compensation is deemed to be the higher of either (i) the compensation paid during the last twelve months of active employment with the Company, or (ii) the highest compensation received in any calendar year of the last ten years preceding the date of retirement.

Generally, no benefits are payable until the participant accumulates ten years of credited service at age 60, or twenty years of credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than twenty years of credited service. Mr. Amos has 47 years of credited service, meaning he is fully vested for retirement benefits under the RPSO. The RPSO was frozen to new participants on January 1, 2009.

All benefits under the RPSO are subject to annual cost-of-living increases as approved by the Compensation Committee. Retired participants and their spouses also are entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the RPSO are not subject to Social Security or qualified Plan offsets.

2021 Proxy Statement	55

Executive Compensation

2020 Pension Benefits

The following table provides certain information regarding the Company’s pension benefits at December 31, 2020 and for the year then ended.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit* ($)	Change from Prior Year ($)	Payments During Last Fiscal Year ($)
Daniel P. Amos	Retirement Plan for Senior Officers	47	59,682,833	8,360,659	—
	Aflac Incorporated Defined Benefit Pension Plan	47	1,873,910	153,928	—
Eric M. Kirsch	Aflac Incorporated Defined Benefit Pension Plan	9	348,028	64,131	—
Audrey Boone Tillman	Supplemental Executive Retirement Plan	25	11,745,399	1,739,319	—
	Aflac Incorporated Defined Benefit Pension Plan	25	1,365,297	170,810	—

*	Assumptions used to calculate pension benefits are based on GAAP assumptions, as more fully described in Note 14, “Benefit Plans,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020, except that, for all NEOs other than Mr. Amos, the assumed retirement age is the earliest retirement age for unreduced benefits and, for Mr. Amos, who has exceeded such age, is his actual expected retirement age as determined for GAAP purposes.

Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Aflac Incorporated Executive Deferred Compensation Plan (“EDCP”).

2020 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(4) ($)
Daniel P. Amos(1)	—	441,100	1,933,612	—	12,565,798
Max K. Brodén(2)	—	177,101	135,689	—	579,124
Frederick J. Crawford(2)	—	394,911	205,632	—	2,014,785
Eric M. Kirsch	—	—	—	—	—
Audrey Boone Tillman	42,000	—	126,014	—	1,670,394

(1)	The Company contribution of $441,100, which is a portion of Mr. Amos’ salary, is compensation deferred at the direction of the Compensation Committee and is included in the Salary column of the Summary Compensation Table for the current year. The funds are 100% vested.
(2)	The $177,101 and $394,911 deferred compensation for Messrs. Brodén and Crawford, respectively, represents unvested Company-funded executive employer contributions in the amount of 15% of their annual compensation (base salary plus MIP). The funds for 2020 were credited to the EDCP in March 2021. This is an annual contribution approved by the Compensation Committee since Messrs. Brodén and Crawford are not eligible to participate in the Pension Plan or any other executive retirement plan. Annual contributions will be 100% vested on the earlier of (i) the later of 15 years of employment or 5 years participation, (ii) age 65, (iii) change in control, (iv) death, or (v) disability. The amount shown in the table is included in the Summary Compensation Table for the current year in the All Other Compensation column. Additionally, previous years’ deferrals included in the Aggregate Balance column were reported as compensation in prior periods.
(3)	The Company does not pay or credit above-market earnings on amounts deferred by or on behalf of executives.
(4)	The amounts reported represent balances from the EDCP and include various amounts previously reported in the Summary Compensation Table as Salary, Non-equity Incentive Plan Compensation or All Other Compensation.

The EDCP allows certain U.S.-based officers, including the NEOs (the “Participants”), to defer up to 75% of their base salaries and their annual non-equity incentive awards. The Company may make discretionary matching or other discretionary contributions in such amounts, if any, that the Compensation Committee may determine each year.

56	Aflac Incorporated

Executive Compensation

The EDCP is subject to the requirements of Section 409A of the Internal Revenue Code. Deferred amounts earned and vested prior to 2005 (“grandfathered” amounts) under the EDCP are not subject to Section 409A’s requirements and continue to be governed generally under the terms of the EDCP and the tax laws in effect before January 1, 2005. All NEOs have met the applicable vesting requirements with the exception of Messrs. Brodén and Crawford.

The amounts in the Aggregate Balance at Last Fiscal Year-End column include investment earnings (and losses) determined under phantom investments. Account balances may be invested in phantom investments selected by Participants from an array of investment options that substantially mirror the funds available under the Company’s 401(k) Plan, except for Common Stock. Participants can change their investment selections (unless prohibited by the fund) in the same manner that applies to participants in the 401(k) Plan.

Each year, when Participants elect whether to defer compensation under the EDCP for the following year, they also elect the timing and form of future distributions arising from those deferrals, with a separate election permitted for each type of deferral (i.e., salary and non-equity incentive award). Specifically, a Participant may elect distributions beginning in a specific year (even if employment has not then ended) or beginning six months after the termination of employment. Participants may choose to have any distribution made in a lump sum or in up to ten annual installments. Employee deferrals are 100% vested. Distributions attributable to discretionary contributions are made in the form and at the time specified by the Company.

A Participant may delay the timing and form of distributions attributable to deferrals as long as the change is made at least twelve months before the initial distribution date. With respect to non-grandfathered amounts, new elections also must satisfy the additional requirements of Section 409A. In general, Section 409A provides that distributions may not be accelerated (other than for hardships) and any delayed distribution may not begin earlier than five years after the original distribution date.

Deferral amounts for which no distribution elections have been made are distributed in a lump sum six months after a Participant separates from service.

Potential Payments Upon Termination or Change in Control

The Company has employment agreements with each of the NEOs with the exception of Mr. Brodén. Except as described below, the agreements are similar in nature and contain provisions relating to termination, disability, death, and a change in control of the Company.

Mr. Amos has voluntarily waived all “golden parachute” and other severance components in his employment agreement. The elimination and absence, respectively, of these potential payments are reflected in the 2020 Potential Payments Upon Termination or Change in Control table.

For each remaining NEO (other than Mr. Brodén), the Company remains obligated to continue compensation and benefits for the scheduled term of the agreement if the NEO’s employment is terminated by the Company without “good cause” or by the NEO with “good reason.” The remaining term for each of these NEOs as of December 31, 2020 is as follows: Mr. Crawford, 30 months; Mr. Kirsch, 24 months; and Mrs. Tillman, 29 1/3 months. In addition, upon a termination by the Company without “good cause” or by any of the NEOs (including Mr. Amos) for “good reason,” all outstanding equity awards become fully vested, except that equity awards of the NEOs subject to Company performance will remain subject to that performance. Mrs. Tillman will not be entitled to continued compensation once she earns the maximum benefit under the SERP, but she has not yet earned the maximum SERP benefit. Messrs. Brodén, Crawford, and Kirsch do not participate in the SERP.

If an NEO’s employment is terminated by the Company for “good cause,” or by the NEO without “good reason,” the Company generally is obligated to pay compensation and benefits only to the extent accrued by the date of termination. Under the employment agreements of the NEOs (other than Mr. Brodén), “good cause” generally means the Company has determined that any of the following have occurred or exist: (i) the willful failure by the NEO to substantially perform assigned management duties (other than due to sickness, injury, or disability); (ii) intentional conduct by the NEO causing substantial injury to the Company; or (iii) the NEO’s conviction of or plea of guilty to a felony. “Good reason” (except in the case of Mr. Brodén) generally is defined to include (i) a material breach of the employment agreement by the Company in regard to compensation or benefits, or termination of the employment agreement; (ii) a material diminution or change in the NEO’s title, duties, or authority; (iii) a material relocation of the Company’s principal offices (or in Mr. Kirsch’s case, the Company’s principal New York office or his own office; or (iv) the failure of the Company’s successor to assume the employment agreement. Upon voluntary termination without “good reason” or termination by the Company for “good cause,” an NEO (other than Mr. Brodén) is prohibited for a two-year period from directly or indirectly competing with the Company.

2021 Proxy Statement	57

Executive Compensation

The NEOs’ employment agreements provide that compensation and benefits continue for certain specified periods in the event the NEO becomes totally disabled. Upon the death of an NEO, the NEO’s estate is to be paid an amount, over a three-year period, equal to the NEO’s base salary and any non-equity incentive awards actually paid during the last three years of the NEO’s life. In addition, all outstanding equity awards will be honored and vest upon the date of death or disability.

Upon a “change in control” of the Company, employment agreements for the NEOs (other than Messrs. Amos and Brodén) are extended for an additional three-year period. If, following a “change in control,” the employment of an NEO (other than Messrs. Amos and Brodén) is terminated by the Company without “good cause” or by the NEO for “good reason,” the Company must pay to the NEO, among other payments but in lieu of any further salary payments, a lump-sum severance payment equal to three times the sum of the NEO’s base salary and non-equity incentive award under the MIP (as paid during periods specified in the agreement). Amounts payable upon a “change in control” will be reduced to the extent they are not deductible by the Company for income tax purposes. If, following a “change in control,” the employment of an NEO is terminated by the Company without “good cause” or by the NEO for “good reason,” all of that NEO’s outstanding equity awards (except in the case of Messrs. Amos and Brodén) will become fully vested, and all performance criteria will be considered satisfied at the maximum performance level.

A “change in control” generally is deemed to occur when (i) a person or group acquires ownership of 50% or more of the Common Stock; (ii) a person or group acquires ownership of 30% or more of the Common Stock over a consecutive twelve-month period; (iii) during any period of twelve consecutive months, a majority of individuals who constitute the Board are replaced without endorsement by a majority of the Board members at the beginning of the period; or (iv) a person or group acquires ownership of 40% or more of the total gross fair market value of the Company’s assets.

Mrs. Tillman is a fully vested participant in the SERP. Under the SERP, in the event the Company terminates a participant’s employment within two years after a “change in control” other than for cause, or a participant terminates employment during such period for “good reason,” the participant will become 100% vested in her retirement benefits and entitled to receive a lump-sum amount equal to the actuarial equivalent of the annual retirement benefit to which she would have been entitled had she remained in the employ of the Company until (i) age 55 (in the case of a participant who is not yet 55); (ii) age 60 (in the case of a participant who is at least 55, but not yet 60); or (iii) age 65 (in the case of a participant who is at least 60, but not yet 65), as the case may be. A “change in control” will be deemed to occur under the same circumstances described above, but only with respect to the Company. “Cause” for this purpose generally means (i) the participant’s continued failure to substantially perform her duties with the Company (other than due to illness or after a participant gives notice of termination of employment for “good reason”) after a written demand for substantial performance is delivered to the participant by the Board, (ii) the participant’s engaging in conduct materially injurious to the Company, or (iii) the participant’s conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude. “Good reason” is generally defined for this purpose to include various adverse changes in employment status, duties, or compensation and benefits following a “change in control.”

The following table reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment under various termination scenarios. The amounts shown assume in all cases that the termination was effective on December 31, 2020, and, therefore, include amounts earned through such time and estimates of the amounts that would be paid to the NEOs upon their termination. Because a number of factors affect the nature and amount of any benefits actually paid, amounts paid or distributed may be different from those shown below. Mr. Amos and Mrs. Tillman are the only NEOs who are eligible to receive immediate retirement benefits. See “Pension Benefits” and “Nonqualified Deferred Compensation” above for more information.

As noted in the following table, the benefits provided, and requirements imposed vary with the circumstances under which the termination occurs.

58	Aflac Incorporated

Executive Compensation

2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Before Change in Control
Name	Benefit	Company Termination without “Good Cause” or by Employee for “Good Reason”(1) ($)	Company Termination for “Good Cause”(2) ($)	Voluntary Termination without “Good Reason” and No Competition(3) ($)	Voluntary Termination with Competition(4) ($)	Death(5) ($)	Disability(6) ($)	Change in Control Termination without “Good Cause” or for “Good Reason”(7) ($)
Daniel P. Amos	Salary	—	—	—	—	4,323,300	2,161,650	—
	Non-equity	—	—	—	—	14,587,697	3,734,173	—
	Incentive Award(8)
	Severance	—	—	—	—	—	—	—
	Retirement(9)	59,682,833	59,682,833	59,682,833	—	32,967,208	59,763,854	59,682,833
	Health & Welfare Benefits(10)	2,426,412	2,426,412	2,426,412	—	200,464	2,449,715	2,426,412
	Equity Awards(11)	49,077,359	—	34,282,635	34,282,635	49,077,359	49,077,359	49,077,359
	Totals	111,186,604	62,109,245	96,391,880	34,282,635	101,156,028	117,186,751	111,186,604
Max K. Brodén	Salary	—	—	—	—	—	—	—
	Non-equity Incentive Award(8)	—	—	—	—	—	—	—
	Severance	—	—	—	—	—	—	—
	Retirement(9)	—	—	—	—	411,456	411,456	—
	Health & Welfare Benefits(10)	—	—	—	—	—	—	—
	Equity Awards(11)	—	—	—	—	4,132,819	4,132,819	—
	Totals	—	—	—	—	4,544,275	4,544,275	—
Frederick J.	Salary	2,062,500	—	—	—	2,275,000	1,237,500	—
Crawford	Non-equity Incentive Award(8)	4,519,345	—	—	—	4,140,500	1,807,738	—
	Severance	—	—	—	—	—	—	5,789,943
	Retirement(9)	42,750	—	—	—	2,014,786	2,632,802	2,014,786
	Health & Welfare Benefits(10)	44,419	—	—	—	—	26,652	53,303
	Equity Awards(11)	15,170,674	—	—	—	15,170,674	15,170,674	15,170,674
	Totals	21,839,688	—	—	—	23,600,960	20,875,366	23,028,706
Eric M. Kirsch	Salary	1,300,000	—	—	—	1,893,800	975,000	—
	Non-equity Incentive Award(8)	4,438,800	—	—	—	6,652,524	2,219,400	—
	Severance	—	—	—	—	—	—	8,825,985
	Retirement(9)	41,556	—	—	—	—	79,434	—
	Health & Welfare Benefits(10)	29,561	—	—	—	—	22,171	44,341
	Equity Awards(11)	8,496,394	—	—	—	8,496,394	8,496,394	8,496,394
	Totals	14,306,311	—	—	—	17,042,718	11,792,399	17,366,720
Audrey Boone	Salary	1,711,111	—	—	—	2,050,333	1,050,000	—
Tillman	Non-equity Incentive Award(8)	1,744,478	—	—	—	2,802,433	713,650	—
	Severance	—	—	—	—	—	—	4,652,490
	Retirement(9)	22,800	—	—	—	5,138,359	11,803,095	12,886,227
	Health & Welfare Benefits(10)	43,433	—	—	—	—	26,652	53,304
	Equity Awards(11)	8,683,835	—	5,633,282	5,633,282	8,683,835	8,683,835	8,683,835
	Totals	12,205,657	—	5,633,282	5,633,282	18,674,960	22,277,232	26,275,856

(1)	Messrs. Crawford and Kirsch and Mrs. Tillman are entitled to salary continuation and non-equity incentive award payments for the remaining term of their respective employment agreements. Mr. Amos voluntarily gave up his right to such payments. Health and welfare benefits would continue for the remainder of the contract term, except for Mr. Amos, who is entitled to health and welfare benefits under the RPSO.

2021 Proxy Statement	59

Executive Compensation

(2)	Termination for good cause eliminates the salary continuation and non-equity incentive award obligation for the remainder of the contract period and causes a forfeiture of the executive’s participation in any supplemental retirement plan (except for Mr. Amos). In addition, all equity awards, whether vested or unvested, are forfeited.
(3)	Voluntary termination by the executive without good reason eliminates the salary continuation and non-equity incentive award obligations for the remainder of the contract term. In addition, nonvested equity awards will be forfeited, except in the case of Mr. Amos and Mrs. Tillman, who are retirement-eligible under the terms of the Company’s equity agreements and will vest in all equity awards granted at least one year before the date his or her employment terminates (subject to satisfaction of performance goals).
(4)	Any executive who competes with the Company after termination will forfeit the right to any further salary and non-equity incentive award payments and any benefits under the RPSO. In addition, nonvested equity awards will be forfeited, except in the case of Mr. Amos and Mrs. Tillman, who are retirement-eligible under the terms of the Company’s equity agreements and will vest in all equity awards granted at least one year before the date his or her employment terminates (subject to satisfaction of performance goals).
(5)	When an executive dies, the executive’s estate is entitled to receive terminal pay (paid in equal installments over 36 months) equal to the amount of the executive’s base pay and non-equity incentive award paid in the previous 36 months, or, if the executive was employed less than 36 months, the amount the executive would have been paid if he or she had survived for the full 36-month period. Additionally, retirement benefits in this column include the present value of the accumulated benefit obligation for a surviving spouse annuity under the RPSO for Mr. Amos. Messrs. Brodén and Crawford participate in the Company-funded EDCP, which will vest at death. The NEOs and other officers also are eligible for life insurance benefits along with, and on the same basis as, the Company’s other salaried employees.
(6)	Disability benefits are payable for 18 months or, if shorter, until the end of the term of the applicable agreement, while the executive remains employed during his/ her disability except for Mr. Brodén. For all NEOs, any disability benefits paid in the form of salary continuation or non-equity incentive awards (as shown in the table) would be offset by the maximum annual amount allowed ($144,000) under the Company-sponsored disability income plan. Mr. Brodén and Crawford participate in the Company-funded EDCP, which would vest at disability.
(7)	Upon termination after a change in control, Messrs. Crawford and Kirsch and Mrs. Tillman would each be entitled to a lump-sum severance payment of three times the sum of (i) annual base salary in effect immediately prior to the change in control, and (ii) the non-equity incentive award paid in the year preceding the termination date or the year preceding the change in control, whichever amount is higher. Mr. Amos has waived his entitlement to receive a severance payment.
(8)	The non-equity incentive award amounts on this line do not include the 2020 non-equity incentive awards that were paid to the NEOs in February 2021 and which were nonforfeitable as of December 31, 2020, under all circumstances other than termination for competition.
(9)	Amounts in this row generally include (i) the present value of the applicable benefits payable under the RPSO and the SERP, and (ii) certain additional amounts determined under the executive’s employment agreement in lieu of continued participation in the Company’s broad-based retirement plans. However, amounts included in this column reflecting benefits payable under the SERP may differ from the amounts shown in the Pension Benefits table due to reduced SERP benefits payable upon termination for “good cause” or death.
(10)	Amounts in this row generally represent the estimated lump-sum present value of all premiums that would be paid by the Company for applicable health and welfare benefits. The value shown for Mr. Amos includes his post-employment medical benefits under the RPSO for his life and the life of his spouse, the value of certain other welfare benefits, and non-medical fringe benefits (including office space) for his life. These amounts would not be payable if Mr. Amos engages in any activity that competes with the Company. The value of health coverage for each of Messrs. Crawford and Kirsch and Mrs. Tillman is the monthly cost of Company-paid premiums for active employee coverage under the health plan, multiplied by the number of months of Company-paid continued coverage for which the executive is eligible as determined under his employment agreement.
(11)	Amounts in this row represent the estimated value of accelerated vesting of stock options and restricted stock awards. The value for stock options was determined as follows: the excess of the per share closing price on the NYSE on the last business day of the year over the per share option exercise price, multiplied by the number of unvested option shares. The value for restricted stock awards was determined by multiplying the number of unvested stock awards by the same per share closing price used for options. The values of these awards that are performance-based assume maximum performance goals were achieved.

CEO Pay Ratio

The Company believes that executive pay should be internally consistent and equitable to motivate the Company’s employees and create shareholder value. To demonstrate the Company’s commitment to that principle, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules adopted thereunder, we are disclosing the ratio of the annual total compensation of the Chairman and CEO, Mr. Daniel P. Amos, to the annual total compensation of the individual we have identified as the median employee for this purpose.

As determined in accordance with applicable SEC rules, for 2020, the last completed fiscal year:

•	The annual total compensation of the CEO, as reported in the 2020 Summary Compensation Table included on page 50, was $22,613,727; and
•	The annual total compensation of the median employee determined on this same basis was $63,740.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is 355 to 1.

60	Aflac Incorporated

Executive Compensation

SEC rules permit us to identify our median employee once every three years so long as there has not been a change in our employee population or employee compensation arrangements during the 2020 fiscal year that we reasonably believe would significantly impact our pay ratio disclosure. There has not been a significant change in our employee population or employee compensation arrangements from 2019. Therefore, the CEO pay ratio for the 2020 fiscal year is calculated using the same median employee identified with respect to the 2019 fiscal year. The steps described below were performed in 2019 to identify the annual total compensation of the median employee. The Company first determined the compensation for all the Company’s employees other than the CEO as of December 31, 2019, taking into account the annual sum of cash wages, overtime, and bonus from payroll records, in each case determined without regard to cost-of-living adjustments. As of such date, the Company’s employee population consisted of approximately 12,311 individuals working at Aflac Incorporated and its consolidated subsidiaries, with 43% of these individuals located in the United States and 57% located in Japan. We excluded 146 employees of Argus Holdings, LLC, which the Company acquired during fiscal 2019 in a transaction that closed on November 7, 2019 and 69 employees of Tsusan Co., Ltd, which Aflac Japan acquired on May 8, 2019. The employee population above includes part-time and temporary employees as of December 31, 2019 (excluding employees on unpaid leave as of December 31, 2019), as compared to the employee population disclosed in the December 31, 2019, Form 10-K, which includes only full-time employees. For employees located in Japan, the compensation in Japanese yen was converted to U.S. dollars using the annual weighted average exchange rate of Japanese yen to U.S. dollars of 109.07 to 1 on December 31, 2019.

To calculate the CEO pay ratio for 2020, the Company identified the elements of such employee’s compensation for the entirety of 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the basis for determining annual total compensation as reported in the Summary Compensation Table), resulting in annual total compensation in the amount of $63,740.

Mr. Amos has been CEO of the Company since 1990 and Chairman since 2001. His long-standing tenure, coupled with normal changes in the calculation of his pension due to discount rate changes, causes his pension value (when calculated according to Item 402(c)(2)(x) of Regulation S-K) to vary greatly from year to year, which could cause large changes in the ratio.

Equity Compensation Plan Information

The following table provides information with respect to compensation plans under which our equity securities are authorized for issuance to our employees or Non-employee Directors, as of December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column(a) (c)
Equity Compensation Plans Approved by Shareholders	3,045,335	$30.25	37,981,226	*
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	3,045,335	$30.25	37,981,226

*	Of the shares listed in column (c), 33,738,935 shares are available for grant other than in the form of options, warrants, or rights (i.e., in the form of restricted stock or restricted stock units).

2021 Proxy Statement	61

Audit Matters

Proposal 3
Ratification of Auditors
In February 2021, the Audit and Risk Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for fiscal year 2021, subject to ratification by the shareholders.
The Board of Directors and the Audit and Risk Committee recommend a vote FOR the ratification of the selection of KPMG LLP.

Representatives of KPMG LLP are expected to attend the 2021 Annual Meeting of Shareholders. These representatives may make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees and Other Fees

The aggregate fees for professional services rendered to the Company by KPMG LLP for the two most recent calendar years were as follows:

	2020 ($)	2019 ($)
Audit fees — Audit of the Company’s consolidated financial statements for the years ended December 31(1)	8,280,126	8,806,395
Audit-related fees(2)	753,200	802,700
Tax fees(3)	43,170	2,106
All Other fees	—	—
Total fees:	9,076,496	9,611,201

(1)	Includes $777,078 and $1,043,848, respectively, for the 2020 and 2019 audits of Aflac Japan regulatory financial statements.
(2)	Includes fees relating to audits of the Company’s benefit plans, service organization control reports, accounting consultations in connection with proposed transactions or emerging accounting standards and other attestation reports.
(3)	Tax fees include all services performed by professional staff in the independent Accountant’s tax division for tax return and related compliance services, except for those tax services related to the integrated audit.

Pre-Approval Policies and Procedures

The Audit and Risk Committee of the Board has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence and has concluded that it is. The Audit and Risk Committee pre-approves all audit and non-audit services provided by KPMG LLP in accordance with SEC rules, subject to the de minimis exceptions for non-audit services.

62	Aflac Incorporated

Audit Matters

Audit and Risk Committee Report

The Audit and Risk Committee of the Company’s Board is composed of four Directors. The Board has determined that each member of the Audit and Risk Committee is independent as defined by the NYSE listing standards and SEC rules, is financially literate, and qualifies as an audit committee financial expert as defined by SEC rules. The Audit and Risk Committee operates under a written charter adopted by the Board. The charter, which is reviewed annually and complies with all current regulatory requirements, is available on the Company’s website, www.aflac.com, by clicking on “Investors,” then “Governance,” then “Governance Documents,” then “Audit & Risk Committee.”

In 2020, the Audit and Risk Committee met twelve times. During these meetings committee members reviewed and discussed a variety of topics with management, KPMG (the Company’s independent registered public accounting firm), the internal auditors, the chief risk officer, the general counsel, the global security and chief information security officer, and others, including the Company’s earnings releases and SEC filings related to quarterly and annual financial statements, statutory insurance financial statement filings, and the Company’s system of internal control over financial reporting, including information security policies. The Audit and Risk Committee has discussed with, and received regular status reports from, the Company’s director of internal audit and KPMG on the overall scope and plans for their audits of the Company. The Audit and Risk Committee met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit and Risk Committee has monitored the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding the reporting related to internal control over financial reporting. The monitoring process has included regular reports and representations by financial management of the Company, the internal auditors, and by KPMG. The Audit and Risk Committee also has reviewed the certifications of Company executive officers contained in the Annual Report on Form 10-K for the year ended December 31, 2020, as well as reports issued by KPMG related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Audit and Risk Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. In accordance with SEC rules and KPMG’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. The maximum number of consecutive years of service as lead audit partner is five years. The process for selecting the lead audit partner for the Company pursuant to this rotation policy involves a meeting between the Chair of the Audit and Risk Committee and prospective candidates, as well as discussions with the full Audit and Risk Committee and with management. The Audit and Risk Committee evaluates the performance of KPMG, including the senior members of the audit engagement team, each year and determines whether to re-engage KPMG or to consider other audit firms. In doing so, the Audit and Risk Committee considers the quality and efficiency of the services provided; the firm’s global capabilities, particularly in the U.S. and Japan; its technical expertise; its tenure as the Company’s independent registered public accounting firm (KPMG has served in this capacity since 1963); and its knowledge of the Company’s operations and industry. Based on this review and discussions with members of senior management, the Audit and Risk Committee concluded it was in the best interest of the Company and the shareholders to recommend KPMG to the Board to serve as the Company’s independent registered public accounting firm during 2020. Although the Audit and Risk Committee has the sole authority to appoint the independent auditors, the Audit and Risk Committee will continue its long-standing practice of recommending that the Board ask the shareholders to ratify this appointment for 2021 (see Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3)).

The Audit and Risk Committee also discussed with KPMG those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the Commission. The Audit and Risk Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit and Risk Committee concerning independence, and has discussed with KPMG its independence. The Audit and Risk Committee considered with KPMG whether the provision of non-audit services provided by it to the Company during 2020 was compatible with its independence.

In performing all of these functions the Audit and Risk Committee acts in an oversight capacity. The Audit and Risk Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role the Audit and Risk Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports, and of KPMG, which is engaged to audit and report on the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting. In reliance on these reviews and discussions, and the reports of KPMG, the Audit and Risk Committee has recommended to the Board, and the Board has approved, the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

For additional information, see the “The Audit and Risk Committee” section on page 14.

Audit and Risk Committee

Karole F. Lloyd, Chair

W. Paul Bowers

Georgette D. Kiser

Joseph L. Moskowitz

2021 Proxy Statement	63

Audit Matters

Related Person Transactions

The Company recognizes that transactions between the Company and any of its Directors or executives can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, consistent with our Code of Business Conduct and Ethics, it is the Company’s preference to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or not inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a written policy that requires the Audit and Risk Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Audit and Risk Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000 in any fiscal year, and in which any of the following had, has, or will have a direct or indirect material interest: (i) a Director, (ii) an executive officer, (iii) a holder of more than 5% of the Company’s outstanding shares, (iv) an immediate family member of any of these persons, or (v) any firm, corporation, or other entity in which one of these persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial interest. During its review, the Audit and Risk Committee considers a number of factors, including whether the related person transaction is on terms no less favorable to the Company than may reasonably be expected in arm’s-length transactions. The Audit and Risk Committee will only approve or ratify those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders.

Each of the following ongoing transactions has been reviewed and ratified by the Audit and Risk Committee:

In 2013, Aflac Japan (then operating as a branch of Aflac) entered a lease for office space at the Marunouchi Center Building in Tokyo, Japan, which is owned by Chuo Real Estate Co., Ltd. The current lease has a term of 2 years. Mr. Toshihiko Fukuzawa who serves on the Company’s Board, was appointed as President and CEO of Chuo Real Estate Co., Ltd. in July 2018. The lease was in place prior to Mr. Fukuzawa’s service with Chuo Real Estate Co., Ltd., and he had no involvement in negotiations of the lease or in Aflac Japan’s decision to lease space in the Marunouchi Center Building. Mr. Fukuzawa receives no compensation from either the Company or Chuo Real Estate Co., Ltd. related to the lease. At the 2020 weighted average rate of 106.86 yen to the dollar, Aflac Japan paid the yen equivalent of $2,286,691 in rent under the lease during the 2020 calendar year.

Mr. Max K. Brodén is the Executive Vice President, Chief Financial Officer and Treasurer of the Company. His spouse, Sabrina Pasini Brodén, has been employed with Aflac since January 2019. Prior to her employment with Aflac, she was an independent consultant in the marketing department. She is currently a Customer and User Experience Consultant. In 2020, her total compensation, including salary, bonuses, commissions to the employment agency and other benefits, was $128,087. The compensation for Sabrina Pasini Brodén is commensurate with that of her peers.

Mr. J. Todd Daniels is the Executive Vice President, Chief Financial Officer of Aflac Japan. His spouse, Amy Jarreau Daniels, has been an employee of Aflac since April 2014. She is currently employed as a Sales Manager I. In 2020, her total compensation, including salary, bonuses and other benefits, was $722,879. The variable compensation structure for Amy Jarreau Daniels is commensurate with that of her peers.

On December 19, 2018, the Company, and Aflac Japan and Japan Post Holdings Co., Ltd. (“Japan Post Holdings”) entered into a Basic Agreement regarding the “Strategic Alliance Based on Capital Relationship.” Pursuant to the Basic Agreement, Japan Post Holdings committed to acquire approximately 7% of the outstanding shares of the Company’s Common Stock via a trust and to treat the Company as an equity-method affiliate after application of the “10-for-1 rule” (the rule included in the Company’s Articles of Incorporation, as amended, pursuant to which, and subject to certain limited exceptions, each Common Share is entitled to ten votes after it has been held for 48 consecutive months by the same beneficial owner). Further, Japan Post Holdings and Aflac Japan agreed to reconfirm existing initiatives regarding cancer insurance and make reasonable efforts to further develop initiatives related to the continued growth of cancer insurance sales, such as positioning Aflac Japan cancer insurance as a product as important as Japan Post Insurance Co., Ltd (“JPI”) products in the sales strategies of Japan Post Holdings, Japan Post Co., Ltd. (“JPC”) and JPI, and promoting cancer insurance sales and managing promotion based on established sales targets. Under the Basic Agreement, Japan Post Holdings and Aflac Japan also agreed to consider new joint initiatives, including leveraging digital technology in various processes, cooperating in new product development to promote customer-centric business management, cooperating in domestic and/or overseas business expansion and joint investment in third party entities and cooperating with regard to asset management.

64	Aflac Incorporated

Audit Matters

On February 28, 2019, the Company entered into a Shareholders Agreement (the “Shareholders Agreement”) with Japan Post Holdings and certain of its affiliates. Pursuant to the Shareholders Agreement, Japan Post Holdings agreed to cause the J&A Alliance Trust, a New York voting trust (the “Trust”) to use commercially reasonable efforts to acquire, through open market or private block purchases in the United States, beneficial ownership of approximately 7% of the Common Stock in connection with the Basic Agreement. According to a Schedule 13G/A filed by Japan Post Holdings with the SEC on January 6, 2021, as of December 31, 2020 the Trust had beneficially acquired 7.45% of the number of Common Shares outstanding on October 19, 2020. Japan Post Holdings is the sole beneficiary of the Trust.

Since 2008, the Company and Aflac Japan have maintained various commercial and contractual arrangements with Japan Post Holdings and certain of its affiliates. Under these arrangements, affiliates of Japan Post Holdings conduct the sale of Aflac cancer insurance policies in Japan and, among other things, provide supplemental support necessary or beneficial to effectuating the sale and servicing of such policies. Aflac Japan’s cancer insurance policies issued pursuant to these contractual arrangements constituted approximately 4.4% of earned premium for 2020, representing approximately 3.1% of Aflac Incorporated’s total consolidated earned premium for 2020. In exchange for facilitating such sales and other services including JPI’s acting as reinsurer for a certain percentage of the underwriting risk for Aflac Japan cancer insurance sold by JPC and JPI, affiliates of Japan Post Holdings collectively received approximately $101 million in commission and other payments from Aflac Japan during 2020.

2021 Proxy Statement	65

Stock Ownership

Beneficial Ownership of the Company’s Securities

As of February 23, 2021, no person was the owner of record or, to the knowledge of the Company, beneficial owner of more than 5% of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below.

Name and Address of Beneficial Owner	Title of Class Common Stock	Amount of Beneficial Ownership Shares	Amount of Beneficial Ownership Votes	Percent of Class	Percent of Available Votes
J&A Alliance Holdings Corporation* 1007 Fukoku Seimei Building 2-2-2 Uchisaiwai-cho, Chiyoda-ku Tokyo 100-0011, Japan	1 Vote Per Share	52,300,000	52,300,000	7.6	4.7
BlackRock, Inc.* 55 East 52nd Street New York, NY 10055	1 Vote Per Share	45,522,910	45,522,910	6.6	4.1
The Vanguard Group* 100 Vanguard Boulevard Malvern, PA 19355	1 Vote Per Share	59,888,649	59,888,649	8.7	5.4
State Street Corporation* State Street Financial Center One Lincoln Street Boston, MA 02111	1 Vote Per Share	34,135,472	34,135,472	5.0	3.1

*	The above information is derived from Schedule 13G filings filed with the Securities and Exchange Commission, dated January 6, 2021, by J&A Alliance Holdings Corporation, dated January 29, 2021, by BlackRock, Inc., dated February 10, 2021, by The Vanguard Group, and dated February 12, 2021, by State Street Corporation. According to the Schedule 13G filings: J&A Alliance Holdings Corporation, has shared voting power with respect to 52,300,000 shares; BlackRock, Inc., has sole voting power with respect to 39,235,646 shares and sole dispositive power with respect to 45,522,910 shares; The Vanguard Group has shared voting power with respect to 1,080,868 shares, sole dispositive power with respect to 56,940,688 shares and shared dispositive power with respect to 2,947,961 shares; and State Street Corporation has shared voting power with respect to 30,600,239 shares and shared dispositive power with respect to 34,107,499 shares.

66	Aflac Incorporated

Stock Ownership

Security Ownership of Directors

The following information is provided with respect to each Director and Director nominee:

Name	Shares of Common Stock Beneficially Owned on February 23, 2021(1)	Percent of Outstanding Shares	Voting Rights on February 23, 2021	Percent of Available Votes
Daniel P. Amos	4,642,443.7		34,708,192	3.1
W. Paul Bowers	38,403	*	206,911	*
Toshihiko Fukuzawa	3,012,814.4		30,012,814	2.6
Thomas J. Kenny	30,107	*	163,905	*
Georgette D. Kiser	7,077	*	7,077	*
Karole F. Lloyd	33,646	*	145,984	*
Nobuchika Mori	3,738	*	3,738	*
Joseph L. Moskowitz	58,349	*	233,183	*
Barbara K. Rimer, DrPH	125,731	*	730,558.1
Katherine T. Rohrer	12,990	*	12,990	*
Melvin T. Stith	42,251	*	291,506	*

*	Percentage not listed if less than .1%.
(1)	Includes 526,588 shares of restricted stock awarded under the Long-Term Incentive Plan for Daniel P. Amos that he has the right to vote. These shares will vest three years from the date of grant if the Company attains certain performance goals. Includes options to purchase shares, which are exercisable within 60 days for: Joseph L Moskowitz, 41,729 and Barbara K. Rimer, DrPH, 97,322. Also includes shares of restricted stock awarded under the Long-Term Incentive Plan for Toshihiko Fukuzawa, Georgette D. Kiser, Karole F. Lloyd, Barbara K. Rimer, DrPH, Katherine T. Rohrer, and Melvin T. Stith 4,430 each, W. Paul Bowers, 6,144, Nobuchika Mori, 3,738, and Joseph L. Moskowitz, 2,215, for which these individuals have the right to vote. These shares will vest one year from the date of grant.

Also includes the following shares:

•	Daniel P. Amos: 5,017 shares owned by his spouse; 936,826 shares owned by a partnership of which he is a partner; 908,632 shares owned by trusts of which he is trustee; 444,708 shares owned by the Daniel P. Amos Family Foundation, Inc.; 1,173,439 owned by the Soma Foundation, Inc.
•	Toshihiko Fukuzawa: 3,000,000 shares owned by The Mizuho Trust & Banking Co., Ltd. Mr. Fukuzawa represents the power to vote these shares.

2021 Proxy Statement	67

Stock Ownership

Security Ownership of Management

The following table sets forth, as of February 23, 2021, the number of shares and percentage of outstanding shares of Common Stock beneficially owned by: (i) our named executive officers, comprising our CEO, CFO, and the three other most highly compensated executive officers as listed in the Executive Compensation section of this Proxy Statement whose information was not provided under the heading “Proposal 1: Election of Directors,” and (ii) all Directors and executive officers as a group.

COMMON STOCK BENEFICIALLY OWNED AND APPROXIMATE PERCENTAGE OF CLASS AS OF FEBRUARY 23, 2021

Name	Shares(1)	Percent of Shares	Votes	Percent of Votes
Max K. Brodén	81,108	*	81,108	*
Frederick J. Crawford	399,834.1		1,189,710.1
Eric M. Kirsch	296,568	*	640,638.1
Audrey Boone Tillman	353,907.1		1,147,185.1
All Directors, nominees, and executive officers as a group (22 individuals)	10,164,500	1.5	73,191,622	6.5

*	Percentage not listed if less than .1%.
(1)	Includes options that are exercisable within 60 days for Max K. Brodén, 4,668; Frederick J. Crawford, 87,764; Eric M. Kirsch, 38,230; Audrey Boone Tillman, 88,138; and for all Directors and executive officers as a group to purchase 594,063 shares. Includes the following shares of restricted stock awarded under the Long-Term Incentive Plan: in 2019, 2020 and 2021 for Max K. Brodén, 59,264; Frederick J. Crawford, 123,572; Eric M. Kirsch, 81,292; and Audrey Boone Tillman, 101,006. These shares will vest 3 years from the date of grant if the Company attains certain performance goals. Also includes shares of restricted stock awarded under the Long-Term Incentive Plan for all Directors and executive officers as a group of 1,292,905. The grantees have the right to vote their restricted stock, but they may not transfer the shares until they have vested. No Director nominee or executive officer has any pledged shares. For information on the Company’s pledging policy, please see “Stock Ownership Guidelines; Hedging and Pledging Restrictions” on page 48.

Delinquent Section 16(a) Reports

Pursuant to Section 16 of the Securities Exchange Act of 1934, executive officers, Directors, and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the SEC. Based solely on a review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that all filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during the last fiscal year with one exception: Dr. Barbara K. Rimer, a Director, did not timely report the sale of 1,005 shares of stock on December 11, 2020. A Form 4 for this transaction was filed on December 16, 2020.

68	Aflac Incorporated

Solicitation and Revocation of Proxy

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”), on behalf of the Company, for use at the Annual Meeting of Shareholders to be held on Monday, May 3, 2021 for the purposes set forth in the accompanying Notice of Annual Meeting and described in detail herein, and any adjournment of that meeting. The Annual Meeting will be held at 10 a.m. Eastern Time. We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our shareholders, the Annual Meeting will be held solely by means of remote communication in a virtual meeting format. Details on how to participate are available at www.virtualshareholdermeeting.com/AFL2021 and investors.aflac.com.

The mailing address of our principal executive offices is Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.

All properly executed proxies returned to the Company will be voted in accordance with the instructions contained thereon. If you return your signed proxy with no voting instructions indicated, the proxy will be voted FOR the election of all Director nominees named in this Proxy Statement, FOR approval of Proposals 2 and 3, and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof. If you are a shareholder of record, you also may submit your proxy online or by telephone in accordance with the procedures set forth in the enclosed proxy. Shareholders can revoke a proxy at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by submitting a later-dated proxy or subsequent internet or telephonic proxy.

This Proxy Statement and the accompanying proxy are being delivered to shareholders on or about March 18, 2021.

Solicitation of Proxies

The Company will pay the cost of soliciting proxies. The Company will make arrangements with brokerage firms, custodians, and other fiduciaries to send proxy materials to their customers, and will reimburse these entities for the associated mailing and related expenses. In addition, certain officers and other employees of the Company may solicit proxies by telephone and by personal contacts, but those individuals will not receive additional compensation for these efforts. The Company has retained Georgeson LLC to assist in the solicitation of proxies for a fee of $10,000, plus reimbursement of reasonable out-of-pocket expenses.

Proxy Materials and Annual Report

As permitted by SEC rules, we are making these proxy materials available to our shareholders electronically. We believe providing online access to our critical documents will conserve natural resources and reduce the costs of printing and distributing our proxy materials. Accordingly, we have mailed to most of our shareholders a notice about the internet availability of this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (“Annual Report”) instead of paper copies of those documents. The notice contains instructions on how to access our reports online, how to vote at proxyvote.com, and how to request and receive a paper copy of our proxy materials, including this Proxy Statement and our Annual Report. If you select the online access option for the Proxy Statement, Annual Report, and other account mailings, you will receive an electronic notice of availability of your proxy materials. If you do not receive a notice and did not already elect online access, you will receive a paper copy of the proxy materials by mail.

For future documents, registered shareholders may select a method of delivery by visiting https://shareholder.broadridge.com/aflac. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

2021 Proxy Statement	69

Solicitation and Revocation of Proxy

Multiple Shareholders Sharing the Same Address

The Company is sending only one Annual Report and one Proxy Statement or notice of availability of these materials to shareholders who consented and who share a single address. This is known as “householding.” However, any registered shareholder who wishes to receive a separate Annual Report or Proxy Statement may contact Shareholder Services by phone at (706) 596-3581, by email at shareholder@aflac.com, or by mail at the address set forth above and we will promptly provide additional copies. If you receive multiple copies of the Annual Report or Proxy Statement or notice of availability of these materials, you may request householding by contacting Shareholder Services (if you are a registered shareholder) or by contacting the holder of record (if you own the Company’s shares through a bank, broker, or other holder of record).

Description of Voting Rights

The Company believes that long-term shareholders should have a greater say in our success. Accordingly, the Company’s Articles of Incorporation provide that each share of the Company’s Common Stock is entitled to one vote until it has been held by the same beneficial owner for a continuous period of longer than 48 months prior to the record date of the meeting, at which time each share becomes entitled to ten votes. If a share is transferred by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares are deemed to have been acquired and held continuously from the date on which the underlying shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by evidence to the contrary. If you wish to demonstrate that you have held your Common Stock in street name for longer than 48 months, please complete and execute the affidavit appearing on the reverse side of your proxy. The Board may require evidence to support the affidavit.

Quorum and Vote Requirements

Holders of record of Common Stock at the close of business on February 23, 2021, will be entitled to vote at the Annual Meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 687,600,156. According to the Company’s records, this represents the following voting rights:

Number of shares		Votes per share		Yields this many votes
640,276,788	@	1	=	640,276,788
47,323,368	@	10	=	473,233,680
687,600,156		Total		1,113,510,468

If all of the outstanding shares were entitled to ten votes per share, the total number of possible votes would be 6,876,001,560. However, for purposes of this Proxy Statement, we assume that the total number of votes that may be cast at the Annual Meeting will be 1,113,510,468.

The holders of shares representing a majority of the voting rights entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of any business that comes before the meeting. Abstentions are counted as “shares present” for purposes of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.

70	Aflac Incorporated

Solicitation and Revocation of Proxy

The following table shows the voting requirements for each proposal we expect at the Annual Meeting.

Proposal	Vote required to Pass	Effect of abstentions and broker non-votes
Uncontested election of directors	Votes cast for a nominee exceed votes cast against that nominee	Abstentions and broker non-votes are not counted as votes cast and have no effect
Advisory say-on-pay	Majority of the votes cast	Abstentions and broker non-votes are not counted as votes cast and have no effect
Ratification of the Independent Registered Public Accounting Firm	Majority of the votes cast	Abstentions are not counted as votes cast and have no effect. Brokers and other nominees may vote without instructions with respect to this proposal, so we do not expect broker non-votes.

If a nominee who is already serving as a Director is not re-elected at the Annual Meeting in an uncontested election, Georgia law provides that Director would continue to serve on our Board as a “holdover director.” However, our Director Resignation Policy, which is part of the Company’s Guidelines on Significant Corporate Governance Issues, provides that holdover directors must tender a resignation to our Chairman of the Board. The Corporate Governance Committee will consider such resignation and recommend to the Board whether to accept or reject it. In considering whether to accept or reject the tendered resignation, the Corporate Governance Committee will consider all factors its members deem relevant, including the stated reasons why shareholders voted against such Director, the qualifications of the Director, and whether the resignation would be in the best interests of the Company and its shareholders. The Board will formally act on the Corporate Governance Committee’s recommendation no later than ninety days following the date of the Annual Meeting at which the election occurred. The Company will, within four business days after such decision were made, publicly disclose that decision in a Form 8-K filed with the SEC, together with a full explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the tendered resignation. If there were a nominee who was not already serving as a Director, and that individual was not elected at the Annual Meeting, that nominee would not become a Director or a holdover director.

In a contested election at an annual meeting of shareholders (meaning the number of nominees exceeds the number of Directors to be elected), the standard for election of Directors would be a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of Directors.

Effect of Not Casting a Vote

If you hold your shares in street name, it is critical that you provide voting instructions to the record owner. Your bank or broker is not permitted to vote shares you hold in street name without your instructions in the election of Directors (Proposal 1) or on the advisory vote on executive compensation (Proposal 2). Broker non-votes on these matters will have no effect on the outcome of the proposals. Your bank or broker may vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3).

If you are a shareholder of record and you do not return your proxy card, no votes will be cast on your behalf on any item of business at the Annual Meeting.

2021 Proxy Statement	71

Other Matters

The Board is not aware of any matters that are expected to come before the 2021 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the people named in the accompanying proxy (or their substitutes) intend to vote the proxies in accordance with their best judgment.

Submission of Shareholder Proposals and Nominations for the 2022 Annual Meeting

Proposals for Inclusion in our 2022 Proxy Materials

SEC rules permit shareholders to submit proposals to be included in our materials if the shareholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Securities Exchange Act of 1934. For a shareholder proposal to be considered for inclusion in our proxy materials for the 2022 Annual Meeting of Shareholders, the proposal must be received at the address provided below by November 18, 2021.

Director Nominations for Inclusion in our 2022 Proxy Materials Pursuant to our Proxy Access Bylaw

Our proxy access Bylaw permits a shareholder (or a group of up to twenty shareholders) who owns shares of our outstanding Common Stock representing at least 3% of the votes entitled to be cast on the election of Directors, and who has owned such shares continuously for at least three years, to nominate and include in our proxy materials Director candidates constituting up to 20% of the Board, if the nominating shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. For the 2022 Annual Meeting of Shareholders, notice of a proxy access nomination must be received at the address provided below between October 19, 2021, and November 18, 2021.

Other Proposals or Director Nominations to be Brought Before our 2022 Annual Meeting

Our Bylaws set forth procedures for shareholders who wish to propose items of business or to nominate Director candidates that are not intended to be included in our proxy materials. For the 2022 Annual Meeting of Shareholders, notice of such proposals or nominations must be received at the address provided below between January 3, 2022, and February 2, 2022. In the unlikely event the Company moves the 2022 Annual Meeting of Shareholders to a date that is more than 25 days before or after the date that is the one-year anniversary of this year’s Annual Meeting date (i.e., May 3, 2021), the Company must receive such notice no later than the close of business on the 10th day following the day on which notice of the meeting date is first mailed to shareholders or the Company makes a public announcement of the meeting date, whichever occurs first.

Address for Submission of Notices and Additional Information

All shareholder nominations of individuals for election as Directors or proposals of other items of business to be considered by shareholders at the 2022 Annual Meeting of Shareholders (whether or not intended for inclusion in our proxy materials) must be submitted in writing to our Corporate Secretary at Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.

Both the proxy access and the advance notice provisions of our Bylaws require a shareholder’s notice of a nomination or other item of business to include certain information. Director nominees also must meet certain eligibility requirements. If you wish to introduce a nomination or other item of business, please review our Bylaws.

72	Aflac Incorporated

Other Matters

Annual Report

The Company has delivered a copy of its 2020 Annual Report on Form 10-K to each shareholder entitled to vote at the 2021 Annual Meeting of Shareholders. It is also available via the Internet by going to https://investors.aflac.com and selecting “SEC Filings” under the “Financials” section as well as at the website of the United States Securities and Exchange Commission at www.sec.gov. For a printed copy, contact Shareholder Services by phone at (706) 596-3581, by email at shareholder@aflac.com, or by mail at:

Shareholder Services
Aflac Incorporated
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999

Exercise Your Right to Vote

The Company encourages you to vote. Please vote by internet or telephone, or sign, date, and return your proxy or voting instruction form in the prepaid envelope you received if you requested paper copies of our proxy materials. We encourage you to attend our virtual 2021 Annual Meeting on May 3, 2021. For more information on voting and attending the virtual Annual Meeting, please see the “Notice of 2021 Annual Meeting of Shareholders” and the “Attending the Virtual Annual Meeting” sections.

By order of the Board of Directors,

J. Matthew Loudermilk
Secretary
March 18, 2021

2021 Proxy Statement	73

Appendix – Definition of Non-U.S. GAAP Measures and Reconciliations to Corresponding U.S. GAAP Measures

The Proxy Statement includes references to the Company’s performance measures; adjusted earnings; adjusted earnings per diluted share, excluding current period foreign currency impact; adjusted revenues, excluding current period foreign currency impact; amortized hedge costs/income; and adjusted return on equity (“AROE”). (References in this Proxy Statement such as “currency-neutral” or “excluding the impact of foreign currency” are synonymous with “excluding foreign currency impact.”) These measures are not calculated in accordance with “U.S. GAAP,” but this appendix provides reconciliations to each of the most comparable U.S. GAAP measures.

These measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events, or are related to infrequent activities not directly associated with insurance operations. The Company’s management uses adjusted earnings and adjusted earnings per diluted share, excluding foreign currency impact, to evaluate the financial performance of the Company’s insurance operations on a consolidated basis, and believes that a presentation of these measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business.

The Company defines adjusted earnings as the profits derived from operations. The most comparable U.S. GAAP measure is net earnings. Adjusted earnings are adjusted revenues less benefits and adjusted expenses. The adjustments to both revenues and expenses account for certain items that cannot be predicted or that are outside management’s control. Adjusted revenues are U.S. GAAP total revenues excluding net investment gains and losses, except for amortized hedge costs/income related to foreign currency exposure management strategies and net interest cash flows from derivatives associated with certain investment strategies. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest cash flows from derivatives associated with notes payable but excluding any nonrecurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company’s underlying business performance.

Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign exchange risks in the Company’s Japan segment or in the Corporate and Other segment. These amortized hedge costs/income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight line basis over the term of the hedge. There is no comparable U.S. GAAP financial measure for amortized hedge costs/income. The Company believes that amortized hedge costs/income, which are a component of adjusted earnings, measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income.

Adjusted return on equity (ROE) excluding foreign currency impact is calculated using adjusted earnings excluding current period foreign currency impact divided by average shareholders’ equity, excluding accumulated other comprehensive income. The most comparable U.S. GAAP financial measure is return on average equity as determined using net earnings and average total shareholders’ equity.

Adjusted earnings excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes. The most comparable U.S. GAAP measure is net earnings.

Adjusted earnings per diluted share excluding current period foreign currency impact are adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The most comparable U.S. GAAP measure is net earnings per share.

74	Aflac Incorporated

Appendix – Definition of Non-U.S. GAAP Measures and Reconciliations to Corresponding U.S. GAAP Measures

Adjusted revenues, excluding current period foreign currency impact are adjusted revenues calculated using the average foreign currency exchange rate for the comparable prior year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes. The most comparable U.S. GAAP measure is total revenues.

Due to the size of Aflac Japan, whose functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on the Company’s reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. Management evaluates the Company’s financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts on book value and the currency-neutral operating performance over time.

Reconciliations of Non-U.S. GAAP Measures

The tables on the following pages provide reconciliations of adjusted earnings and adjusted earnings per diluted share, each excluding foreign currency impact, adjusted return on equity excluding foreign currency, and adjusted revenues excluding current period foreign currency impact, to the most directly comparable U.S. GAAP measures for the years ended December 31, 2020 and 2019.

RECONCILIATION OF U.S. GAAP NET EARNINGS TO ADJUSTED EARNINGS(1)

(EXCLUDING FOREIGN CURRENCY)

	In Millions		Per Diluted Share
Twelve Months Ended December 31,	2020	2019	2020	2019
Net earnings	$4,778	$3,304	$6.67	$4.43
Items impacting net earnings:
Net investment (gains) losses(2),(3),(4),(5)	229	15	.32	.02
Other and non-recurring (income) loss	28	1	.04	.00
Income tax (benefit) expense on items excluded from adjusted earnings	(72)	(3)	(.10)	.00
Tax reform adjustment(6)	0	(4)	.00	(.01)
Tax valuation allowance release(7)	(1,411)	0	(1.97)	.00
Adjusted earnings	3,552	3,314	4.96	4.44
Current period foreign currency impact(8)	(31)	N/A	(.04)	N/A
Adjusted earnings excluding current period foreign currency impact	$3,521	$3,314	$4.92	$4.44

(1)	Amounts may not foot due to rounding.
(2)	Amortized hedge costs of $206 in 2020 and $257 in 2019, related to certain foreign currency exposure management strategies have been reclassified from net investment gains (losses) and included in adjusted earnings as a decrease to net investment income.
(3)	Amortized hedge income of $97 in 2020 and $89 in 2019, related to certain foreign currency exposure management strategies have been reclassified from realized investment gains (losses) and included in adjusted earnings as increase to net investment income.
(4)	Net interest cash flows from derivatives associated with certain investment strategies of $12 in 2020 and $(17) in 2019 have been reclassified from net investment gains (losses) and included in adjusted earnings as a component of net investment income.
(5)	A gain of $56 in 2020 and $66 in 2019, respectively, related to the interest rate component of the change in fair value of foreign currency swaps on notes payable have been reclassified from net investment gains (losses) and included in adjusted earnings as a component of interest expense.
(6)	The impact of Tax Reform was adjusted in 2019 as a result of additional guidance released by the IRS.
(7)	One-time tax benefit recognized in 2020 representing the release of valuation allowances on deferred foreign tax credits due to new tax regulations
(8)	Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.

2021 Proxy Statement	75

Appendix – Definition of Non-U.S. GAAP Measures and Reconciliations to Corresponding U.S. GAAP Measures

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE(1)

(EXCLUDING FOREIGN CURRENCY)

Twelve Months Ended December 31,	2020	2019
Net earnings - U.S. GAAP ROE(2)	15.3%	12.6%
Impact of excluding unrealized foreign currency translation gains (losses)	(0.9)	(1.0)
Impact of excluding unrealized gains (losses) on securities and derivatives	6.2	3.6
Impact of excluding pension liability adjustment	(0.2)	(0.1)
Impact of excluding AOCI	5.1	2.5
U.S. GAAP ROE - less AOCI	20.3	15.1
Differences between adjusted earnings and net earnings(3)	(5.2)	—
Adjusted ROE - reported	15.1	15.2
Less: Impact of foreign currency(4)	0.1	N/A
Adjusted ROE, excluding impact of foreign currency	15.0	15.2

(1)	Amounts presented may not foot due to rounding.
(2)	U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders’ equity.
(3)	See separate reconciliation of net earnings to adjusted earnings.
(4)	Impact of foreign currency is calculated by restating all yen components of the income statement to the weighted average yen rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

RECONCILIATION OF U.S. GAAP TOTAL REVENUES TO ADJUSTED REVENUES(1)

(EXCLUDING CURRENT PERIOD FOREIGN CURRENCY IMPACT)

Twelve Months Ended December 31,	2020	2019
Total Revenue - U.S. GAAP	$22,147	$22,307
Add: Total U.S. GAAP Net Investment Losses	270	135
Add: Net investment gain/loss items included in Adjusted Revenue
Amortized hedge (costs)/income	(109)	(168)
Interest cash flows on derivatives associated with investment strategies	12	(17)
Differences between adjusted revenues and total revenues
Adjusted revenues	$22,320	$22,256
Less: Impact of foreign currency(2)	295	N/A
Adjusted revenues, excluding foreign currency impact	$22,025	$22,256

(1)	Amounts presented may not foot due to rounding.
(2)	Impact of foreign currency is calculated by restating all yen components of the income statement to the weighted average yen rate for the comparable prior year period. The impact is the difference of the restated adjusted revenues compared to reported adjusted revenues. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

76	Aflac Incorporated

Environmental, Social, and Governance

After publishing our first ESG Report in 2020, we have taken an additional step of further integrating our reporting by combining key elements of the Year in Review, which provided a high-level view of operations and financials; and the Corporate Social Responsibility Report and the ESG Report, both of which featured the special way by which we balance profit and purpose to make a difference. The result of our efforts are found in one place, the Aflac Incorporated’s 2020 Business and Sustainability Report, at esg.aflac.com to make it easier for our shareholders and stakeholders to find this information. These disclosures align with the Global Reporting Initiative, United Nations Sustainable Development Goals, Task Force on Climate-Related Financial Disclosures, and the Sustainability Accounting Standards Board.

At Aflac Incorporated, we strongly believe that ethics, corporate citizenship, and success go hand in hand. All things being equal, we believe most people prefer doing business with a company that is also a good corporate citizen. Whether it is helping families facing childhood cancer, conducting business with ethics and grace, providing opportunity for our workforce, or being ever-mindful of our environment, serving the community while helping others is not only the right thing to do, it makes good business sense. This philosophy is a part of our daily operations, our culture, and our actions in the community.

Environment

•	More than 85% of the eligible buildings the Company owns and operates in the United States have earned Energy Star certification as measured by square footage. Energy Star certified buildings use less energy and contribute fewer greenhouse gas emissions to the environment.
•	Became the first insurance company in the United States to achieve both ISO 50001 Energy Management System and ISO 14001 Environmental Management Systems certifications, which help to implement technical and management strategies that significantly cut energy costs and greenhouse gas emissions – and sustain those savings over time.
•	Aflac Incorporated has reduced its combined Scope 1 and Scope 2 greenhouse gas emissions by more than 50% compared to its 2007 base line.

Social

•	Nearly 17,000 Aflac independent sales associates contribute more than $500,000 from their commission checks to the Aflac Cancer Center each month.
•	In 2020, our employees in the United States put in nearly 11,000 volunteer hours with community and charitable organizations.

Named to Fortune’s list of World’s Most Admired Companies for the 20th time.	Included in Black Enterprise magazine’s list of the 50 Best Companies for Diversity for 13 years.

LATINA Style’s list of 50 Best Companies for Latinas to Work for in the United States for 21 years.	For the second consecutive year, on the Bloomberg Gender-Equality Index, which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation, and transparency.

Governance

•	Named a World’s Most Ethical Company by the Ethisphere Institute for 15 consecutive years
•	Won IDG’s 2020 CSO50 Awards for security projects and initiatives demonstrating outstanding business value and thought leadership
•	Placed #1 by Security Magazine’s Security 500 rankings in the Insurance/Reinsurance sector in 2020

Aflac and Sproutel introduced My Special Aflac Duck®, a “smart” robotic companion designed to help children who are undergoing cancer treatments. Aflac aims to put a My Special Aflac Duck in the hands of every child, above the age of 3, diagnosed with cancer in the U.S. and Japan – free of charge.	2020 marked an important milestone for the Aflac Cancer and Blood Disorders Center at Children’s Healthcare of Atlanta: the 25th anniversary of its establishment. Since its doors first opened in 1995, Aflac employees, The Aflac Foundation, Inc. and independent sales agents have contributed more than $150 million to childhood cancer research and treatment.

1932 Wynnton Road, Columbus GA 31999
aflac.com

Visit AflacChildhoodCancer.org to learn more.

AFLAC INCORPORATED
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

(ONLY IF YOU AGREE WITH YOUR VOTING RIGHTS CAN YOU VOTE BY PHONE)
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 2, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AFL2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 2, 2021 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D35838-P48933	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AFLAC INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

The following proposals are being submitted to the Shareholders:

1.	to elect as Directors of the Company the eleven nominees named in the accompanying Proxy Statement to serve until the next Annual Meeting and until their successors are duly elected and qualified;

Nominees:		For	Against	Abstain

1a.	Daniel P. Amos	☐	☐	☐

1b.	W. Paul Bowers	☐	☐	☐

1c.	Toshihiko Fukuzawa	☐	☐	☐

1d.	Thomas J. Kenny	☐	☐	☐

1e.	Georgette D. Kiser	☐	☐	☐

1f.	Karole F. Lloyd	☐	☐	☐

1g.	Nobuchika Mori	☐	☐	☐

1h.	Joseph L. Moskowitz	☐	☐	☐

1i.	Barbara K. Rimer, DrPH	☐	☐	☐
		For	Against	Abstain

	1j. Katherine T. Rohrer	☐	☐	☐

	1k. Melvin T. Stith	☐	☐	☐

2.	to consider the following non-binding advisory proposal:	☐	☐	☐

"Resolved, on an advisory basis, the shareholders of Aflac Incorporated approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative in the Notice of 2021 Annual Meeting of Shareholders and Proxy Statement"

3.	to consider and act upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2021	☐	☐	☐

Sign here as name(s) appear(s) on account. If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement as well as the Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com.

We have been advised that many states are strictly enforcing escheatment laws and requiring shares held in “inactive” accounts to be escheated to the state in which the shareholder was last known to reside. One way you can ensure your account is active is to vote your shares.

Therefore, it is very important that you vote. If you have moved, please provide your new address to Aflac Incorporated: Attn: Shareholder Services, 1932 Wynnton Road, Columbus, GA 31999; by phone 800.227.4756 or by email shareholder@aflac.com.

Please inform us if you have multiple accounts under more than one name.

D35839-P48933

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road, Columbus, Georgia 31999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel P. Amos and Audrey Boone Tillman as Proxies or either of them, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Aflac Incorporated held of record by the undersigned on February 23, 2021, at the Annual Meeting of the Shareholders to be held on Monday, May 3, 2021, at 10:00 a.m., or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

DESCRIPTION OF VOTING RIGHTS

In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Where a share is transferred to a transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit. The Board of Directors reserves the right to require evidence to support the affidavit.

Only if you do not agree with the voting rights shown on the front of this Proxy should you complete the following:

Affidavit
Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

I agree to provide evidence to support this statement at the request of the Company.			Shares @	1 Vote/Share	=	Votes
Sign here	X		Shares @	10 Votes/Share	=	Votes
	X	Date	, 2021	Total	=	Votes